SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA UNITED INSURANCE SERVICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	6411	98-6088870
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Building 4F, Hesheng Plaza No. 26 Yousheng S Rd.
Jinshui District, Zhengzhou, Henan
People’s Republic of China
+86371-63976529

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lo Chung Mei
President and Chief Executive Officer
Building 4F, Hesheng Plaza No. 26 Yousheng S Rd.
Jinshui District, Zhengzhou, Henan
People’s Republic of China
+86371-63976529

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark E. Crone
The Crone Law Group
101 Montgomery Street, Suite 2650
San Francisco, CA  94104
(415) 955-8900
(415) 955-8910 FAX

Approximate Date of Commencement of Proposed Sale to the Public:   from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.00001	1,000,000	$0.015	$15,000	$1.75

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were recently sold to our shareholders. The price of $0.015 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated May 12, 2011

1,000,000 shares of Common Stock

CHINA UNITED INSURANCE SERVICE, INC.

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,000,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.015 per share until our shares are quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.  We will receive no proceeds from the sale or other disposition of the shares, or interests therein, by the selling stockholders.

An investment in shares of our common stock involves a high degree of risk.  We urge you to carefully consider the Risk Factors beginning on page 10.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is _______________.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	10
FORWARD LOOKING STATEMENTS	26
USE OF PROCEEDS	26
DIVIDEND POLICY	26
MARKET FOR OUR COMMON STOCK	27
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	28
BUSINESS	37
MANAGEMENT	51
SECURITY OWNERSHIP	56
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57
DESCRIPTION OF SECURITIES	59
SELLING STOCKHOLDERS	60
PLAN OF DISTRIBUTION	60
LEGAL MATTERS	61
EXPERTS	61
AVAILABLE INFORMATION	62
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	63

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision.

THE COMPANY

Company Structure

China United Insurance Service, Inc. (“China United” or the “Company”) is a Delaware corporation organized on June 4, 2010 by Mao Yi Hsiao, a Taiwanese citizen, as a listing vehicle for ZLI Holdings Limited (“CU Hong Kong”) to be quoted on the OTCBB. CU Hong Kong, a wholly owned Hong Kong-based subsidiary of China United, was originally founded by China United, on July 12, 2010 under Hong Kong laws.

Henan Law Anhou Insurance Agency Co., Ltd. (“Henan Anhou”, formerly known as Zhengzhou Anhou Insurance Agency Co., Ltd.) was founded in Henan province of the People’s Republic of China (the “PRC”) on October 9, 2003. Henan Anhou provides insurance agency services in the PRC.

Henan Anhou’s wholly owned subsidiary Sichuan Kangzhuang Insurance Agency Co., Ltd. (“Sichuan Kangzhuang”) was founded on September 4, 2006 in Sichuan province of the PRC, and it provides insurance agency services in the PRC. On August 23, 2010, at Sichuan Kangzhuang’s general meeting of shareholders, its shareholders voted for transferring all of their equity interests in Sichuan Kangzhuang to Henan Anhou for RMB532,622 ($78,318). On September 6, 2010, the equity transfer agreements were signed between Henan Anhou and each shareholder of Sichuan Kangzhuang.

Jiangsu Law Insurance Broker Co., Ltd. (“Jiangsu Law”) was founded on September 19, 2005 in Jiangsu Province of the PRC. Jiangsu Law is allowed to provide insurance brokerage services. On August 12, 2010, at Jiangsu Law’s general meeting of shareholders, its shareholders voted for transferring all of their shareholding to Henan Anhou for RMB518,000 ($75,475). On September 28, 2010, the equity transfer agreements were signed between Henan Anhou and each individual shareholder of Jiangsu Law. On February 11, 2011, Henan Anhou has invested RMB4.82 million in Jiangsu Law to increase the registered capital to RMB10 million. The said share transfer registerd is currently under the registration and reporting process with local Administration of Industry and Commerce, or AIC, and CIRC. Jiangsu Law expects to complete the government registration or reporting process with respect to the equity interests by the end of  September 2011, subsequent to which Henan Anhou shall have complied with all of the applicable laws and regulations with respect to its holding 100% equity interests in Jiangsu Law.

The financial statements in this registration statement are those of our operating consolidated affiliated entities, Henan Anhou, Sichuan Kangzhuang, and Jiangsu Law.

On January 16, 2011, we issued a total of 20,000,000 shares of our common stock, $0.00001 par value per share, to several non U.S. persons in consideration for their previous investment of $300,000 in the Company’s subsidiaries, which has been contributed to the capital account of Zhengzhou Zhonglian Hengfu Business Consulting Limited (“CU WFOE”), a wholly owned subsidiary of CU Hong Kong. Pursuant to the PRC laws and regulations, CU WFOE is a wholly foreign owned enterprise. The issuance was made pursuant to an exemption from registration contained in Regulation S under the Securities Act of 1933, as amended.

On January 17, 2010, CU WFOE and Henan Anhou and its shareholders entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which CU WFOE has executed effective control over Henan Anhou through these contractual arrangements. The VIE Agreements included:

(1) An Exclusive Business Cooperation Agreement through which CU WFOE has the right to advise, consult, manage and operate Henan Anhou and collect and own all 90% of the net profits of Henan Anhou;

(2) a Power of Attorney under which the shareholders of Henan Anhou have vested their collective voting control over Henan Anhou to CU WFOE;

(3) an Option Agreement under which the shareholders of Henan Anhou have granted to CU WFOE the irrevocable right and option to acquire all of their equity interests in Henan Anhou, subject to applicable PRC laws and regulations; and

(4) a Share Pledge Agreement under which the owners of Henan Anhou have pledged all of their equity interests in Henan Anhou to CU WFOE to guarantee Henan Anhou’s performance of its obligations under the Exclusive Business Cooperation Agreement.

The foregoing description of the terms of the Exclusive Business Cooperation Agreement, the Power of Attorney, the Option Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.2 – 10.14 to this report, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

The following flow chart illustrates our companies’ organizational structure:

Our Business

We are a fast-growing insurance intermediary company operating in China, with three consolidated affiliated entities primarily focusing on sales of life, property and casualty insurance products underwritten by insurance companies as well as insurance brokerage services. We have targeted our distribution and service network in provinces with most population in China, such as Henan, Jiangsu and Sichuan. As of March 31, 2011, we have 1,043 sales professionals and 73 administrative staffs operating across 35 cities within these three provinces.

Our headquarters are located in Henan, China, where we lease approximately 11,736 square feet (1092 square meters) of office space. Our subsidiaries and consolidated affiliated entities in aggregate lease approximately 30,871 square feet (2,868 square meters) of office space. In 2010, our total rental expenses were US$106,343 (RMB 720,971)

For the six months ended December 31, 2010 and 2009, we generated revenues of $1,207,433 and $648,302, respectively. We generated revenues of $1,341,509 and a net loss of $239,755 for the year ended June 30, 2010. Our sales for the fiscal year ended June 30, 2009 were $1,301,347, with a net loss of $223,315.

As of December 31, 2010, the Company’s current liabilities exceeded its current assets by $409,560 and the Company’s total liabilities exceeded its total assets by $132,268. The Company generated a net loss of $3,446 for the six months ended December 31, 2010 and the Company’s cash position on December 31, 2010 was $1,282,964.

Impact of Applicable Chinese Laws and Regulations

Because all of our sales are generated in China, our business operations are subject to applicable Chinese laws and regulations. The insurance industry in the PRC is highly regulated. China Insurance Regulatory Commission (“CIRC”) is the regulatory authority responsible for the supervision of the Chinese insurance industry. Insurance activities undertaken within the PRC are primarily governed by the Insurance Law and the related rules and regulations.  We operate in compliance with various applicable laws and regulations include, but not limited to, labor and employment law, taxation, environmental laws and regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central government or local governments and agencies of the jurisdictions where we operate our business may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts from us to ensure our compliance with such regulations or interpretations.

For a detailed discussion of the material regulatory framework affecting the Company, please see the discussion under the heading “Regulatory” in the “Business” section of this prospectus.

Since January 2008, China began to implement its new corporate tax rates according to which foreign-invested enterprises and domestic enterprises are subject to enterprise income tax at a uniform rate of 25%. CU WFOE is currently subject to a corporate tax rate of 25%.

As a foreign invested enterprise and subject to applicable laws and regulations, CU WFOE is permitted to remit profits offshore and such remittance does not require any prior approval from the SAFE. Pursuant to the applicable laws and regulations, a foreign invested enterprise, such as CU WFOE, cannot distribute dividends offshore if the losses of previous years have not been covered, but dividends that were not distributed in previous years may be distributed together with those of the current year. Repatriating registered capital offshore, however, is always forbidden during the term of business operation unless the relevant government authority has duly approved the reduction of the registered capital.

Summary of the Offering

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $0.015 was determined by the price for certain shares were issued to our shareholders in a private placement issuance in exchange for $300,000 investment, which has been used for the contribution into the capital account of CU WFOE. The offering price of $0.015 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act.

There is currently no public market for our securities and you may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.  After this document is declared effective by the U.S. Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTCBB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

We intend to apply for quoting of our common stock on the OTCBB, which we estimate will cost around $210,000. The breakdown of such costs is estimated as following:

Legal Counsel	$100,000

Auditor	$100,000

Other vendors	$10,000

Total:	$210,000

We estimate that to maintain a quoting status will cost us $100,000 to $200,000 annually which will include legal and auditing expenses.

We will rely on professional services to carry out this plan, which includes, but is not limited to, a U.S. law firm with corporate and securities practice, a PCAOB registered auditor and consultants. We have engaged the Crone Law Group as our legal counsel. We have engaged Goldman Kurland Mohidin, LLP, as our independent auditor.

To be quoted on the OTCBB, we must engage a market maker to file an application for a trading symbol on our behalf with the Financial Industry Regulatory Authority (“FINRA”). This process may take between three (3) to six (6) months. We plan to engage a market maker after our registration statement is declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments.  See “Risk Factors” beginning on page 10.

Where You Can Find Us

We presently maintain our principal office at Building 4F, Hesheng Plaza No. 26 Yousheng S Rd, Jinshui District, Zhengzhou, Henan, People’s Republic of China. Our telephone number is +86371-63976529. We maintain websites at www.anhou.com.

RISK FACTORS

See “RISK FACTORS” for a discussion of the above factors and certain additional factors that should be considered in evaluating an investment in the common stock.

SUMMARY OF FINANCIAL AND OPERATING INFORMATION

The following selected financial information is derived from the Consolidated Financial Statements appearing elsewhere in this prospectus and should be read in conjunction with the Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this prospectus.

Summary of Operations	Six Months Ended December 31, 2010	Six Months Ended December 31, 2009
	(Unaudited, Pro Forma)	(Unaudited, Pro Forma)
Revenues	$1,444,918	$994,438
Net profit	$3,036	$53,227
Net profit per common share (basic and diluted)	$0.00	$0.00
Weighted average common shares outstanding, basic and diluted	20,000,000	20,000,000

Summary of Operations	Year Ended June 30, 2010	Year Ended June 30, 2009
	(Unaudited Pro Forma)	(Unaudited Pro Forma)
Net revenue	$2,154,629	$1,841,008
Net loss	$(150,738)	$(487,178)
Net loss per common share (basic and diluted)	$(0.01)	$(0.02)
Weighted average common shares outstanding, basic and diluted	20,000,000	20,000,000

Statement of Financial Position	As of December 31, 2010	As of June 30, 2010
	(Unaudited, Pro Forma)	(Unaudited, Pro Forma)
Cash and cash equivalents	$1,331,596	$210,540
Total assets	$1,972,672	$587,429
Current Liabilities	$906,296	$364,512
Long-term Liabilities	$0	$0
Stockholders’ equity	$1,066,376	$222,917

We plan to pay the dividends only when our net income exceeds the total amount due and when the payment will not have a significant impact on our financial position. Our Delaware corporation, China United, has not declared any dividends since its inception on June 4, 2010.

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.  This Risk Factors section has addressed all material risks that should be considered in evaluating an investment in the common stock.

Risks Relating to Our Business

Our limited operating history, especially our limited experience in distributing property and casualty insurance products may not provide an adequate basis to judge our future prospects and results of operations.

We have a limited operating history. We commenced our insurance intermediary business in 2003 by distributing life insurance products and expanded our offerings to other types of property and casualty insurance products in 2009. We started distributing automobile insurance business in 2010. Life insurance products accounted for 92.7% and 73.57% of our total net revenues in 2009 and 2010, respectively. Property and casualty insurance products accounted for 7.3% and 26.43% of our total net revenues in 2009 and 2010, respectively. While we regard life insurance distribution and property and casualty insurance as two major areas of our future growth strategy, we cannot assure you that our efforts to further develop these businesses will be successful. If our life insurance distribution and property and casualty insurance distribution fail to grow, our future growth will be significantly affected. In addition, our limited operating history, especially our limited experience in selling property and casualty insurance products, may not provide a meaningful basis for you to evaluate our business, financial performance and prospects.

If we fail to attract and retain productive agents, our business could suffer.

Our entire sales of property and casualty insurance products and our entire sales of life insurance products are conducted through our individual sales agents, who are not our employees. Some of these sales agents are significantly more productive than others in generating sales. If we are unable to attract and retain the core group of highly productive sales agents, our business could be materially and adversely affected. Competition for sales personnel from insurance companies and other insurance intermediaries may also force us to increase the compensation of our sales agents, which would increase operating costs and reduce our profitability.

Our business and prospects could be materially and adversely affected if we are not able to manage our growth successfully.

We commenced our insurance intermediary business in 2003 and have expanded our operations substantially in recent years. Our distribution and service networks expanded from one company in one province to two insurance agencies and one brokerage in 3 provinces as of January 31, 2011. Meanwhile, we have broadened our service offerings from the distribution of only life insurance products to cover a wide variety of property and casualty insurance and automobile insurance products. We anticipate continued growth in the future through multiple means. Our expansion has placed, and will continue to place, substantial demands on our managerial, operational, technological and other resources. To manage and support our continued growth, we must continue to improve our operational, administrative, financial and technological systems, procedures and controls, and expand, train and manage our growing employee and agent base. Furthermore, our management will be required to maintain and expand our relationships with insurance companies, other insurance intermediaries, regulators and other third parties. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations. Any failure to effectively and efficiently manage our expansion could materially and adversely affect our ability to capitalize on new business opportunities, which in turn could have a material adverse effect on our results of operations.

We may be unsuccessful in identifying and acquiring suitable acquisition candidates, which could adversely affect our growth.

We expect our future growth to come from acquisitions of high-quality independent insurance agencies and brokerages as well as establishment of new insurance agencies and brokerages. There is no assurance that we can successfully identify suitable acquisition candidates, especially in those provinces where we do not yet have a presence. Even if we identify suitable candidates, we may not be able to complete an acquisition on terms that are commercially acceptable to us. In addition, we compete with other entities to acquire high-quality independent insurance agencies and brokerages. Many of our competitors may have substantially greater financial resources than we do and may be able to outbid us for these acquisition targets. If we are unable to complete acquisitions, our growth strategy may be impeded and our earnings or revenue growth may be negatively affected.

If we fail to integrate acquired companies efficiently, or if the acquired companies do not perform to our expectations, our business and results of operations may be adversely affected.

Even if we succeed in acquiring other insurance agencies and brokerages, our ability to integrate an acquired entity and its operations is subject to a number of factors. These factors include difficulties in the integration of acquired operations and retention of personnel, especially the sales agents who are not employees of the acquired company, entry into unfamiliar markets, unanticipated problems or legal liabilities, and tax and accounting issues. The need to address these factors may divert management’s attention from other aspects of our business and materially and adversely affect our business prospects. In addition, costs associated with integrating newly acquired companies could negatively affect our operating margins.

Furthermore, the acquired companies may not perform to our expectations for various reasons, including legislative or regulatory changes that affect the insurance products in which a company specializes, the loss of key clients after the acquisition closes, general economic factors that impact a company in a direct way and the cultural incompatibility of an acquired company’s management team with us. If an acquired company cannot be operated at the same profitability level as our existing operations, the acquisition would have a negative impact on our operating margin. Our inability to successfully integrate an acquired entity or its failure to perform to our expectations may materially and adversely affect our business, prospects, results of operations and financial condition.

Because the commission and fee revenue we earn on the sale of insurance products is based on premiums and commission and fee rates set by insurance companies, any decrease in these premiums or commission and fee rates may have an adverse effect on our results of operations.

We are engaged in the insurance agency and brokerage business and derive revenues primarily from commissions and fees paid by the insurance companies whose policies our customers purchase. The commission and fee rates are set by insurance companies and are based on the premiums that the insurance companies charge. Commission and fee rates and premiums can change based on the prevailing economic, regulatory, taxation-related and competitive factors that affect insurance companies. These factors, which are not within our control, include the ability of insurance companies to place new business, underwriting and non-underwriting profits of insurance companies, consumer demand for insurance products, the availability of comparable products from other insurance companies at a lower cost, the availability of alternative insurance products such as government benefits and self-insurance plans, as well as the tax deductibility of commissions and fees and the consumers themselves. In addition, premium rates for certain insurance products, such as the mandatory automobile liability insurance that each automobile owner in the PRC is legally required to purchase, are tightly regulated by China Insurance Regulatory Commission, or the CIRC.

Because we do not determine, and cannot predict, the timing or extent of premium or commission and fee rate changes, we cannot predict the effect any of these changes may have on our operations. Since China’s entry into the WTO in December 2001, intense competition among insurance companies has led to a gradual decline in premium rate levels of some property and casualty insurance products. Although such decline may stimulate demand for insurance products and increase our total sales volume, it also reduces the commissions and fees we earn on each policy sold. Any decrease in premiums or commission and fee rates may significantly affect our profitability. In addition, our budget for future acquisitions, capital expenditures and other expenditures may be disrupted by unexpected decreases in revenues caused by decreases in premiums or commission and fee rates, thereby adversely affecting our operations.

Competition in our industry is intense and, if we are unable to compete effectively, we may lose customers and our financial results may be negatively affected.

The insurance intermediary industry in China is highly competitive, and we expect competition to persist and intensify. In insurance product distribution, we face competition from insurance companies that use their in-house sales force and exclusive sales agents to distribute their products, and from business entities that distribute insurance products on an ancillary basis, such as commercial banks, postal offices and automobile dealerships, as well as from other professional insurance intermediaries. We compete for customers on the basis of product offerings, customer services and reputation. Many of our competitors have greater financial and marketing resources than we do and may be able to offer products and services that we do not currently offer and may not offer in the future. If we are unable to compete effectively against those competitors, we may lose customers and our financial results may be negatively affected.

Quarterly and annual variations in our commission and fee revenue may have unexpected impacts on our results of operations.

Our commission and fee revenue is subject to both quarterly and annual fluctuations as a result of the seasonality of our business, the timing of policy renewals and the net effect of new and lost business. Historically, our commission and fee revenue, particularly revenue derived from distribution of life insurance products, for the fourth quarter of any given year has been the highest among all four quarters, while our commission and fee revenue for the first quarter of any given year has been the lowest among all four quarters. The factors that cause the quarterly and annual variations are not within our control. Specifically, consumer demand for insurance products can influence the timing of renewals, new business and lost business, which generally includes policies that are not renewed, and cancellations. As a result, you may not be able to rely on quarterly or annual comparisons of our operating results as an indication of our future performance.

If our contracts with insurance companies are terminated or changed, our business and operating results could be adversely affected.

We primarily act as agents for insurance companies in distributing their products to retail customers. Our relationships with the insurance companies are governed by agreements between us and the insurance companies. See “Business—Insurance Company Partners.” These contracts establish, among other things, the scope of our authority, the pricing of the insurance products we distribute and our fee rates. These contracts typically have a term of one year and will be automatically extended for successive one-year term unless terminated earlier with at least thirty (30) days or sixty (60) days advance notice prior to its expiration.

For the year ended June 30, 2010, our top five insurance company partners, after aggregating the business conducted between our insurance agencies and brokerage firm and the various local branches of the insurance companies, were Taiping Life Insurance Co., Ltd., Sunshine Insurance Group Corporation Limited, Allianz China Life Insurance Co., Ltd., VIVA-COFCO Life Insurance Co., Ltd. and AEGON-CNOOC Life Insurance Co., Ltd. Among them, Taiping Life Insurance Co., Ltd. accounted for 41.39% of our total net revenues from commissions and fees in 2010. The termination of our contracts with insurance companies that in aggregate account for a significant portion of our business, or changes to material terms of these contracts, could adversely affect our business and operating results.

Our future success depends on the continuing efforts of our senior management team and other key personnel, and our business may be harmed if we lose their services.

Our future success depends heavily upon the continuing services of the members of our senior management team and other key personnel, in particular Mr. Lo Chung Me, the Chief Executive Officer, Ms. Tsai Shiu Fang, the Chief Financial Officer, Mr. Hsu Wen Yuan, the Chief Marketing Officer, Mr. Hsieh Tung Chi, Chief Operating Officer, and Mr. Chiang Te-Yun, the Chief Technology Officer. If one or more of our senior executives or other key personnel, are unable or unwilling to continue in their present positions, we may not be able to replace them easily, or at all. As such, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. As is customary in the PRC, we do not have insurance coverage for the loss of our senior management team or other key personnel.

In addition, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose customers, sensitive trade information and key professionals and staff members. Each of our executive officers and key employees has entered into an employment agreement with our consolidated affiliated entities, respectively, which contains confidentiality and non-competition provisions. These agreements generally have an initial term of two years, and may be extended by mutual agreement. See “Management—Employment Agreements” for a more detailed description of the key terms of these employment agreements. If any disputes arise between any of our senior executives or key personnel and us, we cannot assure you of the extent to which any of these agreements may be enforced.

Sales agent and employee misconduct is difficult to detect and deter and could harm our reputation or lead to regulatory sanctions or litigation costs.

Sales agent and employee misconduct could result in violations of law by us, regulatory sanctions, litigation or serious reputational or financial harm. Misconduct could include:

•	making misrepresentation when marketing or selling insurance products to customers;

•	hindering insurance applicants from making full and accurate mandatory disclosures or inducing applicants into make misrepresentations;

•	hiding or falsifying material information in relation to the insurance contracts;

•	fabricating or altering insurance contracts without authorization from relevant parties, selling false policies, or providing false documents on behalf of the applicants;

•	falsifying insurance agency business or fraudulently returning insurance policies to obtain commissions;

•	colluding with applicants, insured, or beneficiaries to obtain insurance benefits;

•	engaging in false claims; or

•	otherwise not complying with laws and regulations or our control policies or procedures.

We cannot always deter sales agent or employee misconduct, and the precautions we take to prevent and detect these activities may not be effective in all cases. We cannot assure you, therefore, that sales agent or employee misconduct will not lead to a material adverse effect on our business, results of operations or financial condition.

All of our personnel engaging in insurance agency or brokering are required under relevant PRC regulations to have a qualification certificate issued by the CIRC. If these qualification requirements are strictly enforced in the future, our business may be materially and adversely affected.

All of our personnel who engage in insurance agency and brokering are required under relevant PRC regulations to obtain a qualification certificate from the CIRC in order to conduct insurance agency or brokering. See “Business —Regulation.” In addition, we understand that the CIRC requires that every individual agent carry the qualification certificate and other credentials showing specific information when conducting agency business. Under the relevant PRC regulations, an insurance agency or brokerage that retains unqualified personnel to engage in insurance intermediary activities may be imposed a fine up to RMB30,000. As of December 31, 2010, approximately 84% of our sales professionals had received a qualification certificate. If more local CIRC agencies were to strictly enforce these regulations in the future, and if a substantial number of our sales forces remain unqualified, our business may be adversely affected. Moreover, we may be subject to fines and other administrative proceedings for the failure of our insurance professionals to obtain the necessary CIRC qualification certificate. Any such fines or administrative proceedings could materially and adversely affect our business, financial condition and results of operations.

Our businesses are highly regulated, and the administration, interpretation and enforcement of the laws and regulations currently applicable to us involve uncertainties, which could materially and adversely affect our business and results of operations.

We operate in a highly regulated industry. The CIRC has extensive authority to supervise and regulate the insurance industry in China. In exercising its authority, the CIRC is given wide discretion, and the administration, interpretation and enforcement of the laws and regulations applicable to us involve uncertainties that could materially and adversely affect our business and results of operations. For example, it is not clear when the CIRC will start strictly enforcing the qualification requirements for sales professionals affiliated with professional insurance intermediaries like us. Although we have not had any material violations to date, we cannot assure you that our operations will always be consistent with the interpretation and enforcement of the laws and regulations by the CIRC from time to time.

Further development of regulations in China may impose additional costs and restrictions on our activities.

China’s insurance regulatory regime is undergoing significant changes. Some of these changes and the further development of regulations applicable to us may result in additional restrictions on our activities or more intensive competition in this industry. For example, under the provisions for administration of professional insurance agencies and brokerages promulgated on September 25, 2009, insurance agencies and brokerage companies are required to increase their guaranty deposit, which generally cannot be withdrawn without the CIRC’s approval, when they open any new branches. Furthermore, pursuant to the provisions, the minimum registered capital requirements for insurance agencies and brokerages have been increased substantially. See “Business—Regulation.” Insurance agencies and brokerages that have been established before October 1, 2009 will be given a three-year phase-in period until October 1, 2012 to meet the new minimum registered capital requirement. Such increase would reduce the amount of cash available for other business purposes. In addition, according to the Insurance Law amended on February 28, 2009, sole-proprietor insurance agencies are now allowed. This change may lead to intensified competition among insurance agencies. Such development of regulations could materially and adversely affect our business and results of operations. In addition, the CIRC issued an Opinion of CIRC on Reforming and Improving the Management System of Insurance Salespersons in September 2010, which requires the insurance companies and insurance intermediaries to build up a clear legal relationship with the insurance salespersons, improve the fundamental protection rights of the insurance salespersons, and encourage the insurance companies and insurance intermediaries to actively explore new models and marketing channels for insurance sales system. As the opinion is relatively new and currently there are no implementation rules, the implementation and interpretation of this opinion may involve substantial uncertainties.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

After this Registration Statement is declared effective by the SEC we will be subject to reporting obligations under U.S. securities laws. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules adopted by the Securities and Exchange Commission, every public company is required to include a management report on the company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. These requirements will first apply to our annual report on Form 10-K for the fiscal year ending on June 30, 2012.

There is no assurance that we will be able to maintain effective internal controls over financial reporting in the future. If we fail to do so, we may not be able to produce reliable financial reports and prevent fraud. Moreover, if we were not able to conclude that we have effective internal controls over financial reporting, investors may lose confidence in the reliability of our financial statements, which would negatively impact the trading price of our shares. Our reporting obligations as a public company, including our efforts to comply with Section 404 of the Sarbanes-Oxley Act, will continue to place a significant strain on our management, operational and financial resources and systems for the foreseeable future.

Any significant failure in our information technology systems could have a material adverse effect on our business and profitability.

Our business is highly dependent on the ability of our information technology systems to timely process a large number of transactions across different markets and products at a time when transaction processes have become increasingly complex and the volume of such transactions is growing rapidly. The proper functioning of our financial control, accounting, customer database, customer service and other data processing systems, together with the communication systems of our various subsidiaries and consolidated affiliated entities and our main offices in Henan, is critical to our business and to our ability to compete effectively. We cannot assure you that our business activities would not be materially disrupted in the event of a partial or complete failure of any of these primary information technology or communication systems, which could be caused by, among other things, software malfunction, computer virus attacks or conversion errors due to system upgrading. In addition, a prolonged failure of our information technology system could damage our reputation and materially and adversely affect our future prospects and profitability.

If we are unable to respond in a timely and cost-effective manner to rapid technological change in the insurance intermediary industry, there may be a resulting adverse effect on business and operating results.

The insurance industry is increasingly influenced by rapid technological change, frequent new product and service introductions and evolving industry standards. For example, the insurance intermediary industry has increased use of the Internet to communicate benefits and related information to consumers and to facilitate information exchange and transactions. We believe that our future success will depend on our ability to continue to anticipate technological changes and to offer additional product and service opportunities that meet evolving standards on a timely and cost-effective basis. There is a risk that we may not successfully identify new product and service opportunities or develop and introduce these opportunities in a timely and cost-effective manner. In addition, product and service opportunities that our competitors develop or introduce may render our products and services uncompetitive. As a result, we can give no assurances that technological changes that may affect our industry in the future will not have a material adverse effect on our business and results of operations.

We face risks related to health epidemics, severe weather conditions and other catastrophes, which could materially and adversely affect our business.

Our business could be materially and adversely affected by the outbreak of avian flu, severe acute respiratory syndrome, or SARS, another health epidemic, severe weather conditions or other catastrophes. In April 2009, influenza A (H1N1), a new strain of flu virus commonly referred to as “swine flu,” was first discovered in North America and quickly spread to other parts of the world, including China. In January and February 2008, a series of severe winter storms afflicted extensive damages and significantly disrupted people’s lives in large portions of southern and central China. In May 2008, an earthquake measuring 8.0 on the Richter scale hit Sichuan province in southwestern China, causing huge casualties and property damages. Because our business operations rely heavily on the efforts of individual sales agents, any prolonged recurrence of avian flu or SARS, or the occurrence of other adverse public health developments such as influenza A (H1N1), severe weather conditions such as the massive snow storms in January and February 2008 and other catastrophes such as the Sichuan earthquake may significantly disrupt our staffing and otherwise reduce the activity level of our work force, thus causing a material and adverse effect on our business operations.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with applicable PRC laws and regulations, we could be subject to severe penalties.

PRC laws and regulations place certain restrictions on foreign investment in and ownership of insurance intermediary companies. We conduct our operations in China principally through contractual arrangements among CU WFOE, our consolidated affiliated entity, Henan Law Anhou Insurance Agency Co., Ltd., or Henan Anhou, and the shareholders of Henan Anhou. Henan Anhou directly holds 100% equity interests in one PRC insurance agency and one brokerage. Henan Anhou and these wholly owned subsidiaries of Henan Anhou hold the licenses and permits necessary to conduct our insurance intermediary business in China.

Our contractual arrangements with Henan Anhou, its shareholders enable us to:

•	exercise effective control over Henan Anhou and its subsidiaries;

•	receive a substantial portion of the economic benefits of Henan Anhou and its subsidiaries in consideration for the services provided by our wholly-owned subsidiary in China; and

•	have an exclusive option to purchase all or part of the equity interests in Henan Anhou when and to the extent permitted by PRC law.

Because of these contractual arrangements, we are the primary beneficiary of Henan Anhou and its subsidiaries and have consolidated them into our consolidated financial statements. If we, our consolidated affiliated entity, Henan Anhou or any of the existing and future subsidiaries of Henan Anhou are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the CIRC, will have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of our PRC subsidiary and consolidated affiliated entities;

•	restricting or prohibiting any related-party transactions among our PRC subsidiary and consolidated affiliated entities;

•	imposing fines or other requirements with which we, our PRC subsidiary or our consolidated affiliated entities may not be able to comply;

•	requiring us, our PRC subsidiary or our consolidated affiliated entities to restructure the relevant ownership structure or operations; or

•	restricting or prohibiting us from providing additional funding for our business and operations in China.

The imposition of any of these penalties could result in a material and adverse effect on our ability to conduct our business.

We rely on contractual arrangements with Henan Anhou and its shareholders for our China operations, which may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with our PRC consolidated affiliated entities, Henan Anhou and its subsidiaries, and its shareholders to operate our business in China. For a description of these contractual arrangements, see “Business—Organizational Structure.” These contractual arrangements may not be as effective in providing us with control over Henan Anhou and its subsidiaries as direct ownership. We have no direct or indirect equity interests in Henan Anhou or any of its subsidiaries.

If we had direct ownership of Henan Anhou and its subsidiaries, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of Henan Anhou and its subsidiaries, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. But under the current contractual arrangements, as a legal matter, if Henan Anhou or any of its subsidiaries and shareholders fails to perform its or his obligations under these contractual arrangements, we may have to incur substantial costs and other resources to enforce such arrangements and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholders of Henan Anhou were to refuse to transfer their equity interest in Henan Anhou to us or our designee when we exercise the call option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations.

All of our contractual arrangements with Henan Anhou and its subsidiaries and shareholders are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our consolidated affiliated entities, and our ability to conduct our business may be negatively affected.

The new PRC Property Rights Law may affect the perfection of the pledge in our equity pledge agreements with our consolidated affiliated entity and its individual shareholders.

Under the equity pledge agreements among CU WFOE and Henan Anhou and its respective individual shareholders, the individual shareholders of Henan Anhou have pledged all of their equity interests in the entity to CU WFOE by recording the pledges on the shareholder registers of the respective entities. However, according to the PRC Property Rights Law, which became effective on October 1, 2007, a pledge is not effective without being registered with the relevant local administration for industry and commerce. The State Administration for Industry and Commerce and Henan Administration for Industry and Commerce have adopted registration procedures with respect to the registration of equity interest pledge according to the Property Rights Law. Anhou is in the process of registering the pledges of their respective equity interests, with the Henan Administration for Industry and Commerce. We cannot assure you that they will be able to register the pledges. If they are unable to do so, the pledges may be deemed ineffective under the PRC Property Rights Law. If any individual shareholder of Henan Anhou breaches his or her obligations under the agreement with CU WFOE, there is a risk that CU WFOE may not be able to successfully enforce the pledge and would need to resort to legal proceedings to enforce its contractual rights.

Contractual arrangements we have entered into with Henan Anhou may be subject to scrutiny by the PRC tax authorities. A finding that we owe additional taxes could substantially reduce our consolidated net income and the value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements between our PRC subsidiary and Henan Anhou are not on an arm’s-length basis and adjust the income of Henan Anhou in the form of a transfer pricing adjustment. A transfer pricing adjustment could among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by Henan Anhou, which could in turn increase their respective tax liabilities. Moreover, the PRC tax authorities may impose penalties on our consolidated affiliated entities for underpayment of taxes. Our consolidated net income may be materially and adversely affected by the occurrence of any of the foregoing.

We may have exposure to greater than anticipated tax liabilities.

We are subject to income tax, business tax and other taxes in many provinces and cities in China and our tax structure is subject to review by various local tax authorities. The determination of our provision for income tax and other tax liabilities requires significant judgment. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our estimates are reasonable, the ultimate decisions by the relevant tax authorities may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

PRC regulation of direct investment by offshore holding companies to PRC entities may delay or prevent us from making additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through PRC subsidiary and consolidated affiliated entities. In order to provide additional funding to our PRC subsidiary and consolidated affiliated entities, we may make additional capital contributions to our PRC subsidiary.

Any capital contributions we make to our PRC subsidiary, must be approved by the PRC Ministry of Commerce or its local counterparts, and registered with the SAFE or its local counterparts. Such applications and registrations could be time consuming and their outcomes would be uncertain.

We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

Certain acquisition by the consolidated affiliated entity and the intended capital increase are subject to registration and reporting procedures with relevant governmental authorities which involves uncertainty.

The consolidated affiliated entity, Henan Anhou, has executed the share transfer agreements for the acquisition of Jiangsu Law and intends to increase its registered capital to RMB10 million. Pursuant to applicable PRC laws and regulations, the said acquisition is still subject to registration and reporting with the local counterparts of AIC and CIRC which involves uncertainty on when or whether such registration or reporting can be completed. If such registration or reporting could not be completed on time or at all, it may have a negative impact on the operation of our company. For example, if the transfer is not completed, China United would not be able to include the financials of Jiangsu Law in the Company’s consolidated financial statements and would not be able to benefit from the performance of Jiangsu Law.

Risks Related to Doing Business in China

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 30 years or so, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. While some of these measures benefit the overall PRC economy, they may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, the PRC government still owns a substantial portion of productive assets in China. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Actions and policies of the PRC government could materially affect our ability to operate our business.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our PRC subsidiary and consolidated affiliated entities in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiary and consolidated affiliated entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

Although, since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. But approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Under our current corporate structure, the primary source of our income at the holding company level is dividend payments from our PRC subsidiary. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary and our consolidated affiliated entities to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency needs, we may not be able to pay dividends in foreign currencies to our shareholders.

Our global income or the dividends we receive from our PRC subsidiary may be subject to PRC tax under the EIT Law, which could have a material adverse effect on our results of operations.

Under the PRC Enterprise Income Tax Law, or the EIT Law, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and will be subject to the EIT at the rate of 25% on its worldwide income. The Implementation Rules of the EIT Law, or the Implementation Rules, define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise.” The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or SAT Circular 82, on April 22, 2009. SAT Circular 82 provides certain specific criteria, only applicable to overseas registered enterprises controlled by PRC enterprises, not to those controlled by PRC individuals, for determining whether the “de facto management body” of a Chinese-controlled overseas-incorporated enterprise is located in China. However, it’s uncertain whether the State Administration of Taxation would make such criteria set forth in Circular 82 in the future generally applicable to determination of the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. If we are deemed a resident enterprise, we may be subject to the EIT at 25% on our global income, except that the dividends we receive from our PRC subsidiary will be exempt from the EIT to the extent such dividends are deemed as “dividends among qualified PRC resident enterprise.” If we are considered a resident enterprise and earn income other than dividends from our PRC subsidiary, a 25% EIT on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability.

Under the applicable PRC tax laws in effect before January 1, 2008, dividend payments to foreign investors made by foreign-invested enterprises in China, were exempt from PRC withholding tax. Pursuant to the EIT Law and the Implementation Rules, however, dividends payable by a foreign-invested enterprise in China to its foreign investors will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Hong Kong, where our wholly-owned subsidiary and the 100% shareholder of CU WFOE is incorporated, has such tax treaty with China. Under the EIT Law and the Implementation Rules, if we are regarded as a resident enterprise, the dividends we receive from our PRC subsidiary will be exempt from the EIT, because such dividend income and other distributions with respect to equity interests derived by a PRC resident enterprise from direct investment in another PRC resident enterprise is exempted under the EIT Law. If, however, we are not regarded as a resident enterprise, our PRC subsidiary will be required to pay a 5% withholding tax for any dividends they pay to us subject to applicable PRC laws and regulations. As a result, the amount of fund available to us to meet our cash requirements, including the payment of dividends to our shareholders, could be materially reduced.

Under the EIT Law, dividends payable by us and gains on the disposition of our shares could be subject to PRC taxation.

Because there remains uncertainty regarding the interpretation and implementation of the EIT Law and its Implementation Rules, it is uncertain whether any dividends to be distributed by us, if we are regarded as a PRC resident enterprise, to our non-PRC corporate shareholders would be subject to any PRC withholding tax. If we are required under the EIT Law to withhold PRC income tax on our dividends payable to our non-PRC corporate shareholders, or if gains on the disposition of our shares are subject to the PRC EIT, your investment in our ordinary shares may be materially and adversely affected.

We rely principally on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we rely principally on dividends from our PRC subsidiary in China and service, license and other fees paid to our PRC subsidiary by our consolidated affiliated entities for our cash requirements, including any debt we may incur. Current PRC regulations permit our PRC subsidiary to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year as reported in its PRC statutory financial statements, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital, and our PRC subsidiary that is considered foreign-invested enterprises is required to further set aside a portion of its after-tax profits as reported in its PRC statutory financial statements to fund the employee welfare fund at the discretion of the board. These reserves are not distributable as cash dividends. Furthermore, if our PRC subsidiary and consolidated affiliated entities in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our subsidiary’s ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary and consolidated affiliated entities to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends, or otherwise fund and conduct our business.

Fluctuation in the value of the RMB may have a material adverse effect on your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 19.5% appreciation of the RMB against the U.S. dollar between July 21, 2005 and April 15, 2011. However, under the current global financial and economic conditions, it is impossible to predict with any certainty how the RMB will move vis-à-vis the U.S. dollar in the near future.

Our revenues and costs are mostly denominated in the RMB, and a significant portion of our financial assets are also denominated in RMB. We rely entirely on dividends and other fees paid to us by our subsidiary and consolidated affiliated entities in China. Any significant appreciation or depreciation of the RMB against the U.S. dollar may affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, a further appreciation of the RMB against the U.S. dollar would make any new RMB-denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into the RMB for such purposes. An appreciation of the RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into the RMB, as the RMB is our reporting currency. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our reported earnings, and may adversely affect the price of our shares.

The PRC Labor Contract Law and its implementing rules may adversely affect our business and results of operations.

On June 29, 2007, the Standing Committee of the National People’s Congress of China promulgated the Labor Contract Law, which became effective on January 1, 2008. On September 18, 2008, the State Council promulgated the implementing rules for the Labor Contract Law, which became effective upon adoption. This new labor law and its implementing rules have reinforced the protection for employees, who, under the existing PRC Labor Law, already have certain rights, such as the right to have written labor contracts, the right to enter into labor contracts with indefinite terms under specific circumstances, the right to receive overtime wages when working overtime, and the right to terminate in the labor contracts. In addition, the Labor Contract Law and its implementing rules have made some amendments to the existing PRC Labor Law and added some clauses that could increase cost of labor to employers. As the Labor Contract Law and its implementing rules are relatively new, there remains significant uncertainty as to their interpretation and application by the PRC government authorities. In the event that we decide to significantly reduce our workforce, the Labor Contract Law and its implementing rules could adversely affect our ability to effect these changes cost-effectively or in the manner we desire, which could lead to a negative impact on our business and results of operations.

We may have difficulty establishing adequate management, legal and financial controls in the people’s republic of China.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency, determines that CSRC approval is required in connection with this offering, this offering may be delayed or cancelled, or we may become subject to penalties.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “No 10 Regulation”), which became effective on September 8, 2006. This new regulation, among other things, has certain provisions that require special purpose vehicle, or SPVs, formed by PRC individual for the purpose of acquiring PRC domestic companies under common control of such PRC individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market.  In our case, the formation on June 10, 2010 by Mao Yi Hsiao, a Taiwanese national, of China United Insurance Service, Inc., a Delaware corporation and subsequent entrance into VIE arrangements with Henan Anhou, should not be deemed as a PRC individual’s acquisition of a PRC domestic company as contemplated by the No. 10 Regulation and we therefore have not applied to the CSRC for approval. Nonetheless, if the CSRC or another PRC regulatory agency subsequently determines that the CSRC’s approval is required for this offering, we may face sanctions by the CSRC or another PRC regulatory agency. If this happens, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel this offering before settlement and delivery of the shares being offered by us.

It may be difficult to affect service of process and enforcement of legal judgments upon us and our officers and directors because they reside outside the United States.

As our operations are presently based in PRC and a majority of our directors and all of our officers reside in PRC, our service of process and such directors and officers may be difficult to effect within the United States. Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

We have no plan to declare any dividends to shareholders in the near future.

We currently intend to retain our future earnings, if any, to support our operations and to finance expansion. The declaration, and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Risks Associated with Our Shares of Common Stock

You may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.

There is no established public trading market for our securities. After this document is declared effective by the U.S. Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTCBB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, you may be unable to liquidate its investment, which will result in the loss of your investment.

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

The offering price of $0.015 for the shares of common stock was based upon the sale price in our recent private placement. The sale price in the private placement was arbitrarily determined. The factors considered in determining the sale price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Therefore, the offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Future sales by our stockholders may negatively affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 20,100,503 shares of common stock outstanding as of April 30, 2011, 1,000,000 shares are, or will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining 19,503,000 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our securities will be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•	Make a suitability determination prior to selling a penny stock to the purchaser;

•	Receive the purchaser’s written consent to the transaction; and

•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulation to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any portion of the proceeds from the sale or other disposition of the shares of common stock covered hereby, or interests therein, by the selling stockholders.

We have agreed to bear the expenses of the registration of the shares. We anticipate that these expenses will be approximately $210,000.

DIVIDEND POLICY

The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. To date, we have not declared nor paid any cash dividends. The board of directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

DETERMINATION OF OFFERING PRICE

No market currently exists for our common stock. Therefore, the offering price of $0.015 was based on the offering price of shares sold pursuant to our Regulation S issuance completed in January 2011 in which we issued a total of 20,000,000 shares of our common stock to 44 shareholders at a price per share of $0.015 for an aggregate offering price of $300,000.

We issued common shares to our legal counsel as partial compensation for legal services rendered. The per share price of such shares are consistent with $0.015 per share valuation in the above mentioned offering.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the U.S. Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

MARKET FOR OUR COMMON STOCK

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 47 registered shareholders.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PRO FORMA CONSOLIDATED FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion contains forward-looking statements. Forward looking statements are identified by words and phrases such as “anticipate”, “intend”, “expect”, and words and phrases of similar import. We caution investors that forward-looking statements are predictions based on our current expectations about future events and are not guarantees of future performance. Actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements due to risks, uncertainties and assumptions that are difficult to predict. We encourage you to read those risk factors carefully along with the other information provided in this current report and in our other filings with the SEC before deciding to invest in our stock or to maintain or change your investment. We undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law.

You should read this Management’s Discussion and Analysis in conjunction with the Pro Forma Consolidated Financial Statements and Related Notes.

Overview

Henan Law Anhou Insurance Agency Co., Ltd. (“Henan Anhou”, formerly known as Zhengzhou Anhou Insurance Agency Co., Ltd.) was founded in the People’s Republic of China (“PRC”) on August 20, 2003. Henan Anhou provides insurance agency services in the PRC. Henan Anhou’s clients are insurance companies, it sells insurance products provided by these insurance companies to the final customers, and receives commissions from the respective insurance companies. Therefore, Henan Anhou’s revenue is principally derived from commissions paid by its clients. Henan Anhou also sells insurance products through individual sub-agents and pays commissions to the respective sub-agents. Currently, Henan Anhou only operates in Henan province in the PRC. By June 30, 2010, Henan Anhou had 9 branches and 21 offices, and it had about 630 individual sub-agents in Henan province.

Sichuan Kang Zhuang Insurance Agency Co., Ltd. (“Sichuan Kang Zhuang”) founded on July 10, 2006 in Sichuan province in the PRC, provides insurance agency services in the PRC.  On August 23, 2010, at Sichuan Kang Zhuang’s general meeting of shareholders, its shareholders voted for transferring their shareholding in Sichuan Kang Zhuang to the Company for RMB 532,622 ($78,318). On September 6, 2010, the equity transfer agreements were signed between the Company and each shareholder of Sichuan Kang Zhuang.

Jiangsu Law Insurance Broker Co., Ltd. (“Jiangsu Law”) was founded on May 18, 2005 in Jiangsu province in the PRC. Jiangsu Law is allowed to provide both insurance brokerage and agency services. However, it currently provides insurance agency services only. On August 12, 2010, at Jiangsu Law’s general meeting of shareholders, its shareholders voted to transfer their shareholding to Henan Anhou for RMB 518,000 ($75,475) and Henan Anhou increased Jiangsu Law’s paid-in capital to RMB10,000,000 ($1,355,150) from RMB5,180,000 ($625,113) on January 18, 2011 to meet the PRC paid-in capital requirements for insurance agency companies. On September 28, 2010, the equity transfer agreements were signed between Henan Anhou and each shareholder of Jiangsu Law.

On June 4, 2010, China United Insurance Service, Inc. (“CUIS”) was incorporated in Delaware.

On July 12, 2010, CUIS founded a wholly owned subsidiary, ZLI Holdings Limited (“ZLI”), in Hong Kong.

On October 20, 2010, ZLI founded a wholly foreign owned enterprise, Zhengzhou Zhonglian Hengfu Business Consulting Co. Ltd. (“CUWOFE”) in Henan province in the PRC.

On January 17, 2011, a series of agreements was entered into amongst the WOFE Company, Henan Anhou and Henan Anhou’s equity holders, which provides the WOFE Company the ability to control Henan Anhou and its subsidiaries, which in turn provides CUIS the ability to control Henan Anhou and its subsidiaries. The six entities as a whole is called as “the Group”.

This management’s discussion and analysis is based on the pro forma consolidated financial statements as of June 30, 2010 and 2009.

Going Concern

The Group has incurred net operating losses since inception. The Group faces all the risks common to companies that are relatively new, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. According to the requirements by the PRC regulations for insurance agency companies, Jiangsu Law is required to increase its paid-in capital from RMB 5,180,000 ($625,113) to RMB 10,000,000 ($1,355,150) by October 2011. At June 30, 2010, the Group’s pro forma accumulated deficit was $1,297,349. The Group's recurring losses raise substantial doubt about its ability to continue as a going concern. The Group's pro forma consolidated financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. The Group expects to incur losses from its business operations and will require additional funding during the year ending June 30, 2011.

Management plans are to raise funding through loans and equity. In addition, management is currently negotiating with related parties and other third parties to forgive amount owed to them or to convert into equity. On August 16, 2010, the Group raised $1,175,433. On August 31, 2010, a shareholder of Sichuan Kang Zhuang, Chengdu Jingzhan Management Co. Ltd. (“Jingzhan”), and a shareholder of Jingzhan, Lianzhuang Management Co., Ltd. (“Lianzhuang”), decided to forgive the amounts that Sichuang Kang Zhuang owed to them. On March 31, 2011, the shareholder of CUIS decided to forgive amount that Henan Anhou owed to him. Management believes its current and future plans enable it to continue as a going concern. The Group's ability to achieve these objectives cannot be determined at this time. These pro forma consolidated financial statements do not give effect to any adjustments which would be necessary should the Group be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying pro forma consolidated financial statements.

Critical accounting policies and estimates

The preparation of pro forma consolidated financial statements in conformity with Generally accepted accounting principles in the United States of America ("US GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the pro forma consolidated financial statements and the amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the estimates are made.  However, actual results could differ materially from those results. While there are a number of significant accounting policies affecting the Group’s pro forma consolidated financial statements; the Group believes the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments The Group has not made any material changes in the methodology used in these accounting polices during the past two years.

Accounts receivable

The Group reviews its accounts receivable on a regular basis to determine if a bad debt allowance is necessary. Management reviews the composition of accounts receivable and analyzes the age of receivable outstanding, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the necessity of making such allowance.

Revenue recognition

In accordance with US GAAP, the Group recognizes revenue when the following have occurred: persuasive evidence of an agreement between the insurance companies and insured exists, services were provided, the fees for such services are fixed or determinable and collectability of the fee is reasonably assured. Insurance agency services are considered to be rendered and completed, and revenue is recognized, when an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured. The Group has met all the four criteria of revenue recognition when the premiums are collected by the respective insurance companies and not before, because collectability is not ensured until receipt of the premium. Any subsequent commission adjustments in connection with policy cancellations which have been de minims to date are recognized upon notification from the insurance carriers.

Income taxes

The Group utilizes ASC 740 “Income Taxes”, previously SFAS No. 109, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the pro forma consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Impairment of Long-Lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, previously SFAS No. 144, the Group reviews the carrying values of long-lived assets whenever facts and circumstances indicate that the assets may be impaired.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset.  If an asset is considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value.  Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs of disposal.

Recent accounting pronouncements

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles - A Replacement of FASB Statement No. 162” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification is effective for interim and annual periods ending after September 15, 2009. As of the effective date, all existing accounting standard documents will be superseded, and all future references to authoritative accounting literature will be referenced in accordance with the Codification.  There were no changes to the Group’s pro forma consolidated financial statements or disclosures as a result of implementing the Codification.

In September 2009, the FASB issued Accounting Standards Update No. 2009-12 (“ASU 2009-12”), Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This ASU provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The provisions of ASU 2009-12 did not have a material effect on the Group’s pro forma consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This ASU eliminated that residual method of allocation for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Group does not expect the provisions of ASU 2009-13 to have a material effect on its pro forma consolidated financial statements.

In October 2009, the FASB issued ASU 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This ASU amends the FASB Accounting Standard Codification for EITF 09-1. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares in contemplation of a convertible debt offering or other financing is required to be measured at fair value and recognized as issuance cost in the financial statements of the entity.  ASU No. 2009-15 is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. This ASU is effective for interim or annual periods beginning on or after June 15, 2009, for share-lending arrangements entered into in those periods.  Arrangements that have been terminated as a result of counterparty default prior to the effective date of this Issue but for which the entity had not reached a final settlement as of the effective date are within the scope of this ASU. The provisions of ASU 2009-15 did not have a material effect on the Group’s pro forma consolidated financial statements.

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with VIEs, codifies Statement No. 167, Amendments to FASB Interpretation No. 46(R). Among other provisions, this ASU amends FIN 46(R) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance, and (b) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. Additionally, ASU No. 2009-17 requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has the power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The provisions of ASU 2009-17 did not have a material effect on the Group’s pro forma consolidated financial statements.

In January, 2010, the FASB issued ASU 2010-06 Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements, to enhance the usefulness of fair value measurements. The amended guidance requires both the disaggregation of information in certain existing disclosures, as well as the inclusion of more robust disclosures about valuation techniques and inputs to recurring and nonrecurring fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Group does not expect the provisions of ASU 2010-6 to have a material effect on its pro forma consolidated financial statements.

In February, 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855) – Amendments to Certain Recognition and Disclosure Requirements. This amendment is effective on the date of issuance. Per this ASU, an SEC filer would no longer be required to disclose the date through which subsequent events have been evaluated. The ASU also refines the scope of the reissuance disclosure requirements to include revised financial statements only. Adopting the provisions of ASU 2010-9 did not have a material effect on the Group’s pro forma consolidated financial statements.

In April 2010, the FASB issued ASU 2010-17 (Topic 605), to provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. ASU 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Group does not expect the provisions of ASU 2010-11 to have a material effect on its pro forma consolidated financial statements.

In October 2010, the FASB issued ASU 2010-26, Financial Services—Insurance (Topic 944), to address diversity in practice regarding the interpretation of which costs relating to the acquisition of new or renewal insurance contracts qualify for deferral. ASU 2010-26 specifies that the incremental direct costs of contract acquisition and certain costs related directly to the acquisition activities, such as underwriting, Policy issuance and processing, Medical and inspection, Sales force contract selling, which are  performed by the insurer  in the acquisition of new and renewal contracts should be capitalized.  This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The Group does not expect the provisions of ASU 2010-11 to have a material effect on its pro forma consolidated financial statements..

Pro Forma Results of Operations for the years ended June 30,

	2010	2009	Increase/ (Decrease)	% Change
Net Revenue	$2,154,629	$1,841,008	$313,621	17%
Cost of Revenue	1,615,537	1,797,253	(181,716)	(10)%
Gross Profit	539,092	43,755	495,337	1132%
General and administrative	621,000	639,504	(18,504)	(3)%
Loss from operations	(81,908)	(595,749)	513,841	(86)%
Other income-net	188,430	148,737	39,693	27%
Income/ (loss) before income tax	106,522	(447,012)	553,534	(124)%
Income tax	257,260	40,166	217,094	540%
Net loss	(150,738)	(487,178)	336,440	(69)%
Other comprehensive loss	(7,639)	(3,201)	(4,438)	139%
Comprehensive loss	$(158,377)	$(490,379)	$332,002	(68)%

Revenues

The Group’s revenues were $2,154,629 for the year ended June 30, 2010, an increase of 17% or $313,621 compared to $1,841,008 in 2009. Among this $313,621 increase in revenue, Henan Anhou’s revenue increased by $40,162, Sichuan Kang Zhuang’s revenue increased by $51,859, and Jiangsu Law’s revenue increased by $221,600. During the year ended June 30, 2009, Jiangsu Law provided insurance agency services to only 4 insurance companies, whereas it provided services to 20 insurance companies in 2010, which resulted in significant increase in the Jiangsu Law’s revenue in 2010.

Cost of services

Cost of services for the year ended June 30, 2010 decreased to $1,615,537, or by10%, compared to $1,797,253 for 2009. Among this decrease in cost of services, the cost of services of Henan Anhou decreased by $197,566, the cost of services of Sichuan Kang Zhuang increased by $14,683, and the cost of services of Jiangsu Law increased by $1,167. The decrease of cost of services of Henan Anhou was primarily due to the following reasons:

●
Henan Anhou adjusted the commission calculation method. After the adjustment, the commissions paid to salesmen decreased from 75% of Henan Anhou’s commission revenue to 70%.  About 57% of decrease in cost was resulted from the adjusted commission calculation method.

●
Henan Anhou implemented the performance evaluation system for its salesmen more strictly. Henan Anhou’s sales targets for its salesmen are very high, and salesmen can hardly achieve the targets. Previously, the bonus paid to salesmen was not much affected by their sales performance. Currently, each salesman’s bonus is closely connected with his sales performance during the year. In addition, each salesman’s bonus does not only depend on his sales performance, but also depend on his overall performance, such as attendance. Therefore, it is much more difficult for a salesman to get as much bonus as before. About 29% of decrease in cost was due to the further implementation of performance evaluation system.

●
Along with the stable development of Henan Anhou’s business, it maintains a more stable sales team now, the related training expense decreased accordingly. About 11% of decrease in cost was resulted from the lower training expense.

General and administrative expenses

General and administrative expenses for the year ended June 30, 2010 decreased to $621,000, or by 3%, compared to $639,504 for 2009. General and administrative expenses of Henan Anhou increased by $80,839, general and administrative expenses of Sichuan Kang Zhuang decreased by $40576, and general and administrative expenses of Jiangsu Law decreased by $59,350. General and administrative expenses primarily consisted of compensation for personnel, depreciation, rental and materials expenses arising from ordinary administration.

The increase in general and administrative expenses of Henan Anhou was mainly due to the increase in administrative expense during the year ended June 30, 2010. During the year ended June 30, 2009, most of the administrative expense was recorded as cost, while it was mainly recorded as general and administrative expenses in 2010, which resulted in about 84% of increase in general and administrative expenses. In addition, during the year ended June 30, 2009, Henan Anhou paid welfare benefits that were previously accrued. However, during the year ended June 30, 2010, welfare benefits was paid and expensed as incurred. Therefore, the changed accounting method for welfare benefits resulted in about 15% of increase in general and administrative expenses.

The decrease in general and administrative expenses of Sichuan Kang Zhuang and Jiangsu Law was mainly due to the decrease in compensation of personnel, which was $33,717 and $41,547, respectively. The decrease in compensation represents 82% and 70% of the total decrease in general and administrative expenses of Sichuan Kang Zhuang and Jiangsu Law, respectively. The decrease in compensation of Sichuan Kang Zhuang was due to the resignation of an employee with annual salary of $26,329, and the downward adjustment of certain employees’ salaries in 2010.  During the year ended June 30, 2010, Jiangsu Law started selling property insurance, and most of revenue derived from sales of property insurance was created by the senior management of Jiangsu Law, who did not receive any commissions. Therefore, the compensation decreased while revenue increased.

Other income - net

The Group’s other income-net was $188,430 for the year ended June 30, 2010, which represents a 27% increase from other income-net of $148,737 for 2009. Other income/ (expenses)-net mainly consisted of gain on acquisition of subsidiaries, interest income/(expenses) and bank service charges. The increase in other income-net is primarily due to the increased value of gain on acquisition of subsidiaries.

Net loss

The Group’s net loss was $150,738 for the year ended June 30, 2010, a decrease of 69% or $336,440 compared to $487,178 for 2009. The decrease in net loss is mainly due to increase in revenue and decrease in cost of revenue, which was offset by the $217,094 increased income tax expense. The significant increase in income tax expense was mainly due to the accumulated loss of Henan Anhou as of June 30, 2008 that was brought forward and deducted against the taxable profit during the year ended June 30, 2009. There was no such loss brought forward and deducted against the taxable profit during the year ended June 30, 2010.

Other comprehensive loss

The Group’s other comprehensive loss was $7,639 for the year ended June 30, 2010, an increase of $4,438 from $3,201 in 2009. Other comprehensive loss resulted from foreign currency exchange changes.

Pro Forma Results of Operations for the six months ended December 31,

	2010	2009	Increase/ (Decrease)	% Change
Net Revenue	$1,444,918	$994,438	$450,480	45%
Cost of Revenue	940,952	743,858	197,094	26%
Gross Profit	503,966	250,580	253,386	101%
General and administrative	584,521	287,329	297,192	103%
Loss from operations	(80,555)	(36,749)	(43,806)	119%
Other income-net	226,689	197,377	29,312	15%
Income before income tax	146,134	160,628	(14,494)	(9)%
Income tax	143,098	107,401	35,697	33%
Net income	3,036	53,227	(50,191)	(94)%
Other comprehensive income/( loss)	208	(1,378)	1,586	(115)%
Comprehensive income	$3,244	$51,849	$(48,605)	(94)%

Revenues

The Group’s revenues were $1,444,918 for the six months ended December 31, 2010, an increase of 45% or $450,480 compared to $994,438 in 2009. Among this $450,480 increase in revenue, Henan Anhou’s revenue increased by $206,253, Sichuan Kang Zhuang’s revenue increased by $40,766, and Jiangsu Law’s revenue increased by $203,461.

During the six months ended December 31, 2009, Henan Anhou provided services to only 2 insurance companies, Taiping Insurance Co., Ltd. (“Taiping Insurance”) and Yongcheng Insurance Co., Ltd. (“Yongcheng Insurance”). During the six months ended December 31, 2010, the number of insurance companies that Henan Anhou provided services to increased to 8 from 2 in 2009. The increase in the Henan Anhou’s revenue for the six months ended December 31, 2010 is primarily due to the increased revenue derived from providing services to these 6 newly co-operated insurance companies.

During the six months ended December 31, 2009, about 98% of Jiangsu Law’s revenue was created by its senior level management, which was resulted from successful management of the social network in Jiangsu province by senior level management.

Cost of services

Cost of services for the six months ended December 31, 2010 increased to $940,952, or by 26%, compared to $743,858 for 2009. Among this increase in cost of services, the cost of services of Henan Anhou increased by $178,542, which resulted in 91% of the Group’s increase in cost of services; the cost of services of Sichuan Kang Zhuang increased by $32,896, which resulted in 16% of the Group’s increase in cost of services; the cost of services of Jiangsu Law decreased by $14,344, which offset the Group’s increase in cost of services by 7%.

Usually, the commission paid to sales agents is the highest in the first year after the insurance products are sold. Since most of Henan Anhou’s revenue is derived from newly signed insurance contracts during the six months ended December 31, 2010, Henan Anhou had to pay much higher commissions to sales agents. The increase in the first year commissions paid to sales agents resulted in about 65% of the Company’s total increase in cost of services.

Jiangsu Law’s cost of sales decreased while its revenue increased during the six months ended December 31, 2010. During the six months ended December 2010, about 98% of Jiangsu Law’s revenue is created by the senior level of management who either does not receive commissions or receive a very small amount of commissions from Jiangsu Law; while in 2009, 74% of Jiangsu Law’s revenue is created by the senior level of management. The revenue created by the senior level of management during the six months ended December 31, 2010 increased by $232,000 compared to the revenue created by the senior level of management in 2009, which resulted in the increased revenue and decreased cost of sales in 2010.

General and administrative expenses

General and administrative expenses for the six months ended December 31, 2010 increased to $584,521, or by 103%, compared to $287,329 for 2009. General and administrative expenses of Henan Anhou increased by $60,173, which resulted in 20% of the Group’s increase in general and administrative expenses. General and administrative expenses of Jiangsu Law increased by $230,745, which resulted in 78% of the Group’s increase in general and administrative expenses. General and administrative expenses primarily consisted of compensation for personnel, depreciation, rental and materials expenses arising from ordinary administration.

The increase in general and administrative expenses of Henan Anhou was mainly due to the increase in administrative expense, compensation expense and rental fees during the six months ended December 31, 2010.

General and administrative expenses of Jiangsu Law increased significantly during the six months ended December 31, 2010. The significant increase was mainly due to the expenses incurred for setting up the branch in Suzhou, which totally amounted to $145,726 and represented about 64% of increase in general and administrative expenses of Jiangsu Law. The expenses incurred for setting up Suzhou branch comprised advertisement fees, entertainment fees and bounus for relevant personnel.

Other income - net

The Group’s other income-net was $226,689 for the six months ended December 31, 2010, which represents a 15% increase from other income-net of $197,377 for 2009. Other income/ (expenses)-net mainly consisted of gain on acquisition of subsidiaries, interest income/(expenses) and bank service charges. The increase in other income-net is primarily due to the increased value of gain on acquisition of subsidiaries.

Net income

The Group’s net income was $3,036 for the six months ended December 31, 2010, a decrease of 94% or $50,191 compared to $53,227 for 2009. The decrease in net income is mainly due to the increase in general and administrative expenses.

Other comprehensive loss

The Group’s other comprehensive income was $208 for the six months ended December 31, 2010, an increase of $1,586 from other comprehensive loss of $1,378 in 2009. Other comprehensive loss resulted from foreign currency exchange changes.

Liquidity and Capital Resources

The Group generally finances its operations from cash flow generated internally and borrowings from both third parties and related parties. As of December 31, 2010, the balances that Henan Anhou owed to a third party and a related party were $509,679 and $429,559, respectively. As of December 31, 2009, the balances that Henan Anhou owed to a third party and a related party were $492,896 and $642,849, respectively. As of December 31, 2010 and 2009, Sichuan Kang Zhuang’s balances of due to related parties were $60,496 and $420,498, respectively. As of June 30, 2010 and 2009, Jiangsu Law’s balances of due to related parties were $32,236 and $31,051, respectively. All the above borrowings were made for working capital purposes, and they were interest-free, unsecured and repayable on demand.

As of March 31, 2011, Henan Anhou owed Mr. Jin Yongguang (“Mr. Jin”), a third party, RMB 3,370,000 ($512,914), and it owed Mr. Li Fuzhang (“Mr. Li”), the shareholder of CUIS, RMB 2,840,250 ($432,286). On the same day, Mr. Jin and Mr. Li signed a debt transfer agreement, upon which the amount that Henan Anhou owed to Mr. Jin as of March 31, 2010 was transferred to Mr. Li. Therefore, Henan Anhou no longer owes any amount to Mr. Jin, but owed Mr. Li RMB 6,210,250 ($945,200) instead. Subsequent to the debt transfer agreement, Mr. Li and Henan Anhou signed a debt cancellation agreement on the same day, upon which Mr. Li gave up his right to claim for repayment of his lending to Henan Anhou. Therefore, Henan Anhou no longer owes any amount to Mr. Li from then on. Mr. Li is the principal shareholder of CUIS, accordingly, the debt forgiveness has been credited to additional paid in capital. The pro forma adjustment has been accounted for as if the transaction took place as of December 31, 2010 and 2009 for balance sheet purposes. There is no income statement affect of this transaction.

On going forward basis, the Group’s primary requirements for cash over the next 12 months consist of:

●	providing insurance agency services to its existing clients in its existing branches;
●	developing new clients;
●	promoting sales activities;
●	opening more branches and offices in China;
●	expanding its business scale in China, through mergers & acquisitions.

The Group anticipates that its current operating activities will not enable it to meet its anticipated cash requirements for the next 12 months. Besides continually relying on its internally generated funds, the Group also plans to raise funding through loans and equity to support its operational cash needs.

Management Assumptions

Management anticipates, based on internal forecasts and assumptions relating to the Group’s current operations that existing cash and funds generated from operations may not be sufficient to meet working capital for the next 12 months. The Group may need to seek additional financing through loans and equity. There can be no assurance that the Group will be able to obtain enough financing on terms acceptable to it, or at all.

Contractual Obligations

The Group has operating leases for its offices in Henan, Sichuan and Jiangsu provinces. For the six months ended December 31, 2010 and 2009, the Group incurred rent expense of $71,083 and $33,105, respectively. As of December 31, 2010, the Group’s total future minimum lease payments under operating leases were $304,033.

According to the requirements by the PRC regulations for insurance agency companies, Jiangsu Law had to increase its paid-in capital from RMB 5,180,000 ($625,113) to RMB 10,000,000 ($1,355,150) by October 2011. After Henan Anhou acquired Jiangsu Law, Henan Anhou is committed to increase the paid-in capital of Jiangsu Law to the required amount. On January 18, 2011, Henan Anhou increased the paid-in capital to RMB 10,000,000 ($1,355,150).

Off Balance Sheet Arrangements

As of December 31, 2010, the Group had no off balance sheet arrangements.

BUSINESS

We are a fast-growing insurance intermediary company operating in China, with three consolidated affiliated entities primarily focusing on sales of life, property and casualty insurance products underwritten by insurance companies as well as insurance brokerage services. We have targeted our distribution and service network in provinces with most population in China, such as Henan, Jiangsu and Sichuan. As of March 31, 2011, we had 1,043 sales professionals and 73 administrative staffs operating across 35 cities within these three provinces. We are in the process of expanding our coverage in Hunan and Shandong provinces through establishment of subsidiaries as well as potential merger and acquisitions which are expected to be consummated in the first half year of 2011.

As an insurance intermediary company, we do not assume underwriting risks. Instead, we distribute to customers in China a wide variety of life, property and casualty insurance products underwritten by domestic and foreign insurance companies operating in China.  In addition, we, through one of our insurance brokerage firm, provide information about potential customers to insurance companies, which then sell insurance products to them. We are compensated for our services primarily by commissions and fees paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commission and fee rates generally depend on the type of insurance products, the particular insurance company and the region in which the products are sold.

As of January 31, 2011, we had three affiliated insurance intermediary companies in the PRC, of which two are insurance agencies, one are insurance brokerage firm.

The professional insurance intermediary sector in China is at an early stage of development and highly fragmented. We believe this offers substantial opportunities for further growth and consolidation. We intend to take advantage of these opportunities to increase our market share by aggressively expanding our distribution network through establishment of service outlets, selective acquisitions and recruitment of experienced and entrepreneurial sales agents. In particular, we intend to continuously devote significant resources to distributing life insurance products in order to benefit from the recurring fee income they generate and to better capture the significant opportunities presented by China’s rapidly growing life insurance market. The life insurance policy is our core business.

Company Structure

China United Insurance Service, Inc. (“China United”) is a Delaware corporation organized on June 4, 2010 by Mao Yi Hsiao, a Taiwanese citizen, as a listing vehicle for ZLI Holdings Limited (“CU Hong Kong”) to be quoted on the Over the Counter Bulletin Board (“OTCBB”). CU Hong Kong, a wholly owned Hong Kong-based subsidiary of China United, was originally founded by China United, on July 12, 2010 under Hong Kong laws.

Henan Law Anhou Insurance Agency Co., Ltd. (“Henan Anhou”, formerly known as Zhengzhou Anhou Insurance Agency Co., Ltd.) was founded in Henan province of the People’s Republic of China (the “PRC”) on October 9, 2003. Henan Anhou provides insurance agency services in the PRC.

Henan Anhou’s wholly owned subsidiary Sichuan Kangzhuang Insurance Agency Co., Ltd. (“Sichuan Kangzhuang”) was founded on September 4, 2006 in Sichuan province of the PRC, and it provides insurance agency services in the PRC.  On August 23, 2010, at Sichuan Kangzhuang’s general meeting of shareholders, its shareholders voted for transferring all of their equity interests in Sichuan Kangzhuang to Henan Anhou for RMB532,622 ($78,318). On September 6, 2010, the equity transfer agreements were signed between Henan Anhou and each shareholder of Sichuan Kangzhuang.

Jiangsu Law Insurance Broker Co., Ltd. (“Jiangsu Law”) was founded on September 19, 2005 in Jiangsu province of the PRC. Jiangsu Law is allowed to provide insurance brokerage services. On August 12, 2010, at Jiangsu Law’s general meeting of shareholders, its shareholders voted for transferring all of their shareholdings to Henan Anhou for RMB518,000 ($78,604). On September 28, 2010, the equity transfer agreements were signed between Henan Anhou and each individual shareholder of Jiangsu Law. On February 11, 2011, Henan Anhou invested RMB4.82 million ($731,411) in Jiangsu Law to increase the registered capital to RMB10 million ($1,517,451). The share transfer is currently under the registration and reporting process with local AIC and CIRC. Jiangsu Law expects to complete the government registration and reporting process with respect to the equity interests by the end of September 2011, subsequent to which Henan Anhou shall have complied with all of the applicable laws and regulations with respect to its holding 100% equity interests in Jiangsu Law.

The financial statements in this registration statement are those of our operating consolidated affiliated entities, Henan Anhou, Sichuan Kangzhuang, and Jiangsu Law.

On January 16, 2011, we issued a total of 20,000,000 shares of our common stock, $0.00001 par value per share, to several non U.S. persons in consideration for their previous investment of $300,000 in in the Company’s subsidiaries, which has been contributed to the capital account of Zhengzhou Zhonglian Hengfu Business Consulting Co., Ltd. (“CU WFOE”), a wholly owned subsidiary of CU Hong Kong. Pursuant to the PRC laws and regulations, CU WFOE is a wholly foreign owned enterprise. The issuance was made pursuant to an exemption from registration contained in Regulation S under the Securities Act of 1933, as amended.

On January 17, 2010, CU WFOE and Henan Anhou and its shareholders entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which CU WFOE has executed effective control over Henan Anhou through these contractual arrangements. The VIE Agreements included:

(1) An Exclusive Business Cooperation Agreement through which CU WFOE has the right to advise, consult, manage and operate Henan Anhou and collect and own all 90% of the net profits of Henan Anhou;

(2) a Power of Attorney under which the shareholders of Henan Anhou have vested their collective voting control over Henan Anhou to CU WFOE;

(3) an Option Agreement under which the shareholders of Henan Anhou have granted to CU WFOE the irrevocable right and option to acquire all of their equity interests in Henan Anhou, subject to applicable PRC laws and regulations; and

(4) a Share Pledge Agreement under which the owners of Henan Anhou have pledged all of their equity interests in Henan Anhou to CU WFOE to guarantee Henan Anhou’s performance of its obligations under the Exclusive Business Cooperation Agreement.

The foregoing description of the terms of the Exclusive Business Cooperation Agreement, the Power of Attorney, the Option Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10-2 – 10.14 to this report which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

The following flow chart illustrates our Company’s organizational structure:

Products and Services

We market and sell to our customers two broad categories of insurance products: life insurance products and property and casualty insurance products both focused on meeting the particular insurance needs of individuals. The insurance products we sell are underwritten by some of the leading insurance companies in China.

Through our wholly-owned insurance brokerage firm, we also closely interact with insurance companies and actively locate and introduce the right customers in our database matching the insurance products offered by such insurance companies to them.

Life Insurance Products

The life insurance products we distribute can be broadly classified into the categories set forth below. Due to constant product innovation by insurance companies, some of the insurance products we distribute combine features of one or more of the categories listed below. Total net revenues from life insurance products accounted for approximately 94 % of our total net revenues in 2010.

•
Individual Whole Life Insurance. The individual whole life insurance products we distribute provide insurance for the insured person’s entire life in exchange for the periodic payment of fixed premiums over a pre-determined period, generally ranging from five to 20 years, or until the insured reaches a certain age. The face amount of the policy or, for some policies, the face amount plus accumulated interests is paid upon the death of the insured.

•
Individual Term Life Insurance. The individual term life insurance products we distribute provide insurance for the insured for a specified time period or until the attainment of a certain age, in return for the periodic payment of fixed premiums over a pre-determined period, generally ranging from five to 20 years. Term life insurance policies generally expire without value if the insured survives the coverage period.

•
Individual Endowment Life Insurance. The individual endowment products we distribute generally provide maturity benefits if the insured reaches a specified age, and provide to a beneficiary designated by the insured guaranteed benefits upon the death of the insured within the coverage period. In return, the insured makes periodic payment of premiums over a pre-determined period, generally ranging from five to 25 years.

•
Individual Education Annuity. The individual annuity products we distribute are primarily education related products. They provide annual benefit payments after the insured attains a certain age, e.g., 18, for a fixed time period, or e.g., four years, and a lump payment at the end of the coverage period. In addition, the beneficiary designated in the annuity contract will receive guaranteed benefits upon the death of the insured during the coverage period. In return, the purchaser of the annuity products makes periodic payment of premiums during a pre-determined accumulation period.

•
Individual Health Insurance. The individual health insurance products we distribute primarily consist of dread disease insurance products, which provide guaranteed benefits for specified dread diseases during the coverage period. In return, the insured makes periodic payment of premiums over a pre-determined period.

In addition to the periodic premium payment schedules described above, most of the individual life insurance products we distribute also allow the insured to choose to make a single, lump-sum premium payment at the beginning of the policy term. If a periodic payment schedule is adopted by the insured, a life insurance policy can generate periodic payment of fixed premiums to the insurance company for a specified period of time. This means that once we sell a life insurance policy with a periodic premium payment schedule, we will be able to derive commission and fee income from that policy for an extended period of time, sometimes up to 25 years. Because of this attractive feature and the expected sustained growth of life insurance sales in China, we have focused significant resources since 2003 on developing our capability to distribute individual life insurance products with periodic payment schedules. We expect that sales of life insurance products will continuously be our primary source of revenue in the next several years.

The life insurance products we distributed in 2010 were primarily underwritten by Taiping Life Insurance Co. Ltd., Sunshine Insurance Group Corporation Limited, American International Assurance China Life Insurance Company Limited, VIVA-COFCO Life Insurance Co., Ltd. and Allianz China Life Insurance Co., Ltd.

Property and Casualty Insurance Products

Our main property and casualty insurance products are automobile insurance and commercial property insurance. We commenced our sale of commercial property insurance since 2009 and developed automobile insurance business since 2010. Total net revenues from property and casualty insurance products accounted for 6% of our total net revenues in 2010. The property and casualty insurance products we distribute can be further classified into the following categories:

•
Automobile Insurance. Automobile insurance is the largest segment of property and casualty insurance in the PRC in terms of gross written premiums. We distribute both standard automobile insurance policies and supplemental policies, which we refer to as riders. The standard automobile insurance policies we sell generally have a term of one year and cover damages caused to the insured vehicle by collision and other traffic accidents, falling or flying objects, fire, explosion and natural disasters. We also sell standard third party liability insurance policies, which cover bodily injury and property damage caused by an accident involving an insured vehicle to a person not in the insured vehicle. The riders we distribute cover additional losses, such as liability to passengers, losses arising from vehicle theft and robbery, broken glass and vehicle body scratches.

Commercial Property Insurance. The commercial property insurance products we distribute include basic, comprehensive and all risk policies. Basic commercial property insurance policies generally cover damage to the insured property caused by fire, explosion and thunder and lightning. Comprehensive commercial property insurance policies generally cover damage to the insured property caused by fire, explosion and certain natural disasters. All risk commercial property insurance policies cover all causes of damage to the insured property not specifically excluded from the policies.

The property and casualty insurance products we distributed in 2010 were primarily underwritten by China Pacific Insurance(Group) Co., Ltd., PICC Property and Casualty Co., Ltd., Ping’an Property and Casualty (Group) Company, Guotai Property and Casualty Co., Ltd., Zheshang Property & Casualty Insurance Company Limited, and Ancheng Property & Casualty Insurance Co., Ltd.

Unified Operating Platform

In accordance with our growth strategy, we have made significant effort to expand and upgrade our unified operating platform. We have tailored our operating platform used in Taiwan to better fit the unique nature and circumstances in China. We expect that this tailored operating platform will make selling easier for sales agents, facilitate standardized business and financial management, enhance risk control and increase operational efficiency. Since September, 2010, we have successfully implemented the following components of our operating platform across the company through a hub center located in Nantong, Jiangsu province:

•
A centralized clients and insurance policy management and analysis system, which encompasses our life insurance unit and property and casualty insurance unit, that will better support business operations and facilitate risk control;

•	An integrated administrative and information system, that increases the management efficiency among the subsidiaries, branches and sales departments;

•	A centralized and computerized accounting and financial management system, that increases the commission distribution and enforcement;

•	A human resources management and analysis system; and

•	An e-learning system to provide online training to sales agents.

We have tailored and refined this platform on the basis of our well-developed operating platform in Taiwan and believe that it is difficult for our competitors, particularly new market entrants, to reproduce a similar platform without substantial financial resources, time and operating experience. Because the various systems, policies and procedures of our operating platform can be rolled out quickly as we enter new regions or make acquisitions, we believe we can expand our distribution network rapidly and efficiently while maintaining the quality of our services.

Distribution and Service Network and Marketing

Since our establishment in 2003, we have devoted substantial resources in building up our distribution and service network. We have targeted our distribution and service network in provinces with most population in China, such as Henan, Jiangsu and Sichuan. As of March 31, 2011, we have two insurance agencies and one insurance brokerage firm, with 1,043 sales professionals and 73 administrative staffs operating across 35 cities within these three provinces.

The following table sets forth some additional information of our distribution and service network as of December 31, 2010, broken down by provinces:

Province	Number of Sales and Service Outlets	Number of Sales Agents
Henan	30	889
Sichuan	4	143
Jiangsu	1	11
Total	35	1043

We market and sell life insurance products, property and casualty insurance products directly to the targeted customers through the sales agents, who are not our employees.

Customers

Customers for the life insurance products we distribute are primarily individuals under 50 years of age. We sell automobile insurance and individual accident insurance primarily to individual customers. We sell commercial property insurance to institutional customers. For the year ended June 30, 2010, no single customer accounted for more than 3% of our net revenues.

We targeted middle class individuals and family members under 50 years age to be our priority clients, which represent 95% of our client base. Our revenues are primarily generated from the sale of life insurance products and we expect the continuous growth in this regard, as more and more customers realized the insufficiency of the mandatory social insurance coverage and the necessity to supplement it with commercial insurance. In particular, approximately 40% of our revenues are generated from sale of endowment insurance and approximately 36.6% of our revenues are generated from the sale of medical insurance. With the implementation of the national one-child policy, in fact, approximately 35% of the insurance policies distributed by us have designated children under 14 years age as the beneficiary of such policies, we expect the continuous growth of insurance market of these factors in the near future.

During the six months ended December 31, 2010, we had approximately 45,000 customers, among which approximately 23,000 customers purchased life insurance products and approximately 22,000 customers purchased property and casualty insurance products from us in 2010.

Insurance Company Partners

We are selective in terms of choosing insurance company as our partners. We take into consideration of a variety of factors, such as the reputation and integrity of the insurance company, the quality and competitiveness of insurance products offered, the prudence and health of the financial standing of the insurance company as well as the complexity and efficiency of claim adjustment and settlement. As of December 31, 2010, we had established business relationships with approximately 40 insurance companies in the PRC.

For the year ended June 30, 2010, our top five insurance company partners, after aggregating the business conducted between our insurance agencies and brokerage firm and the various local branches of the insurance companies were Taiping Life Insurance Co., Ltd., Sunshine Insurance Group Corporation Limited, Allianz China Life Insurance Co., Ltd., VIVA-COFCO Life Insurance Co., Ltd. and AEGON-CNOOC Life Insurance Co., Ltd. Among them, Taiping Life Insurance Co. Ltd. accounted for 41.39% of our total net revenues from commissions and fees in 2010.

Competition

A number of industry players are involved in the distribution of insurance products in the PRC. We compete for customers on the basis of product offerings, customer services and reputation. Because we primarily distribute individual insurance products, our principal competitors include:

•
Professional insurance intermediaries. The professional insurance intermediary sector in China is at an early stage of development and highly fragmented. Several insurance intermediary companies have received private equity or venture capital funding in recent years and are actively pursuing expansion. Life insurance is our core business and has a strong regional feature. Through years of business development, we have maintained good relationship with local CIRC counterpart. We believe that we can compete effectively with other insurance intermediary companies as we have a longer operational history and over the years have assembled a strong and stable team of managers and sales professionals. With the implementation of our unified operating platform, we believe that we could strengthen our lead in our developed local regions and expand our operation to our newly selected areas. However, with increasing consolidation expected in the insurance intermediary sector in the coming years, we expect competition within this sector to intensify.

•
Insurance companies. The distribution of individual life insurance products in China historically has been dominated by insurance companies, which usually use both in-house sales force and exclusive sales agents to distribute their own products. We believe that we can compete effectively with insurance companies because we focus only on distribution and offer our customers a broad range of insurance products underwritten by multiple insurance companies.

•
Other business entities. In recent years, business entities that distribute insurance products as an ancillary business, primarily commercial banks and postal offices have been playing an increasingly important role in the distribution of insurance products, especially life insurance products. However, the insurance products distributed by these entities are usually confined to those related to their main lines of business, such as investment-related life insurance products. We believe that we can compete effectively with these business entities because we offer our customers a broader variety of products.

Intellectual Property

To protect our intellectual property, we rely on a combination of trademark, copyright and trade secret laws as well as confidentiality agreements with our employees, sales agents, contractors and others. We have one registered trademark in China, the logo of Jiangsu Law. Our main website is located at anhou.com and lawbroker.com.cn.

Regulation

Regulations of the Insurance Industry

The insurance industry in the PRC is highly regulated. CIRC is the regulatory authority responsible for the supervision of the Chinese insurance industry. Insurance activities undertaken within the PRC are primarily governed by the Insurance Law and the related rules and regulations.

Initial Development of Regulatory Framework

The Chinese Insurance Law was enacted in 1995. This original insurance law, which we refer to as the 1995 Insurance Law, provided the initial framework for regulating the domestic insurance industry. Among the steps taken under the 1995 Insurance Law were the following:

•
Licensing of insurance companies and insurance intermediaries, such as agencies and brokerages. The 1995 Insurance Law established requirements for minimum registered capital levels, form of organization, qualification of senior management and adequacy of the information systems for insurance companies, insurance agencies and brokerages.

•
Separation of property and casualty insurance businesses and life insurance businesses. The 1995 Insurance Law distinguished insurance between property, casualty, liability and credit insurance businesses, on the one hand, and life, accident and health insurance businesses on the other, and prohibited insurance companies from engaging in both types of businesses.

•	Regulation of market conduct by participants. The 1995 Insurance Law prohibited fraudulent and other unlawful conduct by insurance companies, agencies and brokerages.

•	Substantive regulation of insurance products. The 1995 Insurance Law gave insurance regulators the authority to approve the policy terms and premium rates for certain insurance products.

•
Financial condition and performance of insurance companies. The 1995 Insurance Law established reserve and solvency standards for insurance companies, imposed restrictions on investment powers and established mandatory reinsurance requirements, and put in place a reporting regime to facilitate monitoring by insurance regulators.

•
Supervisory and enforcement powers of the principal regulatory authority. The principal regulatory authority, then the People’s Bank of China, was given broad powers under the 1995 Insurance Law to regulate the insurance industry.

Establishment of the CIRC and 2002 Amendments to the Insurance Law

China’s insurance regulatory regime was further strengthened with the establishment of the CIRC in 1998. The CIRC was given the mandate to implement reform in the insurance industry, minimize insolvency risk for Chinese insurers and promote the development of the insurance market.

The 1995 Insurance Law was significantly amended in 2002 and the amended insurance law, which we refer to as the 2002 Insurance Law, became effective on January 1, 2003. The major amendments to the 1995 Insurance Law include:

•
Authorizing the CIRC to be the insurance supervisory and regulatory body nationwide. The 2002 Insurance Law expressly grants the CIRC the authority to supervise and administer the insurance industry nationwide.

•
Expanding the permitted scope of business of property and casualty insurers. Under the 2002 Insurance Law, property and casualty insurance companies may engage in the short-term health insurance and accident insurance businesses upon the CIRC’s approval.

•
Providing additional guidelines for the relationship between insurance companies and insurance agents. The 2002 Insurance Law requires an insurance company to enter into an agent agreement with each insurance agent that will act as an agent for such insurance company. The agent agreement sets forth the rights and obligations of the parties to the agreement as well as other matters pursuant to law. An insurance company is responsible for the acts of its agents when the acts are within the scope authorized by the insurance company.

•
Relaxing restrictions on the use of funds by insurance companies. Under the 2002 Insurance Law, an insurance company may use its funds to make equity investments in insurance-related enterprises, such as asset management companies.

•
Allowing greater freedom for insurance companies to develop insurance products. The 2002 Insurance Law allowed insurance companies to set their own policy terms and premium rates, subject to the approval of, or a filing with, the CIRC.

2009 Amendments to the Insurance Law

The 2002 Insurance Law was significantly amended again in 2009 and the amended insurance law, which we refer to as the 2009 Insurance Law, became effective on October 1, 2009. The major amendments to the 2009 Insurance Law include:

•
Strengthening protection of the insured’s interests. The 2009 Insurance Law added a variety of clauses such as incontestable clause, abstained and estoppel clause, common disaster clause and amending immunity clause, claims-settlement prescription clause, reasons for claims rejection and contract modification clause.

•
Strengthening supervision on the qualification of the shareholders of the insurance companies and setting forth specific qualification requirements for the major shareholders, directors, supervisors and senior managers of insurance companies.

•	Expanding the business scope of insurers and further relaxing restriction on the use of fund by insurers.

•	Strengthening supervision on solvency of insurers with stricter measures.

•	Tightening regulations governing the administration of insurance intermediary companies, especially those relating to behaviors of insurance agents.

According to the 2009 Insurance Law, the minimum registered capital required to establish an insurance agency or insurance brokerage as a company must comply with the PRC Company Law. The registered capital or the capital contribution of insurance agencies or insurance brokerages must be paid-up capital in cash. The 2009 Insurance Law also sets forth some specific qualification requirements for insurance agency and brokerage practitioners. The senior managers of insurance agencies or insurance brokerages must meet specific qualification requirements, and their appointments are subject to approval of the CIRC. Personnel of an insurance agency or insurance brokerage engaging in the sales of insurance products must meet the qualification requirements set by the CIRC and obtain a qualification certificate issued by the CIRC. Under the 2009 Insurance Law, the parties to an insurance transaction may engage insurance adjusting firms or other independent appraisal firms that are established in accordance with applicable laws, or persons who possess the requisite professional expertise, to conduct assessment and adjustment of the insured subject matters. Additionally, the 2009 Insurance Law specifies additional legal obligations for insurance agencies and brokerages.

The CIRC

The CIRC has extensive authority to supervise insurance companies and insurance intermediaries operating in the PRC, including the power to:

•	promulgate regulations applicable to the Chinese insurance industry;

•	investigate insurance companies and insurance intermediaries;

•	establish investment regulations;

•	approve policy terms and premium rates for certain insurance products;

•	set the standards for measuring the financial soundness of insurance companies and insurance intermediaries;

•	require insurance companies and insurance intermediaries to submit reports concerning their business operations and condition of assets;

•	order the suspension of all or part of an insurance company or an insurance intermediary’s business;

•	approve the establishment, change and dissolution of an insurance company, an insurance intermediary or their branches;

•	review and approve the appointment of senior managers of an insurance company, an insurance intermediary or their branches; and

•	punish improper behaviors or misconducts of an insurance company or an insurance intermediary.

Regulation of Insurance Agencies

The principal regulation governing insurance agencies is the Provisions on the Administration of Professional Insurance Agencies (the “Agency Provisions”) promulgated by the CIRC on September 25, 2009 and effective on October 1, 2009, which replaced the Provisions on the Administration of Insurance Agencies issued by the CIRC on December 1, 2004 and effective on January 1, 2005. According to the Agency Provisions, the establishment of an insurance agency is subject to minimum registered capital requirement and other requirements and the approval of the CIRC. The term “insurance agency” refers to an entity that engages in insurance agency business within the authorization of, and collects commissions from, insurance companies, including the professional insurance agency companies and their branches. The insurance agency shall meet the qualification requirements specified by the CIRC, obtain the license to conduct an insurance agency business with the approval of the CIRC.  An insurance agency may take any of the following forms: (i) a limited liability company; or (ii) a joint stock limited company. An insurance agency must have a registered capital of at least RMB2 million. Where it is established as a nationwide company, its registered capital must be at least RMB10 million. The registered capital must be paid up in cash. An insurance agency may engage in the following insurance agency businesses:

•	selling insurance products on behalf of the insurer principal;
•	collecting insurance premiums on behalf of the insurer principal;
•	conducting loss surveys and handling claims of insurance businesses on behalf of the insurer principal; and
•	other business activities specified by the CIRC.

The name of an insurance agency must contain the words “insurance agency” or “insurance sales.” The license of an insurance agency is valid for a period of three years and may be renewed with due application 30 days prior to its expiration. An insurance agency must report to the CIRC when it (i) changes its registered name or the name of its branches; (ii) changes its registered address or the operating address of its branches; (iii) the sponsors or major shareholders change their respective name; (iv) changes its major shareholders; (v) change its registered capital; (vi) materially change its equity structure; (vii) amends its articles of association; or (viii) closes its branches. Personnel of an insurance agency, including those of its branches engaging in the sales of insurance products or relevant loss survey and claim settlement, must pass a qualification examination for insurance agency practitioners organized by the CIRC and obtain a “Qualification Certificate for Insurance Agency Practitioners.” The senior managers of an insurance agency including its branches must meet specific qualification requirements set forth in the Agency Provisions. The appointment of the senior managers of an insurance agency including its branches is subject to review and approval of the CIRC.

Regulation of Insurance Brokerages

The principal regulation governing insurance brokerages is the Provisions on the Administration of Insurance Brokerages (the “Brokerages Provisions”) promulgated by the CIRC on September 25, 2009 and effective on October 1, 2009, which replaced the Provisions on the Administration of Insurance Brokerages issued by the CIRC on December 15, 2004 and effective on January 1, 2005. According to this Brokerages Provisions, the establishment of an insurance brokerage is subject to the approval of the CIRC. The term “insurance brokerage” refers to an entity provides brokerages service on the execution of the insurance contract between the insured and the insurance company based on the interests of the insured and collects commission as agreed, including the insurance brokerage companies and their branches, The insurance brokerage shall meet the qualification requirements specified by the CIRC and obtain the license to operate an insurance brokering business with the approval of the CIRC. Insurance brokering business includes both direct insurance brokering, which refers to brokering activities on behalf of insurance applicants or the insured in their dealings with the insurance companies, and reinsurance brokering, which refers to brokering activities on behalf of insurance companies in their dealings with reinsurance companies. An insurance brokerage may take any of the following forms: (i) a limited liability company; or (ii) a joint stock limited company. An insurance brokerage company must have a registered capital or capital contribution of at least RMB10 million. The registered capital must be paid up in cash.

An insurance brokerage may conduct the following insurance brokering businesses:
•	making insurance proposals, selecting insurance companies and handling the insurance application procedures for the insurance applicants;
•	assisting the insured or the beneficiary to claim compensation;
•	reinsurance brokering business;
•	providing consulting services to clients with respect to disaster and damage prevention, risk assessment and risk management; and
•	other business activities specified by the CIRC.

The name of an insurance brokerage must contain the words “insurance brokerage.” The license of an insurance brokerage is valid for a period of three years and may be renewed with due application 30 days prior to its expiration. An insurance brokerage must report to the CIRC when it (i) changes its registered name or the name of its branches; (ii) change its registered address or the operating address of its branches; (iii) the sponsors or the major shareholders change their respective name; (iv)  changes its major shareholders; (v) changes its registered capital; (vi) materially changes its equity structure; (vii) amends its articles of association; or (viii) closes its branches. Personnel of an insurance brokerage, including those of its branches engaging in any of the insurance brokering businesses described above, must pass a qualification examination for insurance brokering practitioners organized by the CIRC and obtain a  “Qualification Certificate for Insurance Brokerage Practitioners”. The senior managers of an insurance brokerage including its branches must meet specific qualification requirements set forth in the Brokerages Provisions. Appointment of the senior managers of an insurance brokerage including its branches is subject to review and approval by the CIRC.

Regulation of Insurance Salespersons

The principal regulation governing individual insurance salespersons is the Provisions on the Administration of Insurance Salespersons issued by the CIRC on April 6, 2006 and effective on July 1, 2006. Under this regulation, the term “insurance salesperson” refers to an individual who has acquired a qualification certificate issued by the CIRC, sells insurance products and provides related services for an insurance company and collects fees or commissions. In order to engage in insurance sales activities as an insurance salesperson, a person first must pass the qualification examination for the insurance agency practitioners organized by the CIRC and obtain a “Qualification Certificate of Insurance Agency Practitioners,” which is valid for three years and renewable upon fulfillment of certain requirements. In addition to the qualification certificate, a person also must obtain a “Practice Certificate of Insurance Salespersons” issued by the insurance company to which he or she belongs in order to conduct insurance sales activities. Those who have obtained a “Practicing Certificate of Insurance Agency Practitioner,” “Practicing Certificate of Insurance Brokerage Practitioner” or “Practicing Certificate of Insurance Adjustment Practitioners” are not allowed to obtain a Practice Certificate for Insurance Salespersons. No insurance salesperson may concurrently sign agent agreements with, or act on behalf of, two or more insurance companies.

On April 19, 2011, CIRC issued a draft regulation of Regulatory Requirements of Insurance Salespersons, which sets forth a higher academic requirement for candidates to take the qualification examination for the insurance agency practitioners organized by the CIRC; provided that the local counterpart dispatched by CIRC may, based on the respective reality of such location and subsequent to the filing with CIRC, lower such academic requirement; provided further, in any event, the academic requirement of any candidate may not be lower than junior high school and such candidate who obtains the Qualification Certificate of Insurance Agency Practitioners with a lower academic requirement may not practice beyond the area governed by such local counterpart of CIRC. The draft regulation, once formally promulgated, will replace the Provisions on the Administration of Insurance Salespersons as described in the preceding paragraph.

Content Related to Insurance Industry in the Legal Documents of China’s Accession to the WTO

According to the Circular of the CIRC on Distributing the Content Related to Insurance Industry in the Legal Documents of China’s Accession to the WTO, for the life insurance sector, within three years of China’s accession to the WTO on December 11, 2001, geographical restrictions were to be lifted, equity joint venture companies allowed to provide health insurance, group insurance, and pension/annuity services to Chinese citizens and foreign citizens, and no other restrictions allowed except those on the proportion of foreign investment (no more than 50%) and establishment conditions. For the non-life insurance sector, within three years of China’s accession, the geographical restrictions were to be lifted and no restrictions allowed other than establishment conditions. For the insurance brokerage sector, within five years of China’s accession, the establishment of wholly foreign-funded subsidiary companies was to be allowed, and no restrictions allowed other than establishment conditions and restrictions on business scope.

Regulations on Foreign Exchange

Foreign Currency Exchange

Foreign exchange regulation in China is primarily governed by the following rules:
•	Foreign Currency Administration Rules (1996), as amended, or the Exchange Rules; and
•	Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), or the Administration Rules.

Under the Exchange Rules, the RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Conversion of RMB for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of the SAFE.

Under the Administration Rules, foreign-invested enterprises may only buy, sell or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign-invested enterprises outside of China are also subject to limitations, which include approvals by the Ministry of Commerce, the SAFE and the State Development and Reform Commission.

Regulations on Dividend Distribution

The principal regulations governing dividend distributions of wholly foreign-owned companies include:

•	Wholly Foreign-Owned Enterprise Law (1986), as amended; and
•	Wholly Foreign-Owned Enterprise Law Implementing Rules (1990), as amended.

Under these regulations, wholly foreign-owned companies in the PRC may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards. In addition, these wholly foreign-owned companies are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds, until the accumulative amount of such fund reaches 50% of its registered capital. These reserve funds are not distributable as cash dividends.

Regulation on Overseas Listing

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and the SAFE, jointly adopted the Provisions on the Takeover of Domestic Enterprises by Foreign Investors or M&A Rule which became effective on September 8, 2006. The M&A Rule purports, among other things, to require offshore SPVs, formed for overseas listing purposes and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.

See "Risk Factors—Risks Related to Doing Business in China—If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency, determines that CSRC approval is required in connection with this offering, this offering may be delayed or cancelled, or we may become subject to penalties".

Regulations on Tax

PRC Enterprise Income Tax

The PRC EIT is calculated base on the taxable income determined under the PRC accounting standards and regulations, as well as the EIT law. On March 16, 2007, the National People’s Congress of China enacted the EIT Law, a new EIT law which became effective on January 1, 2008. On December 6, 2007, the State Council promulgated the Implementation Rules which also became effective on January 1, 2008. On December 26, 2007, the State Council issued the Notice on Implementation of Enterprise Income Tax Transition Preferential Policy under the EIT Law, or the Transition Preferential Policy Circular, which became effective simultaneously with the EIT Law. The EIT Law imposes a uniform EIT rate of 25% on all domestic enterprises and foreign-invested enterprises unless they qualify under certain exceptions. Under the EIT Law, as further clarified by the Implementation Rules, the Transition Preferential Policy Circular and other related regulations, enterprises that were established and already enjoyed preferential tax treatments before March 16, 2007 will continue to enjoy them in the following manners: (i) in the case of preferential tax rates, for a five-year period starting from January 1, 2008, during which the tax rate will gradually increase to 25%; or (ii) in the case of preferential tax exemption or reduction for a specified term, until the expiration of such term. However, if such an enterprise has not enjoyed the preferential treatments yet because of its failure to make a profit, its term for preferential treatment will be deemed to start from 2008.

Under the EIT Law, enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to PRC EIT at the rate of 25% on their worldwide income. The Implementation Rules define the term “de facto management body” as the management body that exercises full and substantial control and management over the business, personnel, accounts and properties of an enterprise. Because substantially all of our operations and all of our senior management are located within China, we may be considered a PRC resident enterprise for EIT purposes, in which case: (i) we would be subject to the PRC EIT at the rate of 25% on our worldwide income; and (ii) dividends income received by us from our PRC subsidiaries, however, would be exempt from the PRC withholding tax since such income is exempted under the EIT Law for a PRC resident enterprise recipient.

PRC Business Tax

Taxpayers providing taxable services in China are required to pay a business tax at a normal tax rate of 5% of their revenues, unless otherwise provided.

Dividend Withholding Tax

Under the PRC tax laws effective prior to January 1, 2008, dividends paid to foreign investors by foreign-invested enterprises are exempt from PRC withholding tax. Pursuant to the EIT Law and the Implementation Rules, dividends generated after January 1, 2008 and distributed to us by our PRC subsidiaries are under a 5% withholding tax subject to PRC laws and regulations, provided that we are determined by the relevant PRC tax authorities to be a “non-resident enterprise” under the EIT Law. However, as described above, we may be considered a PRC resident enterprise for EIT purposes, in which case dividends received by us from our PRC subsidiary would be exempt from the PRC withholding tax because such dividend income and other distributions with respect to equity interests derived by a PRC resident enterprise from direct investment in another PRC resident enterprise is exempted under the EIT Law.

As there remains uncertainty regarding the interpretation and implementation of the EIT Law and the Implementation Rules, it is uncertain whether any dividends to be distributed by us, to our non-resident enterprise shareholders would be subject to any PRC withholding tax.

Employees

As of December 31, 2010, we had 73 full-time employees, and no part-time employees.

Properties

Our executive office is located the Henan Province of the People’s Republic of China. All of our material leases are currently rented through our three consolidated affiliated entities, among which:

Henan Anhou has two principal offices (the leases attached herein as Exhibits 10.27 and 10.28 ): (i) one is located at Building 4F, Hesheng Plaza, No. 26 Yousheng South Road, Jinshui District, Zhengzhou, Henan province, China, with 6,157 square feet (572 square meters) of office space. The lease agreement is between Ma Rui and Henan Anhou. The original lease term was from January 1, 2008 to December 30, 2010 for two years, with rent of approximately $3,906 (RMB25,739) per month payable every three months. On January 10, 2011, the lease was renewed and the term was extended to December 30, 2013 on the same terms as the original lease agreement; and (ii) the other office is located at Building 4K, Hesheng Plaza, No. 26 Yousheng South Road, Jinshui District, Zhengzhou, Henan province, China, with 5,597 square feet (520 square meters) of office space. The lease agreement is between Ma Rui and Henan Anhou. The original lease term was from January 1, 2008 to December 30, 2010 for two years, with rent of approximately $1,821 (RMB12,000) per month payable every three months. On January 1, 2011, the lease was renewed and the term extended to December 30, 2013 on the same terms as the original lease agreement.

Sichuan Kangzhuang’s office is located at A and B areas, 14th Floor Renbao Building, No.57 Dongyu Street, Jinjiang District, Chengdu City, Sichuan province, China, with 8,353 square feet (776 square meters) of office space. The lease is between People's Insurance Company of China, Sichuan Branch and Sichuan Kangzhuang. The lease term is from September 1, 2006 to August 31, 2011 for four years, with rent of approximately $4,710 (RMB31,039.6) per month, to be increased by 8% per annum commencing from September 1, 2008, payable every three months.

Jiangsu Law’s office is located at No. 888 Jintong Road, Xingren County, Tongzhou District, Nantong City, Jiangsu province, China, with 10,764 square feet (1,000 square meters) of office space. The lease is between Xiangriya Industrial (Nantong) Co., Ltd., which is an affiliate of Mao Yi Hsiao. Jiangsu Law leases such office free of charge and no written agreement has been executed.

Litigation

We are from time to time subject to claims and litigation arising in the ordinary course of business. Currently, our management is not aware of any claims and litigation against us.

MANAGEMENT

Executive Officers and Directors

On January 28, 2011, the sole member of the board of directors, Mao Yi Hsiao, made a unanimous written consent to elect and appoint the three individuals set forth as additional members of our board of directors and other individual as management. The following table sets forth, as of April 30, 2011, the names and ages of our directors and executive officers. The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position
Mao Yi Hsiao	52	Director
Li Fu Chang	55	Director
Li Chwan Hau	50	Director
Hsu Tzu En	39	Director
Lo Chung Mei	54	Chief Executive Officer
Tsai Shiu Fang	48	Chief Financial Officer
Hsieh Tung Chi	36	Chief Operating Officer
Hsu Wen Yuan	41	Chief Marketing Officer
Chiang Te Yun	33	Chief Technology Officer

Business Experience

The following summarizes the occupation and business experience for our officers, directors, key employees and consultants.

Mao Yi Hsiao, Director
Mr. Mao has served as a director of the Company since June 2010. Mr. Mao, with 25 years of insurance industry experience, is the founder as well as the Chairman of Taiwan Law Broker Co., Ltd., the biggest insurance broker company in Taiwan. In addition, Mr. Mao has served as a director for the Company’s consolidated affiliated entity Jiangsu Law since March 2005 to the present. He received his Bachelor’s degree from Taiwan Soochow University School of Law and acquired a Taiwan lawyer's practice certificate. Mr. Mao was selected as a director because of his experience in both the insurance industry and the Company’s PRC operations.

Li Fu Chang, Director
Mr. Li has served as a director of the Company since January 2011.  Mr. Li has 30 years of insurance industry experience, including 17 years in the insurance agency industry.  From 1980 to 1992, he worked as a manager for Guohua Life Insurance Co., Ltd. From 1992 to 1993 Mr. Li worked as General Manager for Gongxin insurance brokers Co., Ltd. or KHIB. Mr. Li served as a president to Time Insurance Brokers Co., Ltd. from1993 to 2003. Mr. Li served as a consultant to the Company’s affiliated entity Henan Anhou from October 2003 to October 2009 and as the Chairman of Henan Anhou from October 2009 to the present.  Mr. Li received a Bachelor degree in Mass Communication from Fu Jen Catholic University. He is one of the primary insurance brokers in Taiwan.   Mr. Li was selected as a director because of his experience in both the insurance industry and the Company’s PRC operations.

Li Chwan Hau, Director
Mr. Li has served as a director of the Company since January 2011.  Mr. Li has 20 years of insurance industry experience.  Mr. Li has served as a service manager at Taiwan Life Insurance from 1987 to 2000. In addition Mr. Li founded Genius Insurance Brokers Co., Ltd., and has served as its Chairman from April 2000 to the present.  Mr. Li has also served as Chairman of Genius Financial Consultants Co., Ltd., a Taiwan company from February 2001 to the present.  Mr. Li has served as a director to the Company’s affiliated entity Sichuan Kangzhuang from 2006 to 2010.  He received a M.S. Degree in Actuarial Science in The University of Iowa and acquired North American actuarial qualification. Mr. Li was selected as a director because of his experience in both the insurance industry and the Company’s PRC operations.

Hsu Tzu En, Director
Mr. Hsu has served as a director of the Company since January 2011. Mr. Hsu has over ten years of experience in investment banking. From 2003 to 2008 he served as a Manager at Han De Investment Management Company, an investment company focusing on real estate, art and mining resources investment. From 2008 to 2010 he served as a Manager at Tao Zhu Capital, an investment company. Mr. Hsu was selected as a director because of his experience in the investment banking field.

Lo Chung Mei, Chief Executive Officer
Mr. Lo has served as the Company’s Chief Executive Officer since January 2011.  Mr. Lo has served as the General Manager of the Company’s consolidated affiliated entity Henan Anhou from October 2003 to the present. Mr. Lo has 24 years of insurance industry experience, including 13 years working as a manager at Cathay Life Insurance Co., Ltd., from 1983 to1996, 4 years working as a insurance consultant at Guangzhou Life Insurance Co., Ltd., China Life Insurance Co., Ltd. from 1996 to 1997, TaiKang Life insurance Co., Ltd. from 1997 to 2001, and 3 years working as a vice general manager at TaiKang Life Insurance Co., Ltd. from 2001 to 2003.

Tsai Shiu Fang, Chief Financial Officer
Ms. Tsai has served as the Company’s Chief Financial Officer since January 2011.  Ms. Tsai is a Certified Financial Planner who has 25 years of experience in the insurance industry. From April 2000 to June 2005 Ms. Tsai served as Chief Financial Officer at Genius Insurance Brokers Co., Ltd., a Taiwan insurance brokerage company.  Ms. Tsai has served as the Chief Financial Officer of the Company’s affiliated entity Sichuan Kangzhuang from May 2008 to the present.

Hsieh Tung Chi, Chief Operating Officer
Mr. Hsieh has served as the Chief Operating Officer of the Company since January 2011.  Mr. Hsieh has served as Chief Operating Officer and General Manager of the Company’s consolidated affiliated entity Jiangsu Law from January 2005 to the present. Mr. Hsieh has worked at First Bank, Head Office, as an Asset Management Specialist in 2000. He has worked at Taiwan Law brokers Co., Ltd., Operating Department, as an Administrative Personnel from 2000 to 2001, officer from 2001 to 2002, Assistant Manager in 2003 and Manager from 2004 to 2005.

Hsu Wen Yuan, Chief Marketing Officer
Mr. Hsu has served as the Company’s Chief Marketing Director since January 2011.  Mr. Hsu has17 years of insurance industry experience. From February 2001 to May 2006, Mr. Hsu served as a Vice Business Executive at Alexander Leed Risks Service Inc., an insurance brokerage company.  From September 2006 to May 2009, Mr. Hsu served as Chief Executive Officer and General Manager of the Company’s affiliated entity Sichuan Kangzhuang.  Mr. Hsu graduated from Feng Chia University with a major in Risk Management and Insurance.

Chiang Te Yun, Chief Technology Officer
Mr. Chiang has served as the Company’s Chief Technology Officer since January 2011.  Mr. Chiang graduated from insurance department of Shih Chien University and has ten years of experience in the insurance industry. From January 2004 to the present, Mr. Chiang has served as the Marketing Manager and Director of the Information Department of the Company’s affiliated entity Jiangsu Law.

Family relationships

There are no family relationship among the directors and officers.

Independence

All of the Company’s directors are “independent directors” as defined by the NYSE Amex Stock Exchange.

Involvement in certain legal proceedings

No bankruptcy petition has been filed by or against any business of which any of our executive officers was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

No director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

No director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

No director has been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

Director Compensation
Our directors do not currently receive compensation, and have not received compensation in the last two fiscal years.

Pursuant to an agreement with Henan Anhou, Li Fu Chang earned RMB20,000 ($3,035) per month for serving as the Legal Representative of Henan Anhou from January 1, 2010 to the present.  If Li Fu Chang is terminated as the Company’s Legal Representative, he is entitled to RMB100,000 ($15,175) in compensation.  The Company does not consider this engagement as making Li Fu Chang an employee of the Company or its subsidiaries and determines the amount paid to Li Fu Chang does not disqualify him from independent director status.

Audit Committee and Audit Committee Financial Expert

Our board of directors functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. We are not a "listed company" under SEC rules and is therefore not required to have an audit committee comprised of independent directors. Our board of directors has determined that its members do not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. Our board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the board of directors believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Indemnification

Under Delaware law and pursuant to our articles of incorporation and bylaws, we may indemnify our officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officers or directors pursuant to those provisions, our counsel has informed us that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Executive Compensation

The following table sets forth all compensation awarded to, earned by or paid to our named executive officers. We do not anticipate adjusting our compensations to executive officers and directors in the foreseeable future.

SUMMARY COMPENSATION TABLE

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Lo Chung Mei	2010	14,574							14,574
Chief Executive Officer	2009	8,887							8,887

Tsai Shiu Fang,	2010	25,505							25,505
Chief Financial Officer	2009	25,505							25,505

Hsieh Tung Chi,	2010	5,465							5,465
Chief Operating Officer	2009	4,737							4,737

Hsu Wen Yuan,	2010	23,683	497						24,180
Chief Marketing Officer	2009	23,683	27						23,710

Chiang Te Yun	2010	4,099							4,099
Chief Technology Officer	2009	4,099							4,099

 Employment Agreements

Pursuant to an employment agreement, Lo Chung Mei earns a salary of RMB8,000 ($1,215) per month.  If Lo Chung Mei is terminated, he is entitled to RMB100,000 ($15,181) as severance compensation.

Pursuant to an employment agreement, Chiang Te Yun earns a salary of RMB2,250 ($342.00) per month.

Pursuant to an employment agreement, Hsu Wen Yuan earns a salary of RMB13,000 ($1,974) per month and is entitled to a monthly performance bonus equal to 0.5% of First Year Commission, or FYC, of certain consultant agencies.  Mr. Hsu received FYC of RMB179.2 ($27) and RMB3,270.98 ($497) in the fiscal year of 2009 and 2010, respectively.

Pursuant to an employment agreement, Tsai Shiu Fang earns a salary of RMB14,000 ($2,125) per month.

Pursuant to an employment agreement, Hsieh Tung Chi earns a salary of RMB3,000 ($455) per month.

SECURITY OWNERSHIP

The following table sets forth, as of March 31, 2011 certain information regarding the beneficial ownership of Common Stock by (i) each person who is known by us to own beneficially more than five percent of the outstanding Common Stock, (ii) each of our director and named executive officers, and (iii) all directors and named executive officers as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of China United Insurance Service, Inc., Building 4F, Hesheng Plaza No. 26 Yousheng S. Rd., Jinshui District, Zhengzhou, Henan, People’s Republic of China.

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Owner	Percent of Class (1)
Officers and Directors
Common Stock	Mao Yi Hsiao Director	3,200,000	15.9%
Common Stock	Li Fu Chang Director	800,000	4.0%
Common Stock	Li Chwan Hau Director	1,000,000	5.0%
Common Stock	Hsu Tzu En Director	15,000	*
Common Stock	Lo Chung Mei Chief Executive Officer	400,000	2.0%
Common Stock	Tsai Shiu Fang Chief Financial Officer	100,000	*
Common Stock	Hsieh Tang Chi Chief Operating Officer	800,000	4.0%
Common Stock	Chiang Te Yun Chief Technology Officer	800,000	4.0%
Common Stock	All executive officers and directors (8) as a group	7,115,000	35.4%
5% Beneficial Owners
Common Stock	Chang Pi Hui 198 Chung Cheng East Road, Linbei village, Linnei town, Yunlin County, Taiwan.	2,620,000	13.0%
* Less than 1%

(1) Based on 20,100,503 shares outstanding as of March 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Li Fu Chang (“Mr. Li”) is the legal representative of Henan Anhou. Mr. Mao Yi Hsiao (“Mr. Mao”) is a shareholder of the Company. Mr. Zhu Xudong (“Mr. Zhu”) is the legal representative of Jiangsu Law. Mr. Mao is one of the shareholders of Xiangriya Industrial (Nantong) Co., Ltd. (“Xiangriya”), therefore, the Company and Xiangriya are related parties under common control. These related parties loaned money to the Company for working capital. As of June 30, 2010, the Company owed Mr. Li $689,606. As of December 31, 2010, the Company owed Mr. Li, Mr. Mao, Mr. Zhu and Xiangriya $429,559, $60,497, $17,218 and $15,018, respectively. The amounts are interest-free, unsecured and repayable on demand. During the six months ended December 31, 2010, the Company borrowed $277,325, $44,610, $14,870 and $17,221 from Mr. Li, Mr. Mao, Mr. Zhu and Xiangriya, respectively; and the Company paid $553,164 and $2,455 back to Mr. Li and Xiangriya, respectively.

As of June 30, 2010 and 2009, the Company’s consolidated affiliate Sichuan Kangzhuang’s balances of due to related parties were $475,311 and $369,643, respectively.

Ms. Li Dan, Chengdu Jingzhan Management Co. Ltd. (“Jingzhan”), and Allianz Insurance were the shareholders of Sichuan Kangzhuang as of June 30, 2010 and 2009, and they held 16.67%, 25% and 24.9% of the Sichuan Kangzhuang’s shares, respectively. Lianzhuang Management Co., Ltd. (“Lianzhuang”) is a principal shareholder of Jianzhan. Sichuan Kangzhuang made borrowings from Ms. Li Dan, Jingzhan and Lianzhuang for working capital. The borrowings were interest-free, unsecured and repayable on demand.

As of June 30, 2010, the amounts due to Ms. Li Dan, Jingzhan and Lianzhuang were $0, $148,929 and $322,901, respectively. As of June 30, 2009, the amounts due to these three shareholders were $37,985, $118,922, and $210,233, respectively. During the year ended June 30, 2010, Sichuan Kangzhuang borrowed $8,776, $29,254 and $119,869 from Ms. Li Dan, Jingzhan and Lianzhuang, respectively, and paid $46,806, $0 and $8,776 back to these three shareholders, respectively. During the year ended June 30, 2009, Sichuan Kangzhuang borrowed $20,443, $0 and $179,610 from Ms. Li Dan, Jingzhan and Lianzhuang, respectively, and paid $11,682, $132,298 and $13,142 back to these three shareholders, respectively.

During the years ended June 30, 2010 and 2009, Sichuan Kangzhuang derived $206,328 and $165,902 revenue, respectively, from selling insurance polices underwritten by Allianz Insurance.

As of June 30, 2010 and 2009, Sichuan Kangzhuang owed its management $3,481 and $2,503, respectively, for certain expenses paid by the management on its behalf.  During the years ended June 30, 2010 and 2009, the management paid $4,644 and $2,502 on Sichuan Kangzhuang’s behalf, respectively. During the years ended June 30, 2010 and 2009, Sichuan Kangzhuang returned $3,684 and $0 to the management, respectively.

These transactions were entered into prior to the Company’s affiliation with the affiliated consolidated companies, as such the board of directors of the Company did not approve the above transactions.

On January 17, 2010, CU WFOE and Henan Anhou and its shareholders entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which CU WFOE has executed effective control over Henan Anhou through these contractual arrangements. The VIE Agreements included:

(1) An Exclusive Business Cooperation Agreement through which CU WFOE has the right to advise, consult, manage and operate Henan Anhou and collect and own all 90% of the net profits of Henan Anhou;

(2) a Power of Attorney under which the shareholders of Henan Anhou have vested their collective voting control over Henan Anhou to CU WFOE;

(3) an Option Agreement under which the shareholders of Henan Anhou have granted to CU WFOE the irrevocable right and option to acquire all of their equity interests in Henan Anhou, subject to applicable PRC laws and regulations; and

(4) a Share Pledge Agreement under which the owners of Henan Anhou have pledged all of their equity interests in Henan Anhou to CU WFOE to guarantee Henan Anhou’s performance of its obligations under the Exclusive Business Cooperation Agreement.

The foregoing description of the terms of the Exclusive Business Cooperation Agreement, the Power of Attorney, the Option Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.2 – 10.14 to this report which are incorporated by reference herein.

The Company does not currently have an insider transaction policy.

Other than our officers and directors, we have not had a promoter at any time since inception. Therefore, we have never entered into transactions with a promoter.

Besides related party transaction stated above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or

(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of us.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.00001 par value, of which 20,100,503 shares were issued and outstanding as of April 30, 2011.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating affiliate and subsidiaries and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.00001 par value, of which no shares were issued and outstanding as of April 30, 2010.

Preferred stock may be authorized and issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate.  In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware.  The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any issued and outstanding common shares that are available for resale to the public market in accordance with Rule 144.

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,000,000 shares of our common stock held by two shareholders. Such shareholders include the holders of the 1,600,000 shares sold in our Regulation S offering which was completed in January 2011. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 31, 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

			Amount	Percent
	Shares		Beneficially	Beneficially
	Beneficially	Shares	Owned	Owned
	Owned Prior	to be	After	After
Name	To Offering	Offered	Offering	Offering
Shin Yen Chin	800,000	500,000	300,000	1.5%
Ma Ling Fen	800,000	500,000	300,000	1.5%

None of the Selling Stockholders are broker-dealers or affiliates of broker dealers.

Transfer Agent

The transfer agent and registrar for our common stock is Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117. Their telephone number is: (801) 272-9294.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of the resale of 1,000,000 shares of our common stock on behalf of the selling stockholders named herein.

The selling security holders may sell some or all of their shares at a fixed price of $0.015 per share until our shares are quoted on the Over the Counter Electronic Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCBB. In addition, it is possible that, such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if developed, will be sustained.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	Transactions involving cross or block trades on any securities or market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
•	any combination of the foregoing.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them.

The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. During such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. The selling stockholders may be deemed to be underwriters with respect to the shares that they are offering for resale.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $210,000.

LEGAL MATTERS

The Crone Law Group, San Francisco California, passed upon the validity of the common stock being offered hereby.  We have issued 100,503 shares of common stock to the Crone Law Group in consideration for legal services.

EXPERTS

Included in the prospectus constituting part of this registration statement are consolidated financial statements of (i) Henan Law Anhou Insurance Agency Co., Ltd., (ii) Jiangsu Law Insurance Broker Co., Ltd., and (iii) Sichuan Kang Zhuang Insurance Agency Co., Ltd., for fiscal years ended June 30, 2010 and 2009, which have been audited by Goldman Kurland Mohidin, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their respective report appearing elsewhere herein. The financial statements are included in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and us, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

After the effective date of this prospectus we will also be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling stockholders.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this prospectus speaks as of the effective date of the registration statement.

FINANCIAL STATEMENTS

Index to Financial Statements

Report of Independent Registered Public Accounting Firm for Henan Law Anhou Insurance Agency Co., Ltd.	F-1

Henan Law Anhou Insurance Agency Co., Ltd. Balance Sheets as of June 30, 2010 and 2009	F-2

Henan Law Anhou Insurance Agency Co., Ltd. Statements of Operations and Other Comprehensive Loss for the years ended June 30, 2010 and 2009	F-3

Henan Law Anhou Insurance Agency Co., Ltd. Statements of Shareholders’ Deficit June 30, 2010 and 2009	F-4

Henan Law Anhou Insurance Agency Co., Ltd. Statements of Cash Flows for the years ended June 30, 2010 and 2009	F-5

Notes to Henan Law Anhou Insurance Agency Co., Ltd. Financial Statements	F-6

Report of Independent Registered Public Accounting Firm for Sichuan Kang Zhuang Insurance Agency Co.	F-19

Sichuan Kang Zhuang Insurance Agency Co. Balance Sheets as of June 30, 2010 and 2009	F-20

Sichuan Kang Zhuang Insurance Agency Co. Statements of Operations and Other Comprehensive Loss for the years ended June 30, 2010 and 2009	F-21

Sichuan Kang Zhuang Insurance Agency Co. Statements of Shareholders’ Deficit June 30, 2010 and 2009	F-22

Sichuan Kang Zhuang Insurance Agency Co. Statements of Cash Flows for the years ended June 30, 2010 and 2009	F-23

Notes to Sichuan Kang Zhuang Insurance Agency Co. Financial Statements	F-24

Report of Independent Registered Public Accounting Firm for Jiangsu Law Insurance Broker Co., Ltd.	F-33

Jiangsu Law Insurance Broker Co., Ltd. Balance Sheets as of June 30, 2010 and 2009	F-34

Jiangsu Law Insurance Broker Co., Ltd. Statements of Operations and Other Comprehensive Income / Loss for the years ended June 30, 2010 and 2009	F-35

Jiangsu Law Insurance Broker Co., Ltd. Statements of Shareholders’ Deficit June 30, 2010 and 2009	F-36

Jiangsu Law Insurance Broker Co., Ltd. Statements of Cash Flows for the years ended June 30, 2010 and 2009	F-37

Notes to Jiangsu Law Insurance Broker Co., Ltd. Financial Statements	F-38

Henan Law Anhou Insurance Agency Co., Ltd. and Subsidiaries Consolidated Balance Sheets as of December 31, 2010 and June 30, 2010	F-47

Henan Law Anhou Insurance Agency Co., Ltd. and Subsidiaries Consolidated Statements of Operations and Other Comprehensive Loss for six months ended December 31, 2010 and 2009	F-48

Henan Law Anhou Insurance Agency Co., Ltd. and Subsidiaries Consolidated Statements of Cash Flows for the six months ended December 31, 2010 and 2009	F-49

Notes to Henan Law Anhou Insurance Agency Co., Ltd. and Subsidiaries Consolidated Financial Statements	F-50

China United Insurance Service, Inc. and Subsidiaries Pro Forma Consolidated Balance Sheets as of June 30, 2009	F-66

China United Insurance Service, Inc. and Subsidiaries Pro Forma Consolidated Statements of Operations and Other Comprehensive Loss for the year ended June 30, 2009	F-67

China United Insurance Service, Inc. and Subsidiaries Pro Forma Consolidated Balance Sheets as of June 30, 2010	F-68

China United Insurance Service, Inc. and Subsidiaries Pro Forma Consolidated Statements of Operations and Other Comprehensive Loss for the year ended June 30, 2010	F-69

Notes to China United Insurance Service, Inc. and Subsidiaries Pro Forma Consolidated Financial Statements	F-70

China United Insurance Service, Inc. and Subsidiaries Pro Forma Consolidated Balance Sheets as of December 31, 2009	F-71

China United Insurance Service, Inc. and Subsidiaries Pro Forma Consolidated Statements of Operations and Other Comprehensive Loss for the year ended December 31, 2009	F-72

China United Insurance Service, Inc. and Subsidiaries Pro Forma Consolidated Balance Sheets as of December 31, 2010	F-73

China United Insurance Service, Inc. and Subsidiaries Pro Forma Consolidated Statements of Operations and Other Comprehensive Loss for the year ended December 31, 2010	F-74

Notes to China United Insurance Service, Inc. and Subsidiaries Pro Forma Consolidated Financial Statements	F-75

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Henan Law Anhou Insurance Agency Co., LTD.

We have audited the accompanying balance sheets of Henan Law Anhou Insurance Agency Co., LTD. as of June 30, 2010 and 2009, and the related statements of operations and comprehensive loss, shareholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Henan Law Anhou Insurance Agency Co., LTD. as of June 30, 2010 and 2009, and the results of its operations and its cash flows for the years ended June 30, 2010 and 2009, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and has net capital and working capital deficiencies, as of June 30, 2010. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are described in Note 1. These accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Goldman Kurland and Mohidin, LLP
Encino, California
December 30, 2010

HENAN LAW ANHOU INSURANCE AGENCY CO., LTD.
BALANCE SHEETS

	June 30, 2010	June 30, 2009
ASSETS
Current assets
Cash and equivalents	$17,071	$33,751
Restricted cash	58,749	58,439
Accounts receivable, net	14,388	375
Other current assets	29,694	23,581
Total current assets	119,902	116,146

Property, plant and equipment, net	16,055	14,589

TOTAL ASSETS	$135,957	$130,735

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses and other payables	$495,466	$496,148
Taxes payable	254,497	49,705
Due to related party	689,606	642,130

Total current liabilities	1,439,569	1,187,983

SHAREHOLDERS’ DEFICIT

Paid-in capital	252,746	252,746
Accumulated other comprehensive loss	(70,841)	(64,232)
Accumulated deficit	(1,485,517)	(1,245,762)

TOTAL SHAREHOLDERS’ DEFICIT	(1,303,612)	(1,057,248)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$135,957	$130,735

The accompanying notes are an integral part of these financial statements.

HENAN LAW ANHOU INSURANCE AGENCY CO., LTD.
STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

	Years Ended June 30
	2010	2009

Revenues	$1,341,509	$1,301,347
Cost of service	1,061,732	1,259,298

Gross profit	279,777	42,049

Operating expenses:
General and administrative	309,586	228,747
	309,586	228,747

Loss from operations	(29,809)	(186,698)

Other income (expenses)
Other income	1,799	-
Bank service charge	(201)	(410)
Other expenses	(721)	(14)
	877	(424)

Loss before income taxes	(28,932)	(187,122)

Income tax expense	210,823	36,193

Net loss	(239,755)	(223,315)

Other comprehensive loss	(6,609)	(3,387)

Comprehensive loss	$(246,364)	$(226,702)

The accompanying notes are an integral part of these financial statements.

HENAN LAW ANHOU INSURANCE AGENCY CO., LTD.
STATEMENTS OF SHAREHOLDERS' DEFICIT
YEARS ENDED June 30, 2010 AND 2009

	Paid -in Capital	Accumulated Other comprehensive loss	Accumulated Deficit	Total
Balance July 1, 2008	$252,746	$(60,845)	$(1,022,447)	$(830,546)

Foreign currency translation	-	(3,387)	-	(3,387)
Net loss	-	-	(223,315)	(223,315)

Balance June 30, 2009	252,746	(64,232)	(1,245,762)	(1,057,248)

Foreign currency translation	-	(6,609)	-	(6,609)
Net loss	-	-	(239,755)	(239,755)

Balance June 30, 2010	$252,746	$(70,841)	$(1,485,517)	$(1,303,612)

The accompanying notes are an integral part of these financial statements.

HENAN LAW ANHOU INSURANCE AGENCY CO., LTD.
STATEMENTS OF CASH FLOWS

	Years ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(239,755)	$(223,315)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation	8,729	5,672
Changes in operating assets and liabilities:
Accounts receivable	(13,954)	-
Other current assets	(5,962)	(2,798)
Tax payable	203,687	41,531
Accrued expenses and other payables	(3,306)	(12,511)
Total Adjustments	189,194	31,894
Net cash used by operating activities	(50,561)	(191,421)

Cash flows from investing activities:
Purchase of property, plant and equipment	(10,112)	(1,965)
Net cash used in investing activities	(10,112)	(1,965)

Cash flows from financing activities:
Repayment on borrowings from related party	(16,090)	-
Proceeds from related party	59,971	140,183
Net cash provided by financing activities	43,881	140,183

Foreign currency translation	112	313
Net decrease in cash and cash equivalents	(16,680)	(52,890)

Cash and equivalents, beginning balance	33,751	86,641
Cash and equivalents, ending balance	$17,071	$33,751

Interest paid	$-	$-
Income tax paid	$-	$-

The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

Nature of operations

Henan Law Anhou Insurance Agency Co., Ltd. (“Henan Anhou” or the “Company”, formerly known as Zhengzhou Anhou Insurance Agency Co., Ltd.) was incorporated in the People’s Republic of China (“the PRC”) on August 20, 2003. Henan Anhou provides insurance agency services in the PRC.

Going Concern

The Company has incurred net operating losses since inception. The Company faces all the risks common to companies that are relatively new, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. At June 30, 2010, the Company had accumulated deficit of $1,485,517. The Company's recurring losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. The Company expects to incur losses from its business operations and will require additional funding during the year ending June 30, 2011.

Management plans are to raise funding through loans and equity. In addition, management is currently negotiating with related parties and other third parties to forgive amount owed to them or to convert into equity. On August 16, 2010, the Company raised $1,175,433, see note 12. Management believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").   The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying consolidated financial statements were translated and presented in US dollars (“$” or “USD”).

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those results.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and foreign currency exchange rates.

Comprehensive Income

The Company follows the provisions of Financial Accounting Standards Board (“FASB“) Accounting Standards Codification (“ASC”) Topic 220 (“ASC 220”) “Reporting Comprehensive Income”, previously Statement of Financial Accounting Standards (“SFAS”) No. 130, establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. ASC 220 defines comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

Foreign currency transactions

As of June 30, 2010 and 2009, the accounts of Henan Anhou were maintained, and its financial statements were expressed, in RMB. Such financial statements were translated into USD in accordance with SFAS No. 52 ("SFAS 52") "Foreign Currency Translation," (codified in FASB ASC Topic 830) with the RMB as the functional currency for the Chinese subsidiaries.  According to the statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholders’ deficit is translated at historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC 220. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the income statement.

Translation adjustments losses are included in accumulated other comprehensive loss in the statement of stockholders’ equity and were $70,841 and $64,232 as of June 30, 2010 and 2009, respectively.

Cash and equivalents

For Statements of Cash Flows purposes, the Company considers all cash on hand and in banks, including certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and equivalents.

The Company maintains cash with various banks located in China.  Cash accounts are not insured or otherwise protected.  Should any bank holding cash deposits become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash on deposit with that particular bank. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Accounts receivable

The Company reviews its accounts receivable on a regular basis to determine if a bad debt allowance is necessary at each year-end. Management reviews the composition of accounts receivable and analyzes the age of receivable outstanding, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the necessity of making such allowance.

Property, plant and equipment

Property, plant and equipment are recorded at cost.  Gain or loss on disposal of property, plant or equipment will be recorded in income at disposal. Expenditures for betterments, renewals and additions are capitalized. Repairs and maintenance expenses are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over their useful life of 5 years.

Impairment of Long-Lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, previously SFAS No. 144, the Company reviews the carrying values of long-lived assets whenever facts and circumstances indicate the assets may be impaired.  Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to future net undiscounted cash flows expected to be generated by it. If an asset is considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.  Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs of disposal. No impairment was recognized for the years ended June 30, 2010 and 2009.

Revenue recognition

The Company’s revenue is derived from providing insurance agency services. The Company sells insurance products to customers, and obtains commissions from the respective insurance companies according to the terms of each service agreement between the insurance company and the Company. The Company recognizes revenue when the following have occurred: persuasive evidence of an agreement between the insurance company and insured exists, services have been provided, the fee for such services is fixed or determinable and collectability of the fee is reasonably assured. Insurance agency services are considered rendered and completed, and revenue is recognized, at the time an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured. The Company has met all the four criteria of revenue recognition when the premiums are collected by the respective insurance companies and not before because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commission and fees prior to the receipt of the related commissions from the respective insurance companies. No allowance for cancellation was recorded, as the management of the Company estimates, based on its past experience, that the cancellation of policies rarely occurs. Any subsequent commission adjustments in connection with policy cancellations which have been de minims to date are recognized upon notification from the insurance carriers. Actual commission and fee adjustments in connection with the cancellation of policies were 0.2%, and 0.1% of the total commission and fee revenues for the years ended June 30, 2010 and 2009, respectively.

The Company pays commissions to its sub-agents when an insurance product is sold by the respective sub-agent. The Company recognizes commission revenue on a gross basis. The commissions paid by the Company to its sub-agents are recorded as costs of services.

Income taxes

The Company utilizes ASC 740 “Income Taxes”, previously SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”). The Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48. The Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is likely some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations and other comprehensive income (loss). The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

The Company has not been subjected to income tax examinations by taxing authorities for the years ended June 30, 2010 and 2009. During the years ended June 30, 2010 and 2009, the Company did not recognize any amount in interest and penalties. The Company did not accrue any amount for the payment of interest and penalties at June 30, 2010 and 2009.

 Fair values of financial instruments

ASC 820 “Fair Value Measurements and Disclosures”, previously FAS 157, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follows:

· Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

· Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

· Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of June 30, 2010 and 2009, the Company did not identify any assets and liabilities that are required to be presented on the balance sheets at fair value.

Concentration of Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and equivalents and accounts receivable.   As of June 30, 2010 and 2009, substantially all of the Company’s cash and cash equivalents and restricted cash were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to accounts receivable, the Company generally does not require collateral and does not have an allowance for doubtful accounts.

The Company acts as an insurance agent for one major insurance company, Taiping Insurance Co., Ltd. (“Taiping Insurance”).  For the years ended June 30, 2010 and 2009, respectively, 91% and 100% of the Company’s revenue were derived from sale of insurance policies underwritten by Tianping Insurance, which was $1,223,187 and $1,301,347, respectively.  At June 30, 2010 and 2009, the Company did not have any receivables from Taiping Insurance.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic, foreign currency exchange and legal environments in the PRC, and by the general state of the PRC's economy. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company that do not meet the capitalization criteria of ASC 840 “Leases”, previously SFAS No. 13, are accounted for as operating leases. Rentals under operating leases are expensed on the straight-line basis over the lease term.

Segment reporting

The Company follows ASC 280 “Segment Reporting”, previously as SFAS No. 131, for its segment reporting.  For the years ended June 30, 2010 and 2009, the Company managed its business as a single operating segment providing insurance brokerage and agency services in the PRC. All revenues are derived from the PRC and all long-lived assets are located in the PRC.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which could result in a loss to the Company but which will be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies arising from legal proceedings pending against the Company or unasserted claims that may rising from such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss was incurred and the amount of the liability can be reasonably estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Statement of cash flows

In accordance with ASC 230, “Statement of Cash Flows”, previously SFAS No. 95, cash flows from the Company's operations are calculated based upon the local currencies and an average exchange rate is used. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent accounting pronouncements

In December 2007, the FASB issued SFAS No.141R, “Business Combination” (“SFAS 141R”) codified in FASB ASC Topic 805, to improve reporting creating greater consistency in the accounting and financial reporting of business combinations. The standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date.  The Company had no business combinations from the date of its inception through June 30 2010, the adoption of SFAS 141R had no effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”) codified in FASB ASC Topic 810, to improve the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report controlling (minority) interests in subsidiaries in the same way as required in the consolidated financial statements. Moreover, SFAS 160 eliminates the diversity that currently exists in accounting for transactions between an entity and non-controlling interests by requiring they be treated as equity transaction. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. As of June 30, 2010 and 2009, the Company did not have any non-controlling interests. The adoption of SFAS 160 had no effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No.161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”) codified in FASB ASC Topic 815.  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. As of June 30, 2010 and 2009, the Company did not carry any derivative instruments and the adoption of SFAS 161 did not have any effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”) codified in FASB ASC Topic 105.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with US GAAP (the GAAP hierarchy).  The adoption of SFAS 162 did not affect the Company’s financial statements.

In May 2008, the FASB issued SFAS No.163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS 163”), an interpretation of FASB Statement No. 60, codified in FASB Topic 944.  The scope of SFAS 163 is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, SFAS 163 does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). SFAS 163 also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”. The adoption of SFAS 163 did not affect the Company’s financial statements.

In May 2009, the FASB issued SFAS No.165, “Subsequent Events” (“SFAS 165”) codified in FASB ASC Topic 855, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. FASB 165 is effective for interim and annual periods ending after June 15, 2009. The Company adopted this statement during the year ended June 30, 2009.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 166”), codified in FASB ASC Topic 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The adoption of the statement is not expected to have an impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), codified in FASB ASC Topic 810, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. SFAS 167 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS 167 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity, it also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. SFAS 167 is effective for fiscal years beginning after November 15, 2009. The adoption of the statement is not expected to have an impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles - A Replacement of FASB Statement No. 162” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification is effective for interim and annual periods ending after September 15, 2009. As of the effective date, all existing accounting standard documents will be superseded, and all future references to authoritative accounting literature will be referenced in accordance with the Codification.  There were no changes to the Company’s financial statements or disclosures as a result of implementing the Codification.

In September 2009, the FASB issued Accounting Standards Update No. 2009-12 (“ASU 2009-12”), Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This ASU amends to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.  The provisions of ASU 2009-12 did not have a material effect on the Company’s financial statements.

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This ASU eliminated that residual method of allocation for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on its financial statements.

In October 2009, the FASB issued ASU 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This ASU amends the FASB Accounting Standard Codification for EITF 09-1. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares in contemplation of a convertible debt offering or other financing is required to be measured at fair value and recognized as issuance cost in the financial statements of the entity.  ASU No. 2009-15 is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. This ASU is effective for interim or annual periods beginning on or after June 15, 2009, for share-lending arrangements entered into in those periods.  Arrangements that have been terminated as a result of counterparty default prior to the effective date of this Issue but for which the entity had not reached a final settlement as of the effective date are within the scope of this ASU. The provisions of ASU 2009-15 did not have a material effect on the Company’s financial statements.

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with VIEs, codifies Statement No. 167, Amendments to FASB Interpretation No. 46(R). Among other provisions, this ASU amends FIN 46(R) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance, and (b) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. Additionally, ASU No. 2009-17 requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has the power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The provisions of ASU 2009-17 did not have a material effect on the Company’s financial statements.

In January 2010, the FASB issued ASU 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260 for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The provision of ASU 2010-01 did not have a material effect on the Company’s financial statements.

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset de-recognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts SFAS 160 (now included in Subtopic 810-10). For those entities that already adopted SFAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted SFAS 160. The provision of ASU 2010-02 did not have a material effect on the Company’s financial statements.

In January, 2010, the FASB issued ASU 2010-05 Compensation - Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This ASU codifies Emerging Issues Task Force Topic D-110, “Escrowed Share Arrangements and the Presumption of Compensation,” which was issued on June 18, 2009 to clarify SEC staff views on overcoming the presumption that for certain shareholders escrowed share arrangements represent compensation. Topic D-110 concludes that when evaluating whether the presumption of compensation has been overcome, registrants should consider the substance of the arrangement, including whether the arrangement was entered into for purposes unrelated to, and not contingent upon, continued employment.  The SEC staff believes that an escrowed share arrangement in which the shares are automatically forfeited if employment terminates is compensation. ASU 2010-05 was effective upon issuance. The provisions of ASU 2010-5 did not have a material effect on the Company’s financial statements.

In January, 2010, the FASB issued ASU 2010-06 Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements, to enhance the usefulness of fair value measurements. The amended guidance requires both the disaggregation of information in certain existing disclosures, as well as the inclusion of more robust disclosures about valuation techniques and inputs to recurring and nonrecurring fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company does not expect the provisions of ASU 2010-6 to have a material effect on its financial statements.

In February, 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855) – Amendments to Certain Recognition and Disclosure Requirements. This amendment is effective on the date of issuance. Per this ASU, an SEC filer would no longer be required to disclose the date through which subsequent events have been evaluated. The ASU also refines the scope of the reissuance disclosure requirements to include revised financial statements only. The provisions of ASU 2010-9 did not have a material effect on the Company’s financial statements.

In April 2010, the FASB issued ASU 2010-17 (Topic 605), to provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. ASU 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect the provisions of ASU 2010-11 to have a material effect on its financial statements.

In October 2010, the FASB issued ASU 2010-26, Financial Services—Insurance (Topic 944), to address diversity in practice regarding the interpretation of which costs relating to the acquisition of new or renewal insurance contracts qualify for deferral. ASU 2010-26 specifies that the incremental direct costs of contract acquisition and certain costs related directly to the acquisition activities, such as underwriting, Policy issuance and processing, Medical and inspection, Sales force contract selling, which are  performed by the insurer  in the acquisition of new and renewal contracts should be capitalized.  This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements. The Company does not expect the provisions of ASU 2010-11 to have a material effect on its financial statements

NOTE 3 – RESTRICTED CASH

Restricted cash as of June 30, 2010 and 2009 was $58,749 and $58,439, respectively. Restricted cash is a deposit in bank by the Company in conformity with Provisions on the Supervision and Administration of Specialized Insurance Agencies, and cannot be withdrawn without the permission of the China Insurance Regulatory Commission.

NOTE 4 – ACCOUNTS RECEIVABLE

As of June 30, 2010 and 2009, the balances of accounts receivable were $14,388 and 375, respectively, and the Company had no allowance for doubtful accounts.

NOTE 5 – OTHER CURRENT ASSETS

The Company’s other current assets consisted of the following, as of June 30:

	2010	2009

Prepaid rent	$16,629	$16,541
Prepaid expenses	13,051	5,514
Other	14	1,526
Total	$29,694	$23,581

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of June 30:

	2010	2009
Office Equipment	$19,070	$13,143
Office Furniture	8,904	6,279
Computers	12,427	10,666
Total	40,401	30,088
Less: Accumulated Depreciation	(24,346)	(15,499)
Total property, plant and equipment, net	$16,055	$14,589

NOTE 7 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables are summarized as follows, as of June 30:

	2010	2009
Welfare & salary payable	$546	$3,783
Due to third party	494,920	492,365
Total accrued expenses and other payables	$495,466	$496,148

Due to third party are borrowings from a third party that bears no interest and payable on demand.

NOTE 8 - TAXES PAYABLE

Taxes payable consisted of the following as of June 30:

	2010	2009
Income tax	$247,792	$35,959
Other	6,705	13,746
Total	$254,497	$49,705

NOTE 9 - RELATED PARTY TRANSACTIONS

Due to related party

As of June 30, 2010 and 2009, the Company’s balances of due to related parties were $689,606 and $642,130, respectively.

Mr. Li Fuzhang is the legal representative and chief consultant of the Company. The Company’s balances due to related party as of June 30, 2010 and 2009 were due to Mr. Li loaned money to the Company for working capital. The amount is interest-free, unsecured and repayable on demand.

NOTE 10– INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% (starting from 2008) or 33% (before 2007) on income reported in the statutory financial statements after appropriated tax adjustments.

Per the Income Tax Law of the PRC, the loss brought forward from the prior periods can be deducted against income before tax first. However, according to related tax regulations by Chinese tax authorities and became effective on January 1, 2008, commission expense paid to sub-agent in excess of 5% of the commission revenue of the Company is not tax deductible. In other words, the Company is still subject to corporate income tax although it has been making losses. Therefore, the Company incurred income tax for the years ended June 30, 2010 and 2009, of $210,823 and $36,193, respectively.

The following table reconciles the PRC statutory rates to the Company’s effective tax rate for the years ended June 30, 2010 and 2009:

	2010	2009
Local tax rate	25.0%	25.0%
Benefit of NOL c/f	-	94.0%
Tax undeductible cost	(753.7)%	(138.0)%
Tax per financial statements	(728.7)%	(19.3)%

NOTE 11 – COMMITMENT

Operating Lease Commitment

The Company has two operating leases for its offices which expire December 30, 2010, and the Company renewed the lease agreements on October 21, 2010, which expire December 30, 2011. For the years ended June 30, 2010 and 2009, the Company incurred rent of $66,106 and $68,160, respectively. At June 30, 2010, total future minimum lease payments under operating leases were as follows.

Amount
12 months ending June 30, 2011	$66,514
12 months ending June 30, 2012	33,257
Total	$99,771

NOTE 12 – SUBSEQUENT EVENT

Increased paid-in capital

On August 16, 2010, the Company increased its paid-in capital by $1,175,433. The increased capital was paid by a new shareholder, Ms. Zhu Shuqin (“Ms. Zhu”). After the increase of paid-in capital, Ms. Zhu Shuqin owns 80% of the Company’s shareholding now.

Change of the Company’s name

On August 17, 2010, the Company changed its name from Zhengzhou Anhou Insurance Agency Co., Ltd. to Henan Law Anhou Insurance Agency Co., Ltd. The change of name has been approved by Zhengzhou Administration of Industry and Commerce.

Acquisitions

Sichuan Kang Zhuang Insurance Agency Co., Ltd. (“Sichuan Kang Zhuang”) founded on July 10, 2006 in Sichuan province in the PRC, provides insurance agency services in the PRC.  On August 23, 2010, at Sichuan Kang Zhuang’s general meeting of shareholders, its shareholders voted for transferring their shareholding in Sichuan Kang Zhuang to the Company for RMB 532,622 ($78,318). On September 6, 2010, the equity transfer agreements were signed between the Company and each shareholder of Sichuan Kang Zhuang.

Jiangsu Law Insurance Broker Co., Ltd. (“Jiangsu Law”) was founded on May 18, 2005 in Jiangsu province in the PRC. Jiangsu Law is allowed to provide both insurance brokerage and agency services. However, it currently provides insurance agency services only. On August 12, 2010, at Jiangsu Law’s general meeting of shareholders, its shareholders voted for transferring their shareholding to the Company for RMB 518,000 ($75,475). On September 28, 2010, the equity transfer agreements were signed between the Company and each shareholders of Jiangsu Law.

The pro forma consolidated results of operations of the Company as if the acquisitions of Sichuan Kang Zhuang and Jiangsu Law had occurred on July 1, 2008 are presented below:

	For the years ended June 30,
	2010	2009

Net revenue	$2,035,717	$1,739,425
Cost of sales	1,496,625	1,695,671
Gross profit	539,092	43,754
Total expense	(77,998)	(678,672)

Net loss	$(338,906)	$(634,918)

The summary of the assets and liabilities acquired are presented below:

	As of June 30,
	2010	2009
Current assets
Cash and equivalents	$193,470	$423,777
Accounts receivable, net	25,767	2,891
Advance to suppliers	776	-
Other current assets	36,323	660,430
Total current assets	256,336	1,087,098

Property, plant and equipment, net	108,121	140,770

TOTAL ASSETS	$364,457	$1,227,868

Current liabilities
Account payable	$206	$1,087
Accrued expenses and other payables	55,590	70,722
Taxes payable	47,616	3,026
Due to related party	477,344	1,269,154

Total current liabilities	580,756	1,343,989

NET LIABILITIES	$(216,299)	$(116,121)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Sichuan Kang Zhuang Insurance Agency Co., Ltd.

We have audited the accompanying balance sheets of Sichuan Kang Zhuang Insurance Agency Co., Ltd. as of June 30, 2010 and 2009, and the related statements of operations and comprehensive loss, shareholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sichuan Kang Zhuang Insurance Agency Co., Ltd. as of June 30, 2010 and 2009, and the results of its operations and its cash flows for the years ended June 30, 2010 and 2009, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and has net capital and working capital deficiencies, as of June 30, 2010. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are described in Note 1. These accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Goldman Kurland and Mohidin, LLP
Encino, California
May 11, 2011

SICHUAN KANG ZHUANG INSURANCE AGENCY CO., LTD.
BALANCE SHEETS

	June 30
	2010	2009
ASSETS
Current assets
Cash and equivalents	$25,266	$17,597
Accounts receivable, net	1,533	2,891
Other current assets	37,099	34,120
Total current assets	63,898	54,608

Property, plant and equipment, net	17,227	19,091

TOTAL ASSETS	$81,125	$73,699

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$206	$1,087
Accrued expenses and other payables	42,023	39,767
Taxes payable	44,112	2,535
Due to related parties	475,311	369,643

TOTAL CURRENT LIABILITIES	$561,652	$413,032

SHAREHOLDERS’ DEFICIT

Paid-in capital	811,168	811,168
Accumulated other comprehensive loss	(24,012)	(21,634)
Accumulated deficit	(1,267,683)	(1,128,867)

TOTAL SHAREHOLDERS’ DEFICIT	(480,527)	(339,333)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$81,125	$73,699

The accompanying notes are an integral part of these financial statements.

SICHUAN KANG ZHUANG INSURANCE AGENCY CO., LTD.
STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

	Year Ended June 30
	2010	2009

Revenues	$525,709	$473,850
Cost of service	452,157	437,474

Gross profit	73,552	36,376

Operating expenses:
General and administrative	171,221	211,797
	171,221	211,797

Loss from operations	(97,669)	(175,421)

Other income (expenses)
Interest expense	(28)	(134)
Other expenses- net	(1,867)	(2,956)
Total other expenses	(1,895)	(3,090)

Loss before income taxes	(99,564)	(178,511)

Income tax expense	39,252	2,447

Net loss	(138,816)	(180,958)

Other comprehensive loss	(2,378)	(1,485)

Comprehensive loss	$(141,194)	$(182,443)

The accompanying notes are an integral part of these financial statements.

SICHUAN KANG ZHUANG INSURANCE AGENCY CO., LTD.
STATEMENTS OF SHAREHOLDERS' DEFICIT
YEARS ENDED June 30, 2010 AND 2009

	Paid -in Capital	Accumulated other comprehensive loss	Accumulated Deficit	Total
Balance July 1, 2008	$461,141	$(20,149)	$(947,909)	$(506,917)
Capital contribution	350,027	-	-	350,027
Foreign currency translation	-	(1,485)	-	(1,485)
Net loss	-	-	(180,958)	(180,958)
Balance June 30, 2009	811,168	(21,634)	(1,128,867)	(339,333)
Foreign currency translation	-	(2,378)	-	(2,378)
Net loss	-	-	(138,816)	(138,816)
Balance June 30, 2010	$811,168	$(24,012)	$(1,267,683)	$(480,527)

The accompanying notes are an integral part of these financial statements.

SICHUAN KANG ZHUANG INSURANCE AGENCY CO., LTD.
STATEMENTS OF CASH FLOWS

	Year Ended June 30
	2010	2009
Cash flows from operating activities:
Net loss	$(138,816)	$(180,958)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	4,078	4,562
Changes in operating assets and liabilities:
Accounts receivable	1,367	537
Other current assets	(2,786)	(1,226)
Accounts payable	(883)	3,366
Tax payable	41,393	(12,134)
Accrued expenses and other payables	2,037	(223,412)
Net cash used in operating activities	(93,610)	(409,265)

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,121)	(6,346)
Net cash used in investing activities	(2,121)	(6,346)

Cash flows from financing activities:
Capital contribution	-	350,027
Repayment on borrowings from related parties	(59,266)	(157,122)
Proceeds from related parties borrowings	162,543	202,555
Net cash provided by financing activities	103,277	395,460

Effect of exchange rate on cash and equivalents	123	567
Net increase (decrease) in cash and equivalents	7,669	(19,584)

Cash and equivalents, beginning balance	17,597	37,181
Cash and equivalents, ending balance	$25,266	$17,597

Interest paid	$-	$-
Income tax paid	$241	$2,447

The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

Nature of Operations

Sichuan Kang Zhuang Insurance Agency Co., Ltd. (“Sichuan Kang Zhuang” or the “Company”) was incorporated in the People’s Republic of China (“the PRC”) on July 10, 2006. Sichuan Kang Zhuang provides insurance agency services in the PRC.

Going Concern

The Company has incurred net operating losses since inception. At June 30, 2010, the Company had an accumulated deficit of $1,267,683, and accumulated shareholders’ deficit of $480,527, and a working capital deficit of $497,754. The Company's recurring losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. The Company expects to incur losses from its business operations and will require additional funding during the year ending June 30, 2011.

Management plans to raise funds through loans and equity. On August 31, 2010, a shareholder of the Company, Chengdu Jingzhan Management Co. Ltd. (“Jingzhan”), and a shareholder of Jingzhan, Lianzhuang Management Co., Ltd. (“Lianzhuang”), forgave the amount that the Company owed them, see Note 11.. Management believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").   The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying financial statements were translated and presented in US dollars (“$” or “USD”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those results.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Comprehensive Income

The Company follows the provisions of Financial Accounting Standards Board (“FASB“) Accounting Standards Codification (“ASC”) Topic 220 (“ASC 220”) “Reporting Comprehensive Income”, previously Statement of Financial Accounting Standards (“SFAS”) No. 130, which establishes standards for the reporting and display of comprehensive income, its components and balances in a full set of general purpose financial statements. ASC 220 defines comprehensive income is comprised of net income and all changes to the statements of shareholders' equity, except those due to investments by shareholders, changes in paid-in capital and distributions to shareholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

Foreign Currency Translation

As of June 30, 2010 and 2009 and for the years then ended, the accounts of Sichuan Kang Zhuang were maintained in RMB. The financial statements were translated into USD in accordance with SFAS No. 52 ("SFAS 52") "Foreign Currency Translation," (codified in FASB ASC Topic 830) with the RMB as the functional currency.  According to the statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, shareholders’ deficit is translated at historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC 220. Gains and losses resulting from the translations of foreign currency transactions are reflected in the income statement.

Cash and Equivalents

For Statements of Cash Flows purposes, the Company considers all cash on hand and in banks, including certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and equivalents.

The Company maintains cash with various banks located in China.  Cash accounts are not insured or otherwise protected.  Should any bank holding cash deposits become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash on deposit with that particular bank. However, the Company has not experienced any losses in such accounts and believes it is not exposed to significant risks on its cash in bank accounts.

Accounts Receivable

The Company reviews its accounts receivable on a regular basis to determine if a bad debt allowance is necessary at each year-end. Management reviews the composition of accounts receivable and analyzes the age of receivable outstanding, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the necessity of making such allowance.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  Gain or loss on disposal of property, plant or equipment will be recorded in income at disposal. Expenditures for betterments, renewals and additions are capitalized. Repairs and maintenance expenses are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the property’s useful life of 3-5 years with 10% residual value.

Impairment of Long-Lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, previously SFAS No. 144, the Company reviews the carrying values of long-lived assets whenever facts and circumstances indicate the assets may be impaired.  Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to future net undiscounted cash flows expected to be generated by it. If an asset is considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.  Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs of disposal. No impairment was recognized for the years ended June 30, 2010 and 2009.

Revenue recognition

The Company’s revenue is derived from providing insurance agency services. The Company sells insurance products to customers, and obtains commissions from the respective insurance companies according to the terms of each service agreement between the insurance company and the Company. The Company recognizes revenue when the following have occurred: persuasive evidence of an agreement between the insurance company and insured exists, services were provided, the fee for such services is fixed or determinable and collectability of the fee is reasonably assured. Insurance agency services are considered rendered and completed, and revenue is recognized, when an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured. The Company has met all the four criteria of revenue recognition when the premiums are collected by the respective insurance companies and not before because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commissions or fees prior to the receipt of the related commissions from the respective insurance companies. No allowance for cancellation was recorded, as the management of the Company estimates, based on its past experience that the cancellation of policies rarely occurs. Any subsequent commission adjustments in connection with policy cancellations which have been de minims to date are recognized upon notification from the insurance carriers. Actual commission and fee adjustments in connection with the cancellation of policies were 0.5%, and 0.3% of the total commission and fee revenues for the years ended June 30, 2010 and 2009, respectively.

The Company pays commissions to its sub-agents when an insurance product is sold by the respective sub-agent. The Company recognizes commission revenue on a gross basis. The commissions paid by the Company to its sub-agents are recorded as costs of services.

Income taxes

The Company utilizes ASC 740 “Income Taxes”, previously SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the tax authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations and other comprehensive income (loss).

The Company was subjected to income tax examinations by taxing authorities for the years ended June 30, 2010 and 2009. During the years ended June 30, 2010 and 2009, the Company recognized $219 and $3,750 penalties for late filing of tax return, and the amounts were paid during the reporting periods. The Company did not accrue any amount for the payment of interest and penalties at June 30, 2010 and 2009.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures”, previously FAS 157, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follows:

· Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

· Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

· Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of June 30, 2010 and 2009, the Company did not identify any assets and liabilities that are required to be presented on the balance sheets at fair value.

Concentration of Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and equivalents and accounts receivable.   As of June 30, 2010 and 2009, substantially all of the Company’s cash and equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to accounts receivable, the Company generally does not require collateral and does not have an allowance for doubtful accounts.

The Company acts as an insurance agent mainly for three insurance companies, Allianz China Life Insurance Co., Ltd. (“Allianz Insurance”), AVIVA-COFCO Life Insurance Co., Ltd. （“AVIVA”）, and Tianan Insurance Co., Ltd. (“Tianan Insurance”). For the year ended June 30, 2010, 39%, 29% and 26% of the Company’s revenue were derived from sale of insurance policies underwritten by Allianz Insurance, AVIVA and Tianan Insurance, respectively, which was $206,328, $150,595, and $134,227, respectively. For the year ended June 30, 2009, 35%, 58% and 0% of the Company’s revenue were derived from sale of insurance policies underwritten by Allianz Insurance AVIVA, and Tianan Insurance, respectively, which was $165,902, $275,604, and $0, respectively.  At June 30, 2010 and 2009, the Company had $220 and $0 receivables from AVIVA, respectively, and did not have any receivables from the other two insurance companies.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic, foreign currency exchange and legal environments in the PRC, and by the general state of the PRC's economy. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company that do not meet the capitalization criteria of ASC 840 “Leases”, previously SFAS No. 13, are accounted for as operating leases. Rentals under operating leases are expensed on the straight-line basis over the lease term.

Segment Reporting

The Company follows ASC 280 “Segment Reporting”, previously as SFAS No. 131, for its segment reporting.  For the years ended June 30, 2010 and 2009, the Company managed its business as a single operating segment providing insurance brokerage and agency services in the PRC. All revenues are derived from the PRC and all long-lived assets are located in the PRC.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which could result in a loss to the Company but which will be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies arising from legal proceedings pending against the Company or unasserted claims that may rising from such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss was incurred and the amount of the liability can be reasonably estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, previously SFAS No. 95, cash flows from the Company's operations are calculated based upon the local currencies and an average exchange rate is used. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent Accounting Pronouncements

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This ASU eliminated that residual method of allocation for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on its financial statements.

In October 2009, the FASB issued ASU 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This ASU amends the FASB Accounting Standard Codification for EITF 09-1. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares in contemplation of a convertible debt offering or other financing is required to be measured at fair value and recognized as issuance cost in the financial statements of the entity.  ASU No. 2009-15 is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. This ASU is effective for interim or annual periods beginning on or after June 15, 2009, for share-lending arrangements entered into in those periods.  Arrangements that have been terminated as a result of counterparty default prior to the effective date of this Issue but for which the entity had not reached a final settlement as of the effective date are within the scope of this ASU. The provisions of ASU 2009-15 did not have a material effect on the Company’s financial statements.

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with VIEs, codifies Statement No. 167, Amendments to FASB Interpretation No. 46(R). Among other provisions, this ASU amends FIN 46(R) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance, and (b) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. Additionally, ASU No. 2009-17 requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has the power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The provisions of ASU 2009-17 did not have a material effect on the Company’s financial statements.

In January, 2010, the FASB issued ASU 2010-05 Compensation - Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This ASU codifies Emerging Issues Task Force Topic D-110, “Escrowed Share Arrangements and the Presumption of Compensation,” which was issued on June 18, 2009 to clarify SEC staff views on overcoming the presumption that for certain shareholders escrowed share arrangements represent compensation. Topic D-110 concludes that when evaluating whether the presumption of compensation has been overcome, registrants should consider the substance of the arrangement, including whether the arrangement was entered into for purposes unrelated to, and not contingent upon, continued employment.  The SEC staff believes that an escrowed share arrangement in which the shares are automatically forfeited if employment terminates is compensation. ASU 2010-05 was effective upon issuance. The provisions of ASU 2010-5 did not have a material effect on the Company’s financial statements.

In January, 2010, the FASB issued ASU 2010-06 Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements, to enhance the usefulness of fair value measurements. The amended guidance requires both the disaggregation of information in certain existing disclosures, as well as the inclusion of more robust disclosures about valuation techniques and inputs to recurring and nonrecurring fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company does not expect the provisions of ASU 2010-6 to have a material effect on its financial statements.

In April 2010, the FASB issued ASU 2010-17 (Topic 605), to provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. ASU 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect the provisions of ASU 2010-11 to have a material effect on its financial statements.

In October 2010, the FASB issued ASU 2010-26, Financial Services—Insurance (Topic 944), to address diversity in practice regarding the interpretation of which costs relating to the acquisition of new or renewal insurance contracts qualify for deferral. ASU 2010-26 specifies that the incremental direct costs of contract acquisition and certain costs related directly to the acquisition activities, such as underwriting, Policy issuance and processing, Medical and inspection, Sales force contract selling, which are  performed by the insurer  in the acquisition of new and renewal contracts should be capitalized.  This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements. The Company does not expect the provisions of ASU 2010-11 to have a material effect on its financial statements

NOTE 3 – ACCOUNTS RECEIVABLE

As of June 30, 2010 and 2009, the Company had no allowance for doubtful accounts.

NOTE 4 – OTHER CURRENT ASSETS

The Company’s other current assets consisted of the following, as of June 30:

	2010	2009

Deposit paid for rent	$9,353	$10,304
Prepaid rent	17,268	15,429
Advance to employees	6,746	6,805
Other	3,732	1,582
Total	$37,099	$34,120

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of June 30:

	2010	2009
Computers	$27,689	$25,424
Less: Accumulated Depreciation	(10,462)	(63,333)
Total property, plant and equipment, net	$17,227	$19,091

NOTE 6 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables are summarized as follows, as of June 30:

	2010	2009
Welfare & salary payable	$29,942	$29,533
Others	12,081	10,234
Total accrued expenses and other payables	$42,023	$39,767

NOTE 7 - TAXES PAYABLE

Taxes payable consisted of the following as of June 30:

	2010	2009
Income tax	$39,172	$-
Other	4,940	2,535
Total	$44,112	$2,535

NOTE 8 - RELATED PARTIES TRANSACTIONS

Due to related parties

As of June 30, 2010 and 2009, the Company’s balances of due to related parties were $475,311 and $369,643, respectively.

Ms. Li Dan, Jingzhan, and Allianz Insurance were the shareholders of Company as of June 30, 2010 and 2009, and they held 16.67%, 25% and 24.9% of the Company’s shares, respectively. Lianzhuang is a principal shareholder of Jianzhan. The Company made borrowings from Ms. Li Dan, Jingzhan and Lianzhuang for working capital. The borrowings were interest-free, unsecured and repayable on demand.

As of June 30, 2010, the amounts due to Ms. Li Dan, Jingzhan and Lianzhuang were $0, $148,929 and $322,901, respectively. As of June 30, 2009, the amounts due to these three shareholders were $37,985, $118,922, and $210,233, respectively. During the year ended June 30, 2010, the Company borrowed $8,776, $29,254 and $119,869 from Ms. Li Dan, Jingzhan and Lianzhuang, respectively, and paid $46,806, $0 and $8,776 back to these three shareholders, respectively. During the year ended June 30, 2009, the Company borrowed $20,443, $0 and $179,610 from Ms. Li Dan, Jingzhan and Lianzhuang, respectively, and paid $11,682, $132,298 and $13,142 back to these three shareholders, respectively.

During the years ended June 30, 2010 an 2009, the Company derived $206,328 and $165,902 revenue, respectively, from selling insurance policies underwritten by Allianz Insurance.

As of June 30, 2010 and 2009, the Company owed its management $3,481 and $2,503, respectively, for certain expenses paid by the management on its behalf.  During the years ended June 30, 2010 and 2009, the management paid $4,644 and $2,502 on the Company’s behalf, respectively. During the years ended June 30, 2010 and 2009, the Company returned $3,684 and $0 to the management, respectively.

NOTE 9– INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% (starting from 2008) or 33% (before 2007) on income reported in the statutory financial statements after appropriated tax adjustments.

Per the Income Tax Law of the PRC, the loss brought forward from the prior periods can be deducted against income before tax first. However, according to related tax regulations by Chinese tax authorities effective January 1, 2008, commission expense paid to sub-agent in excess of 5% of commission revenue of the Company is not tax deductible. In other words, the Company is still subject to corporate income tax although it has been making losses. Therefore, the Company incurred income tax for the years ended June 30, 2010 and 2009, of $39,252 and $2,447, respectively.

The following table reconciles the PRC statutory rates to the Company’s effective tax rate for the years ended June 30, 2010 and 2009:

	2010	2009
Local tax rate	25%	25%
Benefit of NOL c/f	-	11%
Tax undeductible cost	(64)%	(37)%
Tax per financial statements	(39)%	(1)%

NOTE 10 – COMMITMENT

Operating Lease Commitment

The Company has operating leases for its offices in Sichuan province. For the years ended June 30, 2010 and 2009, the Company incurred rent of $29,631 and $29,527, respectively. At June 30, 2010, total future minimum lease payments under operating leases were as follows.
Amount
12 months ending June 30, 2011	$74,951
12 months ending June 30, 2012	16,858
12 months ending June 30, 2013	734
Total	$92,543

NOTE 11 – SUBSEQUENT EVENT

Transfer of shareholding

Henan Anhou Insurance Agency Co., Ltd. (“Henan Anhou”) founded on August 20, 2003 in Henan province in the PRC, provides insurance agency services in the PRC.  On August 23, 2010, at the Company’s general meeting of shareholders, its shareholders voted for transferring their shareholding in the Company to Henan Anhou for RMB 532,622 ($78,318). On September 6, 2010, the equity transfer agreements were signed between the each shareholder of the Company and Henan Anhou.

Debt cancellation

As of August 31, 2010, the Company owed a shareholder, Jingzhan, and a corporate shareholder of Jianzhan, Lianzhuang, RMB 1,014,000 ($148,680) and RMB 2,175,443 ($318,980), respectively. On August 31, 2010, Jingzhan and Lianzhuang signed a debt cancellation agreement with the Company, upon which Jingzhan and Lianzhuang gave up their rights to claim for repayment of their lending to the Company. Therefore, the Company no longer owes anything to these two companies from then on. As Jingzhan was the principal shareholder of the Company, and Lianzhuang was the principal shareholder of Jingzhan, accordingly, the debt forgiveness will be credited to additional paid in capital, and there would be no income statement affect of this transaction.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Jiangsu Law Insurance Broker Co., Ltd.

We have audited the accompanying balance sheets of Jiangsu Law Insurance Broker Co., Ltd. as of June 30, 2010 and 2009, and the related statements of operations and comprehensive income/(loss), shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jiangsu Law Insurance Broker Co., Ltd. as of June 30, 2010 and 2009, and the results of its operations and its cash flows for the years ended June 30, 2010 and 2009, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses since inception through June 30, 2009 and has an accumulated deficit of $475,271, as of June 30, 2010. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are described in Note 1. These accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Goldman Kurland and Mohidin, LLP
Encino, California
May 11, 2011

JIANGSU LAW INSURANCE BROKER CO., LTD.
BALANCE SHEETS

	Years Ended June 30
	2010	2009
ASSETS
Current assets
Cash and equivalents	$168,203	$406,180
Accounts receivable, net	24,234	-
Other receivables	-	626,310
Total current assets	192,437	1,032,490

Property, plant and equipment, net	90,895	121,680

TOTAL ASSETS	$283,332	$1,154,170

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses and other payables	$13,567	$30,955
Taxes payable	3,505	491
Due to related parties	2,034	899,511

TOTAL CURRENT LIABILITIES	19,106	930,957

SHAREHOLDERS’ EQUITY
Paid-in capital	625,113	625,113
Accumulated other comprehensive income	114,384	113,036
Accumulated deficit	(475,271)	(514,936)

TOTAL SHAREHOLDERS’ EQUITY	264,226	223,213
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$283,332	$1,154,170

The accompanying notes are an integral part of these financial statements.

JIANGSU LAW INSURANCE  BROKER CO., LTD.
STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME/(LOSS)

	Year Ended June 30
	2010	2009

Revenues	$287,411	$65,811
Cost of service	101,648	100,481

Gross profit	185,763	(34,670)

Operating expenses:
General and administrative	139,610	198,960
Total operating expenses	139,610	198,960

Income/(loss) from operations	46,153	(233,630)

Other income (expenses)
Interest income	697	4,513

Income/(loss) before income taxes	46,850	(229,117)

Income tax expense	7,185	1,526

Net income/(loss)	39,665	(230,643)

Other comprehensive income	1,348	1,671

Comprehensive income/(loss)	$41,013	$(228,972)

The accompanying notes are an integral part of these financial statements.

JIANGSU LAW INSURANCE  BROKER CO., LTD.
STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED June 30, 2010 AND 2009

	Paid -in Capital	Accumulated other comprehensive income	Accumulated Deficit	Total
Balance July 1, 2008	$625,113	$111,365	$(284,293)	$452,185
Foreign currency translation	-	1,671	-	1,671
Net loss	-	-	(230,643)	(230,643)
Balance June 30, 2009	625,113	113,036	(514,936)	223,213
Foreign currency translation	-	1,348	-	1,348
Net income	-	-	39,665	39,665
Balance June 30, 2010	$625,113	$114,384	$(475,271)	$264,226

The accompanying notes are an integral part of these financial statements.

JIANGSU LAW INSURANCE  BROKER CO., LTD.
STATEMENTS OF CASH FLOWS

	Year Ended June 30
	2010	2009
Cash flows from operating activities:
Net income/(loss)	$39,665	$(230,643)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	53,055	49,527
Changes in operating assets and liabilities:
Accounts receivable	(24,135)	-
Other receivables	627,055	(11,083)
Tax payable	2,999	19
Accrued expenses and other payables	(17,481)	351
Net cash provided by (used in) operating activities	681,158	(191,829)

Cash flows from investing activities:
Purchase of property, plant and equipment	(21,752)	(1,752)
Net cash used in investing activities	(21,752)	(1,752)

Cash flows from financing activities:
Repayment on borrowings from related parties	(969,378)	(213,059)
Proceeds from related parties	70,822	455,688
Net cash provided by (used in) financing activities	(898,556)	242,629

Effect of exchange rate on cash and equivalents	1,173	1,428
Net (decrease) increase in cash and equivalents	(237,977)	50,476

Cash and equivalents, beginning balance	406,180	355,704
Cash and equivalents, ending balance	$168,203	$406,180

Interest paid	$-	$-
Income tax paid	$5,441	$1,661

The accompanying notes are an integral part of these financial statements

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

Nature of Operations

Jiangsu Law Insurance Broker Co., Ltd. (“Jiangsu Law” or the “Company”) was incorporated in the People’s Republic of China (“the PRC”) on May 18, 2005. Jiangsu Law can provide both insurance brokerage and agency services; however, it currently provides insurance agency services only.

Going Concern

The Company has incurred net operating losses since inception through June 30, 2009; it made a profit for the year ended June 30, 2010. At June 30, 2010, the Company had an accumulated deficit of $475,271. In addition, according to the requirements by the PRC regulations for insurance agency companies, the Company is required to increase its paid-in capital from RMB 5,180,000 ($625,113) to RMB 10,000,000 ($1,355,150) by October 2011. The Company's recurring losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. The Company expects to make losses or a small profit from its business operations and will require additional funding during the year ending June 30, 2011.

Management plans to raise funds through loans and equity. On January 18, 2011, the Company’s paid-in capital was increased to RMB 10,000,000 ($1,355,150), see note 13. Management believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").   The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying consolidated financial statements were translated and presented in US dollars (“$” or “USD”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those results.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Comprehensive Income

The Company follows the provisions of Financial Accounting Standards Board (“FASB“) Accounting Standards Codification (“ASC”) Topic 220 (“ASC 220”) “Reporting Comprehensive Income”, previously Statement of Financial Accounting Standards (“SFAS”) No. 130, which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. ASC 220 defines comprehensive income as net income and all changes to the statements of shareholders' equity, except those due to investments by shareholders, changes in paid-in capital and distributions to shareholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

Foreign Currency Transactions

As of June 30, 2010 and 2009, the accounts of Jiangsu Law were maintained in RMB. The financial statements were translated into USD in accordance with SFAS No. 52 ("SFAS 52") "Foreign Currency Translation," (codified in FASB ASC Topic 830) with the RMB as the functional currency.  According to the statement, all assets and liabilities were translated at the exchange rate on the balance sheet date; shareholders’ deficit is translated at historical rates; and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC 220. Gains and losses resulting from the translations of foreign currency transactions are reflected in the income statement.

Translation adjustments income is included in accumulated other comprehensive income in the statement of shareholders’ equity and were $114,384 and $113,036, as of June 30, 2010 and 2009, respectively.

Cash and Equivalents

For Statements of Cash Flows purposes, the Company considers all cash on hand and in banks, including certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and equivalents.

The Company maintains cash with various banks located in China.  Cash accounts are not insured or otherwise protected.  Should any bank holding cash deposits become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash on deposit with that particular bank; however, the Company has not experienced any losses in such accounts and believes it is not exposed to significant risks on its cash in bank accounts.

Accounts Receivable

The Company reviews its accounts receivable on a regular basis to determine if a bad debt allowance is necessary at each year-end. Management reviews the composition of accounts receivable and analyzes the age of receivable outstanding, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the necessity of making such allowance.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  Gain or loss on disposal of property, plant or equipment will be recorded in income at disposal. Expenditures for betterments, renewals and additions are capitalized. Repairs and maintenance expenses are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the property’s useful life of 4-5 years with 5% of residual value.

Impairment of Long-Lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, previously SFAS No. 144, the Company reviews the carrying values of long-lived assets whenever facts and circumstances indicate the assets may be impaired.  Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to future net undiscounted cash flows expected to be generated by it. If an asset is considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.  Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs of disposal. No impairment was recognized for the years ended June 30, 2010 and 2009.

Revenue Recognition

The Company’s revenue is derived from providing insurance agency services. The Company sells insurance products to customers, and obtains commissions from the respective insurance companies according to the terms of each service agreement between the insurance company and the Company. The Company recognizes revenue when the following have occurred: persuasive evidence of an agreement between the insurance company and insured exists, services were provided, the fee for such services is fixed or determinable and collectability of the fee is reasonably assured. Insurance agency services are considered rendered and completed and revenue is recognized, when an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured. The Company has met all the four criteria of revenue recognition when the premiums are collected by the respective insurance companies and not before because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commissions or fees prior to the receipt of the related commissions from the respective insurance companies. No allowance for cancellation was recorded, as the management of the Company estimates, based on its past experience that the cancellation of policies rarely occurs. Any subsequent commission adjustments in connection with policy cancellations which have been de minims to date are recognized upon notification from the insurance carriers. The Company did not have any commission and fee adjustments in connection with the cancellation of policies for the years ended June 30, 2010 and 2009.

The Company pays commissions to its sub-agents when an insurance product is sold by the respective sub-agent. The Company recognizes commission revenue on a gross basis. The commissions paid by the Company to its sub-agents are recorded as costs of services.

Income Taxes

The Company utilizes ASC 740 “Income Taxes”, previously SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

When tax returns are filed, it is likely some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations and other comprehensive income (loss). As of June 30, 2010 and 2009, the Company did not have any uncertain tax positions.

The Company has not been subjected to income tax examinations by taxing authorities for the years ended June 30, 2010 and 2009. During the years ended June 30, 2010 and 2009, the Company did not recognize any amount in interest and penalties. The Company did not accrue any amount for the payment of interest and penalties at June 30, 2010 and 2009.

Fair Values of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures”, previously FAS 157, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follows:

· Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

· Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

· Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of June 30, 2010 and 2009, the Company did not identify any assets and liabilities that are required to be presented on the balance sheets at fair value.

Concentration of Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and equivalents and accounts receivable.   As of June 30, 2010 and 2009, substantially all of the Company’s cash and equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to accounts receivable, the Company generally does not require collateral and does not have an allowance for doubtful accounts.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic, foreign currency exchange and legal environments in the PRC, and by the general state of the PRC's economy. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company that do not meet the capitalization criteria of ASC 840 “Leases”, previously SFAS No. 13, are accounted for as operating leases. Rentals under operating leases are expensed on the straight-line basis over the lease term.

Segment Reporting

The Company follows ASC 280 “Segment Reporting”, previously as SFAS No. 131, for its segment reporting.  For the years ended June 30, 2010 and 2009, the Company managed its business as a single operating segment providing insurance brokerage and agency services in the PRC. All revenues are derived from the PRC and all long-lived assets are located in the PRC.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which could result in a loss to the Company but which will be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies arising from legal proceedings pending against the Company or unasserted claims that may rising from such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss was incurred and the amount of the liability can be reasonably estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, previously SFAS No. 95, cash flows from the Company's operations are calculated based upon the local currencies and an average exchange rate is used. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 166”), codified in FASB ASC Topic 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets and requires additional disclosures. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The adoption of the statement is not expected to have an impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), codified in FASB ASC Topic 810, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. SFAS 167 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS 167 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity, it also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. SFAS 167 is effective for fiscal years beginning after November 15, 2009. The adoption of the statement is not expected to have an impact on the Company’s financial statements.

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This ASU eliminated that residual method of allocation for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on its financial statements.

In October 2009, the FASB issued ASU 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This ASU amends the FASB Accounting Standard Codification for EITF 09-1. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares in contemplation of a convertible debt offering or other financing is required to be measured at fair value and recognized as issuance cost in the financial statements of the entity.  ASU No. 2009-15 is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. This ASU is effective for interim or annual periods beginning on or after June 15, 2009, for share-lending arrangements entered into in those periods.  Arrangements that have been terminated as a result of counterparty default prior to the effective date of this Issue but for which the entity had not reached a final settlement as of the effective date are within the scope of this ASU. The provisions of ASU 2009-15 did not have a material effect on the Company’s financial statements.

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with VIEs, codifies Statement No. 167, Amendments to FASB Interpretation No. 46(R). Among other provisions, this ASU amends FIN 46(R) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance, and (b) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. Additionally, ASU No. 2009-17 requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has the power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The provisions of ASU 2009-17 did not have a material effect on the Company’s financial statements.

In January, 2010, the FASB issued ASU 2010-05 Compensation - Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This ASU codifies Emerging Issues Task Force Topic D-110, “Escrowed Share Arrangements and the Presumption of Compensation,” which was issued on June 18, 2009 to clarify SEC staff views on overcoming the presumption that for certain shareholders escrowed share arrangements represent compensation. Topic D-110 concludes that when evaluating whether the presumption of compensation has been overcome, registrants should consider the substance of the arrangement, including whether the arrangement was entered into for purposes unrelated to, and not contingent upon, continued employment.  The SEC staff believes that an escrowed share arrangement in which the shares are automatically forfeited if employment terminates is compensation. ASU 2010-05 was effective upon issuance. The provisions of ASU 2010-5 did not have a material effect on the Company’s financial statements.

In January, 2010, the FASB issued ASU 2010-06 Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements, to enhance the usefulness of fair value measurements. The amended guidance requires both the disaggregation of information in certain existing disclosures, as well as the inclusion of more robust disclosures about valuation techniques and inputs to recurring and nonrecurring fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company does not expect the provisions of ASU 2010-6 to have a material effect on its financial statements.

In April 2010, the FASB issued ASU 2010-17 (Topic 605), to provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. ASU 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect the provisions of ASU 2010-11 to have a material effect on its financial statements.

In October 2010, the FASB issued ASU 2010-26, Financial Services—Insurance (Topic 944), to address diversity in practice regarding the interpretation of which costs relating to the acquisition of new or renewal insurance contracts qualify for deferral. ASU 2010-26 specifies that the incremental direct costs of contract acquisition and certain costs related directly to the acquisition activities, such as underwriting, Policy issuance and processing, Medical and inspection, Sales force contract selling, which are  performed by the insurer  in the acquisition of new and renewal contracts should be capitalized.  This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements. The Company does not expect the provisions of ASU 2010-11 to have a material effect on its financial statements

NOTE 3 – ACCOUNTS RECEIVABLE

As of June 30, 2010 and 2009, the Company had no allowance for doubtful accounts.

NOTE 4 – OTHER RECEIVABLES

The Company’s other receivables consisted of the following, as of June 30:

	2010	2009

Amount due from employees	$-	$31,586
Payment to third parties on behalf of a related party, Xiangriya Industrial (Nantong) Co., Ltd.	-	554,697
Other	-	40,027
Total	$-	$626,310

Xiangriya Industrial （Nantong）Co., Ltd. (“Xiangriya”) is a related party to the Company (see note 9), the Company made the payment to the third parties on behalf of Xiangriya, and the amount was paid back in the following year.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of June 30:

	2010	2009
Electronic equipment	$167,596	$166,711
Machinery	16,435	16,348
Transportation equipment	99,555	77,302
Total	283,586	260,361
Less: Accumulated Depreciation	(192,691)	(138,681)
Total property, plant and equipment, net	$90,895	$121,680

NOTE 6 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables are summarized as follows, as of June 30:

	2010	2009
Salary payable	$10,685	$-
Due to third party	2,882	30,955
Total accrued expenses and other payables	$13,567	$30,955

NOTE 7 - TAXES PAYABLE

As of June 30, 2010 and 2009, the balances of taxes payable were $3,505 and $491, respectively.

NOTE 8 - RELATED PARTIES TRANSACTIONS

Due to related parties

As of June 30, 2010 and 2009, the Company’s balances of due to related parties were $2,034 and $899,511, respectively.

Mr. Zhu Xudong (“Zhu”) is one of the shareholders of the Company who held 50.97% of the Company’s shareholding. During the years ended June 30, 2010 and 2009, the Company borrowed $0 and $454,135 from Zhu, respectively, and it paid $879,083 and $198,773 back to Zhu, respectively. The borrowings were made for working capital, and they were interest-free, unsecured and repayable on demand. As of June 30, 2010 and 2009, the Company owed Zhu $2,034 and $880,062, respectively.

Xiangriya is a related party of the Company, as one of Xiangriya's shareholders is also a shareholder of the Company.  During the years ended June 30, 2010 and 2009, the Company borrowed $70,822 and $1,553 from Xiangriya, respectively, and it paid $90,295 and $14,286 back to Xiangriya, respectively. The borrowings were made for working capital, and they were interest-free, unsecured and repayable on demand. As of June 30, 2010 and 2009, the Company owed Xiangriya $0 and $19,449, respectively.

NOTE 9– INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% (starting from 2008) or 33% (before 2007) on income reported in the statutory financial statements after appropriated tax adjustments.

According to the requirement by the local tax authorities in Jiangsu province, the calculation of income tax expense is based on 10% of the Company's revenue, which means that the Company is subject to corporate income tax as long as it generates revenues, no matter whether the Company is making losses or not.  The tax is calculated at 25% of 10% of revenue.  Therefore, the Company incurred income tax, for the years ended June 30, 2010 and 2009, of $7,185 and $1,526, respectively.

NOTE 10 – CONCENTRATION DISCLOSURE

The Company acts as an insurance agent for insurance companies. The insurance companies from which 10% or more of the Company’s revenue that was derived from the sales of the insurance policies underwritten by these insurance companies are listed below:

	Year ended June 30,
	2010		2009
Insurance company	Sales	% of total sales	Sales	% of total sales
AEGON-CNOOC Life Insurance Co., Ltd.	$-	-	$44,682	67.9%
AVIVA-COFCO Life Insurance Co., Ltd.	-	-	14,328	21.8%
Allianz China Life Insurance Co., Ltd.	-	-	6,585	10.0%
AXA-Minmetals Assurance Co., Ltd	55,262	19.2%	-	-
Huatai Insurance Co., Ltd.	42,617	14.8%	-	-
PICC Property and Casualty Company Limited	34,897	12.1%	-	-
Cathay Pacific Property Insurance	31,894	11.5%	-	-
Total	$164,669	57.6%	$65,595	99.7%

NOTE 11 – COMMITMENTS

Increase in paid-in capital

According to the requirements by the PRC regulations for insurance agency companies, the Company had to increase its paid-in capital from RMB 5,180,000 ($625,113) to RMB 10,000,000 ($1,355,150) by October 2011.

NOTE 12 – SUBSEQUENT EVENT

Transfer of shareholding

Henan Anhou Insurance Agency Co., Ltd. (“Henan Anhou”) founded on August 20, 2003 in Henan province in the PRC, provides insurance agency services in the PRC.  On August 12, 2010, at the Company’s general meeting of shareholders, its shareholders voted for transferring their shareholding in the Company to Henan Anhou for RMB 518,000 ($75,475). On September 28, 2010, the equity transfer agreements were signed between the each shareholder of the Company and Henan Anhou.

Increase in paid-in capital

According to the requirements by the PRC regulations for insurance agency companies, Jiangsu Law had to increase its paid-in capital from RMB 5,180,000 ($625,113) to RMB 10,000,000 ($1,355,150) by October 2011. After Henan Anhou acquired Jiangsu Law, Henan Anhou is committed to increase the paid-in capital of Jiangsu Law to the required amount. On January 18, 2011, Henan Anhou increased the paid-in capital to RMB 10,000,000 ($1,355,150).

HENAN LAW ANHOU INSURANCE AGENCY CO., LTD AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2010
	(UNAUDITED)	June 30, 2010
ASSETS
Current assets
Cash and equivalents	$1,282,964	$17,071
Accounts receivable, net	98,762	14,388
Other current assets	49,831	29,694
Total current assets	1,431,557	61,153

Property, plant and equipment, net	103,102	16,055
Restricted cash	60,496	58,749
Goodwill	113,694	-
TOTAL ASSETS	$1,708,849	$135,957

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$212	$-
Other payables	815,678	494,920
Taxes payable	463,240	254,497
Other current liabilities	39,695	546
Due to related parties	522,292	689,606

TOTAL CURRENT LIABILITIES	1,841,117	1,439,569

SHAREHOLDERS’ DEFICIT

Paid-in capital	1,428,186	252,746
Accumulated other comprehensive loss	(71,491)	(70,841)
Accumulated deficit	(1,488,963)	(1,485,517)

TOTAL SHAREHOLDERS’ DEFICIT	(132,268)	(1,303,612)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,708,849	$135,957

The accompanying notes are an integral part of these consolidated financial statements.

HENAN LAW ANHOU INSURANCE AGENCY CO., LTD AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS
(UNAUDITED)

	Six months ended December 31
	2010	2009

Revenues	$1,207,433	$648,302
Cost of service	842,637	524,801

Gross profit	364,796	123,501

Operating expenses:
General and administrative	488,279	139,046

Loss from operations	(123,483)	(15,545)

Other income (expenses)
Interest income	1,611	40
Gain on acquisition of subsidiary	259,401	-
Others-net	(551)	(108)
	260,461	(68)

Income/(loss) before income taxes	136,978	(15,613)

Income tax expense	140,424	103,466

Net loss	(3,446)	(119,079)

Other comprehensive loss	(650)	(1,233)

Comprehensive loss	$(4,096)	$(120,312)

The accompanying notes are an integral part of these consolidated financial statements.

HENAN LAW ANHOU INSURANCE AGENCY CO., LTD AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended December 31
	2010	2009
Cash flows from operating activities:
Net loss	$(3,446)	$(119,079)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	9,404	5,839
Gain on bargain purchases of subsidiary	(259,401)	-
Changes in operating assets and liabilities:
Accounts receivable	(68,698)	(84)
Other current assets	20,779	1,515
Taxes payable	146,376	94,651
Other payables	146,957	(20)
Other current liabilities	3,278	(2,973)
Total Adjustments	(1,305)	98,928
Net cash used in operating activities	(4,751)	(20,151)

Cash flows from investing activities:
Cash paid on acquisition of subsidiaries	(19,721)	-
Cash increase due to acquisition	283,964	-
Purchase of property, plant and equipment	(3,366)	(3,517)
Net cash provided by/(used in) investing activities	260,877	(3,517)

Cash flows from financing activities:
Contributed capital	1,175,440	-
Repayment on borrowings from related parties	(555,619)	-
Proceeds from related parties	354,026	-
Net cash provided by financing activities	973,847	-

Foreign currency translation	35,920	25
Net increase/(decrease) in cash and equivalents	1,265,893	(23,643)

Cash and equivalents, beginning balance	17,071	33,751
Cash and equivalents, ending balance	$1,282,964	$10,108

Interest paid	$-	$-
Income tax paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization and nature of operations

Henan Law Anhou Insurance Agency Co., Ltd. (“Henan Anhou” or the “Company”, formerly known as Zhengzhou Anhou Insurance Agency Co., Ltd.) was incorporated in the People’s Republic of China (“the PRC”) on August 20, 2003. Henan Anhou provides insurance agency services in the PRC.

Sichuan Kang Zhuang Insurance Agency Co., Ltd. (“Sichuan Kang Zhuang”) was founded on July 10, 2006 in the Sichuan province in the PRC and provides insurance agency services in the PRC.  On August 23, 2010, at Sichuan Kang Zhuang’s general meeting of shareholders, its shareholders voted to sell their shares in Sichuan Kang Zhuang to Henan Anhou for RMB532,622 ($78,318). On September 6, 2010, the equity transfer agreements were signed between Henan Anhou and each shareholder of Sichuan Kang Zhuang.

Jiangsu Law Insurance Broker Co., Ltd. (“Jiangsu Law”) was founded on May 18, 2005 in Jiangsu Province in the PRC. Jiangsu Law can provide both insurance brokerage and agency services; however, it currently provides insurance agency services only. On August 12, 2010, at Jiangsu Law’s general meeting of shareholders, its shareholders voted to sell  their shares  to Henan Anhou for RMB518,000 ($75,475) and Henan Anhou increased Jiangsu Law’s paid-in capital to RMB10,000,000 ($1,355,150) from RMB5,180,000 ($625,113) on January 18, 2011 to meet the PRC paid-in capital requirements for insurance agency companies. On September 28, 2010, the equity transfer agreements were signed between Henan Anhou and each shareholder of Jiangsu Law.

Going Concern

The accompanying consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net operating losses since inception. The Company faces the risks common to companies that are relatively new, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. According to the requirements by the PRC regulations for insurance agency companies, Jiangsu Law is required to increase its paid-in capital from RMB 5,180,000 ($625,113) to RMB 10,000,000 ($1,355,150) by October 2011. At December 31, 2010, the Company had an accumulated deficit of $1,488,963. The Company’s recurring losses raise substantial doubt about its ability to continue as a going concern. The Company’s consolidated financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. The Company plans to acquire more insurance agency companies in the PRC within the next 12 months, which will require more funding. The Company expects to incur losses from its operation business and will require additional funding in the next 12 months.

Management plans to obtain funding through loans and equity. On January 18, 2011, Henan Anhou increased the paid-in capital to RMB 10,000,000 ($1,355,150), see note 16. On March 31, 2011, the legal representative of Henan Anhou forgave the amount that Henan Anhou owed him, see note 16. Management believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the balance sheets of Henan Anhou and its wholly owned subsidiaries: Sichuan Kang Zhuang and Jiangsu Law, as of December 31, 2010. As Henan Anhou acquired 100% of Sichuan Kang Zhuang on September 6, 2010, for accounting convenience, its operating results from September 1, 2010 through December 31, 2010 and the balance sheet of Sichuan Kang Zhuang as of December 31, 2010 were included in the consolidated financial statements. As Henan Anhou acquired 100% of Jiangsu Law on September 30, 2010, the operating results of Jiangsu Law from October 1, 2010 through December 31, 2010 and the balance sheet as of December 31, 2010 were included in the consolidated financial statements. The operating results for the six months ended December 31, 2009 and the balance sheet as of June 30, 2010 only contain Henan Anhou, as the above two subsidiaries were not acquired yet until September 2010. All significant inter-company accounts and transactions are eliminated in consolidation.

Reclassification

Certain prior period account descriptions were reclassified to conform to the consolidated balance sheet as of December 31, 2010.

Basis of Presentation

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").   The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying consolidated financial statements were translated and presented in US dollars (“$” or “USD”).

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those results.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, and foreign currency exchange rates.

Comprehensive Income

The Company follows the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 220 (“ASC 220”) “Reporting Comprehensive Income”, previously Statement of Financial Accounting Standards (“SFAS”) No. 130, establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. ASC 220 defines comprehensive income is comprised of net income and all changes to the statements of shareholders' equity, except those due to investments by shareholders, changes in paid-in capital and distributions to shareholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

Foreign Currency Transactions

The accounts of the Company were maintained in RMB. The consolidated financial statements were translated into USD in accordance with SFAS No. 52 ("SFAS 52") "Foreign Currency Translation," (codified in FASB ASC Topic 830).  According to the statement, all assets and liabilities were translated at the exchange rate on the balance sheet dates; shareholders’ equity/(deficit) is translated at historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC 220. Gains and losses resulting from the translations of foreign currency transactions are reflected in the income statement.

Translation adjustment losses included in accumulated other comprehensive loss in the balance sheets were $71,491 (unaudited) and $70,841 as of December 31 and June 30, 2010, respectively.

Cash and Equivalents

For Statements of Cash Flows purposes, the Company considers cash on hand and in banks, including certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and equivalents.

The Company maintains cash with various banks in China.  Cash accounts are not insured or otherwise protected.  Should any bank holding cash become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash deposit with that bank. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Accounts Receivable

The Company reviews its accounts receivable on a regular basis to determine if a bad debt allowance is necessary at each period-end. Management reviews the composition of accounts receivable and analyzes the age of receivable outstanding, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the necessity of making such allowance.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  Gain or loss on disposal of property, plant or equipment will be recorded in income at disposal. Expenditures for betterments, renewals and additions are capitalized. Repairs and maintenance expenses are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over a useful life of 5 years.

Impairment of Long-Lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, previously SFAS No. 144, the Company reviews the carrying values of long-lived assets whenever facts and circumstances indicate an asset may be impaired.  Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to future net undiscounted cash flows expected to be generated by it. If an asset is considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.  Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs of disposal. No impairment was recognized for the six months ended December 31, 2010 or 2009.

Goodwill

Goodwill arose from the acquisition of Sichuan Kang Zhuang and Jiangsu Law (Note 7). Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets acquired. Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate it might be impaired, using the prescribed two-step process under US GAAP. The first step screens for potential impairment of goodwill to determine if the fair value of the reporting unit is less than its carrying value, while the second step measures the amount of goodwill impairment, if any, by comparing the implied fair value of goodwill to its carrying value.

The Company completed its goodwill impairment test at December 31, 2010 and determined that no adjustment to the carrying value of goodwill was required.

Revenue Recognition

The Company’s revenue is derived from insurance agency services. The Company sells insurance products to customers, and obtains commissions from the respective insurance companies according to the terms of each service agreement with the insurance company. The Company recognizes revenue when the following have occurred: persuasive evidence of an agreement between the insurance company and insured exists, services were provided, the fee for such services is fixed or determinable and collectability of the fee is reasonably assured. Insurance agency services are considered complete, and revenue is recognized, when an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured. The Company has met all the four criteria of revenue recognition when the premiums are collected by the respective insurance companies and not before because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commissions and fees prior to the receipt of the related commissions from the respective insurance companies. No allowance for cancellation was recorded, as the management of the Company estimates, based on its past experience, the cancellation of policies rarely occurs. Any subsequent commission adjustments in connection with policy cancellations have been de minims to date are recognized upon notification from the insurance carriers. Actual commission and fee adjustments in connection with the cancellation of policies were 0%, and 0.2% of the total commission and fee revenues for the six months ended December 31, 2010 and 2009, respectively.

The Company pays commissions to its sub-agents when an insurance product is sold by the sub-agent. The Company recognizes commission revenue on a gross basis. The commissions paid by the Company to its sub-agents are recorded as costs of services.

Income Taxes

The Company utilizes ASC 740 “Income Taxes”, previously SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

When tax returns are filed, it is likely some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations and other comprehensive income (loss). As of December 31, 2010 or June 30, 2010, the Company did not have any uncertain tax positions.

The Company was not subjected to income tax examinations by taxing authorities for the six months ended December 31, 2010 and 2009. During the six months ended December 31, 2010 and 2009, the Company did not recognize any interest or penalties.

 Fair Values of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures”, previously SFAS No. 157, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are reasonable estimates of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follows:

· Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

· Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

· Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of December 31, and June 30, 2010, the Company did not identify any assets and liabilities that are required to be presented on the balance sheets at fair value.

Concentration of Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and equivalents and accounts receivable. As of December 31, 2010 (unaudited) and June 30, 2010, substantially all of the Company’s cash and equivalents and restricted cash were held by major financial institutions in the PRC, which management believes are of high credit quality. With respect to accounts receivable, the Company generally does not require collateral and does not have an allowance for doubtful accounts.

The Company acts as an insurance agent for two insurance companies, Taiping Insurance Co., Ltd. (“Taiping Insurance”) and Sunshine Life Insurance Co., Ltd. (“Sunshine”). For the six months ended December 31, 2010 and 2009, the Company’s revenue derived from sale of insurance policies underwritten by Tianping Insurance was $581,788 and $632,996, respectively, and the Company’s revenue derived from sale of insurance policies underwritten by Sunshine was $289,547 and $0, respectively.  At December 31, 2010 (unaudited) and June 30, 2010, the Company’s receivables from Taiping Insurance were $4,202 and $0, respectively, and the Company had no receivables from Sunshine.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic, foreign currency exchange and legal environments in the PRC, and by the general state of the PRC's economy. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company that do not meet the capitalization criteria of ASC 840 “Leases”, previously SFAS No. 13, are accounted for as operating leases. Rentals under operating leases are expensed on the straight-line basis over the lease term.

Segment Reporting

The Company follows ASC 280 “Segment Reporting”, previously as SFAS No. 131, for its segment reporting.  For the six months ended December 31, 2010 and 2009, the Company managed its business as a single operating segment providing insurance brokerage and agency services in the PRC. All revenues are derived from the PRC and all long-lived assets are located in the PRC.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which could result in a loss to the Company but which will be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies arising from legal proceedings pending against the Company or unasserted claims that may rise from such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss will be incurred and the amount of the liability can be reasonably estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, previously SFAS No. 95, cash flows from the Company's operations are calculated based upon the local currencies and an average exchange rate is used. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent Accounting Pronouncements

In July 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 – Generally Accepted Accounting Principles – amendments based on Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”). ASU No. 2009-01 re-defines authoritative US GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification (“Codification”) and, for SEC registrants, guidance issued by the SEC. The Codification is a reorganization and compilation of all then-existing authoritative US GAAP for nongovernmental entities, except for guidance issued by the SEC. The Codification is amended to effect non-SEC changes to authoritative US GAAP. Adoption of ASU No. 2009-01 only changed the referencing convention of US GAAP in the Notes to the Consolidated Financial Statements.

On February 2010, the FASB issued ASU No. 2010-09 Subsequent Events Topic 855 “Amendments to Certain Recognition and Disclosure Requirements,” effective immediately. The amendments in the ASU remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of US GAAP. The FASB believes these amendments remove potential conflicts with the SEC’s literature. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

On March 2010, the FASB issued ASU No. 2010-11 Derivatives and Hedging Topic 815 “Scope Exception Related to Embedded Credit Derivatives.” This ASU clarifies the guidance within the derivative literature that exempts certain credit related features from analysis as potential embedded derivatives requiring separate accounting. The ASU specifies that an embedded credit derivative feature related to the transfer of credit risk that is only in the form of subordination of one financial instrument to another is not subject to bifurcation from a host contract under ASC 815-15-25, Derivatives and Hedging – Embedded Derivatives – Recognition. All other embedded credit derivative features should be analyzed to determine whether their economic characteristics and risks are “clearly and closely related” to the economic characteristics and risks of the host contract and whether bifurcation is required. The ASU is effective for the Company on July 1, 2010. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In April 2010, the FASB issued ASU 2010-17 (Topic 605), to provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. ASU 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The provisions of ASU 2010-17 did not have a material effect on the Company’s consolidated financial statements.

In October 2010, the FASB issued ASU 2010-26, Financial Services—Insurance (Topic 944), to address diversity in practice regarding the interpretation of which costs relating to the acquisition of new or renewal insurance contracts qualify for deferral. ASU 2010-26 specifies that the incremental direct costs of contract acquisition and certain costs related directly to the acquisition activities, such as underwriting, Policy issuance and processing, Medical and inspection, Sales force contract selling, which are  performed by the insurer  in the acquisition of new and renewal contracts should be capitalized.  This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The Company does not expect the provisions of ASU 2010-11 to have a material effect on its consolidated financial statements

In December 2010, the FASB issued ASU 2010-28, Intangibles—Goodwill and Other (Topic 350), to modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating impairment may exist, and the qualitative factors are consistent with the existing guidance. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010 and 2011 for public and nonpublic entities, respectively. Early adoption is not permitted. Management is in the process of evaluating the impact of adopting this standard on the Company’s consolidated financial statements.

In December 2010, the FASB issued ASU 2010-29, Business Combinations (Topic 805), to address diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. Management is in the process of evaluating the impact of adopting this standard on the Company’s consolidated financial statements.

In January 2011, the FASB issued ASU 2011-01, Receivables (Topic 310), to temporarily delay the effective date of the disclosures about troubled debt restructurings in ASU 2010-20 (Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses) for public entities. The delay is intended to allow the Board time to complete its deliberations on what constitutes a troubled debt restructuring.  Under the existing effective date in Update 2010-20, public-entity creditors would have provided disclosures about troubled debt restructurings for periods beginning on or after December 15, 2010. The deferral in this update will result in more consistent disclosures about troubled debt restructurings. This amendment does not apply to nonpublic entities and does not defer the effective date of the other disclosure requirements in Update 2010-20. The deferral in this amendment is effective upon issuance. The Company does not expect this update to have any material effect on its consolidated financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

As of December 31, 2010 (unaudited) and June 30, 2010, the Company had no allowance for doubtful accounts.

NOTE 4 – OTHER CURRENT ASSETS

The Company’s other current assets consisted of the following, as of:

	December 31, 2010 (Unaudited)	June 30, 2010
Deposit paid for rent	$27,071	$16,629
Prepaid rent	14,925	13,052
Other	7,835	13
Total other current assets	$49,831	$29,694

NOTE 5– PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of:

	December 31, 2010 (Unaudited)	June 30, 2010
Office equipment	$19,637	$19,070
Office furniture	9,170	8,904
Computers	44,338	12,427
Electronic equipment	172,972	-
Machinery	16,924	-
Transportation equipment	102,515	-
Total	365,556	40,401
Less: Accumulated Depreciation	(262,454)	(24,346)
Total property, plant and equipment, net	$103,102	$16,055

Note 6 – RESTRICTED CASH

Restricted cash is a deposit in bank by the Company in conformity with Provisions on the Supervision and Administration of Specialized Insurance Agencies, and cannot be withdrawn without the permission of the China Insurance Regulatory Commission.  The Company had restricted cash of $60,496 and $58,749 as of December 31 and June 30, 2010, respectively.

NOTE 7 – GOODWILL

On September 6, 2010, Henan Anhou acquired 100% of Sichuan Kang Zhuang for RMB532,622 ($78,318). Sichuan Kang Zhuang then had net liabilities of RMB219,123 ($32,134) at the date of acquisition. A goodwill of RMB751,745 ($110,452) was therefore recorded. Goodwill amount in the balance sheet differs from the acquisition date amount due to changes in exchange rates. The Company completed a goodwill impairment test at the date of acquisition, and determined that no impairment should be recognized.

On September 28, 2010, Henan Anhou acquired 100% of Jiangsu Law for RMB518,000 ($75,475). Jiangsu Law then had net assets of RMB2,286,842 ($341,425). Based on the purchase price allocation, the fair value of the identifiable assets and liabilities assumed exceeded the fair value of the consideration paid. As a result, the Company recorded a gain on acquisition of RMB 1,744,995 ($259,401). We believe the gain on acquisition resulted from the sellers’ intent to exit the insurance business. To comply with the PRC requirements for the insurance agency companies, Henan Anhou increased the paid-in capital of Jiangsu Law to RMB10,000,000 ($1,355,150) from RMB5,180,000 ($625,113) on January 18, 2011.

NOTE 8 –OTHER PAYABLES

Other payables are summarized as follows, as of:

	December 31, 2010 (Unaudited)	June 30, 2010
Due to Jin Yongguang	$509,679	$494,920
Due to previous shareholders of Sichuan Kang Zhuang and Jiangsu Law	138,838	-
Others	167,161	-
Total other payables	$815,678	$494,920

Amount due to previous shareholders of Sichuan Kang Zhuang and Jiangsu Law raised from the acquisition of these two companies, the amount is the remaining unpaid balance of the acquisition cost. There is no agreement among the parties regarding when the remaining balance would have to be paid, and there is no interest on the unpaid remaining balance.

The Company made borrowings from Mr. Jin Yongguang (“Mr. Jin”) for working capital. The amount is interest-free, unsecured and repayable on demand. The amount owed to Mr. Jin was transferred to a related party of the Company, see note 16.

NOTE 9 – OTHER CURRENT LIABILITIES

As of December 31, 2010 (unaudited) and June 30, 2010, other current liabilities were $39,695 and $546, respectively. The amounts were comprised of salary, welfare and bonus payables.

NOTE 10 - TAXES PAYABLE

Taxes payable consisted of the following as of:

	December 31, 2010 (Unaudited)	June 30, 2010
Income tax	$440,474	$247,792
Others	22,766	6,705
Total	$463,240	$254,497

NOTE 11 - RELATED PARTIES TRANSACTIONS

Due to related party

Mr. Li Fuzhang (“Mr. Li”) is the legal representative of Henan Anhou. Mr. Mao Yixiao (“Mr. Mao”) is a shareholder of Henan Anhou. Mr. Zhu Xudong (“Mr. Zhu”) is the legal representative of Jiangsu Law. Mr. Mao is one of the shareholders of Xiangriya Industrial (Nantong) Co., Ltd (“Xiangriya”), therefore, the Company and Xiangriya are related parties under common control. These related parties loaned money to the Company for working capital. As of June 30, 2010, the Company owed Mr. Li $689,606. As of December 31, 2010, the Company owed Mr. Li, Mr. Mao, Mr. Zhu and Xiangriya $429,559, $60,497, $17,218 and $15,018, respectively. The amounts are interest-free, unsecured and repayable on demand. During the six months ended December 31, 2010, the Company borrowed $277,325, $44,610, $14,870 and $17,221 from Mr. Li, Mr. Mao, Mr. Zhu and Xiangriya, respectively; and the Company paid $553,164 and $2,455 back to Mr. Li and Xiangriya, respectively.

NOTE 12 – PAID-IN CAPITAL

On August 16, 2010, the Company increased its paid-in capital by RMB8,000,000 ($1,175,440). The capital was paid by a new shareholder, Ms. Zhu Shuqin (“Ms. Zhu”). After the increase of paid-in capital, Ms. Zhu Shuqin owned 80% of the Company’s shares. On December 23, 2010, Ms. Zhu sold her shares in the Company to Mr. Mao for RMB8,000,000 ($1,175,440). Mr. Mao is Taiwanese, and according to the relevant requirements by the PRC regulations in finance and insurance industries, a foreigner is not allowed to hold more than 25% of a company’s shares in the PRC. Therefore, Mr. Mao had Ms. Zhu as his nominee shareholder .

NOTE 13– INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments.

Per the Income Tax Law of the PRC, the loss brought forward from the prior periods can be deducted against income before tax first. However, according to regulations by Chinese tax authorities effective January 1, 2008, commission expense paid to sub-agent in excess of 5% of the commission revenue of the Company is not tax deductible. In other words, the Company is still subject to corporate income tax although it has been making losses.

The following table reconciles the PRC statutory rates to the Company’s unaudited effective tax rate for the six months ended December 31:

	2010	2009
Local tax rate	25%	25%
Gain on bargain purchase of subsidiary	(47)%	-
Tax undeductible cost	125%	(688)%
Tax per financial statements	103%	(663)%

NOTE 14 – COMMITMENTS

Operating Leases

The Company has operating leases for its offices in Henan, Sichuan and Jiangsu provinces. For the six months ended December 31, 2010 and 2009, the Company incurred rent of $73,866 and $33,105, respectively. At December 31, 2010, total future minimum lease payments under operating leases were as follows.

Amount

12 months ending December 31, 2011	$154,950
12 months ending December 31, 2012	80,591
12 months ending December 31, 2013	68,492
Total	$304,033

Increase in paid-in capital

According to the requirements by the PRC regulations for insurance agency companies, Jiangsu Law had to increase its paid-in capital from RMB 5,180,000 ($625,113) to RMB 10,000,000 ($1,355,150) by October 2011. After Henan Anhou acquired Jiangsu Law, Henan Anhou is committed to increase the paid-in capital of Jiangsu Law to the required amount.

NOTE 15 – ACQUISITION

Henan Anhou acquired 100% of Sichuan Kang Zhuang and Jiangsu Law on September 6 and September 28, 2010, respectively (see note 7).

The pro forma consolidated results of operations of the Company as if the acquisitions of Sichuan Kang Zhuang and Jiangsu Law had occurred on July 1, 2009 and July 1, 2010 are presented below:

	Six Months Ended December 31,
	2010	2009

Net revenue	$1,444,918	$994,439
Cost of service	940,953	743,858
Gross profit	503,965	250,581
Total expense	723,237	394,471

Net loss	$(219,272)	$(143,890)

The summary of assets and liabilities acquired as of the dates of acquisition is presented below:

	Jiangsu Law September 30, 2010	Sichuan Kang Zhuang August 31, 2010	Combined
Current assets
Cash and equivalents	$269,090	$15,735	$284,825
Accounts receivable, net	12,482	1,386	13,868
Other current assets	-	39,163	39,163
Total current assets	281,572	56,285	337,857
Property, plant and equipment, net	78,419	12,871	91,289
TOTAL ASSETS	359,991	69,155	429,146

Current liabilities
Accounts payable	-	205	205
Accrued expenses and other payables	10,861	41,243	52,104
Taxes payable	5,637	45,177	50,814
Due to related party	2,067	14,665	16,732
TOTAL LIABILITIES	18,565	101,290	119,855
NET ASSETS / (LIABILITIES)	$341,425	$(32,134)	$309,291
NOTE 16 – SUBSEQUENT EVENT

Reorganization

PRC laws and regulations restrict foreign ownership of companies that provide insurance brokerage and agency services. To comply with these restrictions, the following actions were completed:

1.  On June 4, 2010, China United Insurance Service, Inc. (“CUIS”) was incorporated in Delaware.

2.  On July 12, 2010, CUIS founded a wholly owned subsidiary, ZLI Holdings Limited (“ZLI”), in Hong Kong.

3. On October 20, 2010, ZLI founded a wholly foreign owned enterprise, Zhengzhou Zhonglian Hengfu Business Consulting Co., Ltd.  (the “WOFE Company”) in Henan province in the PRC.

4.  On January 17, 2011, a series of agreements was entered into amongst the WOFE Company, Henan Anhou and Henan Anhou’s equity holders, which provides the WOFE Company the ability to control Henan Anhou, and subsidiaries.

ASC 810-10 (formerly FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”, requires certain VIEs to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Accordingly, as a result of the agreements amongst the WOFE Company, Henan Anhou and Henan Anhou’s equity holders, the WOFE Company is considered the primary beneficiary of Henan Anhou, and Henan Anhou’s consolidated financial statements will be consolidated in the WOFE Company’s financial statements, which will be included in the consolidated financial statements of CUIS. The new corporate structure after the date of the series of VIE agreements will be as following:

China United Insurance Service, Inc. (Delaware, USA )
100%
ZLI Holdings Limited (Hong Kong)
100%
Zhengzhou Zhonglian Hengfu Consulting Co., Ltd. (WOFE)
VIE
Henan Law Anhou Insurance Agency Co., Ltd.
100%
100%
Sichuan Kang Zhuang Insurance Agency Co., Ltd.
Jiangsu Law Insurance Broker Co., Ltd.

The pro forma consolidated results of operations of the Company as if the VIE agreements were signed on July 1, 2009 and July 1, 2010 are presented below:

	Six months ended December 31, 2010	Year ended June 30, 2010

Net revenue	$1,297,433	$1,341,509
Cost of sales	842,637	1,061,732
Gross profit	364,796	279,777
Total expense	(372,145)	(520,115)

Net loss	$(7,349)	$(240,338)

The summary of the pro forma consolidated balance sheet  at December 31, 2010 as if the VIE arrangement was entered in to on December 31, 2010 is as follows:

Current assets
Cash and equivalents	$1,343,511
Restricted cash	60,496
Accounts receivable, net	98,762
Other current assets	49,831
Total current assets	1,552,600
Property, plant and equipment, net	103,102
Goodwill	113,694

TOTAL ASSETS	1,769,396

Current liabilities
Account payable	212
Other payables	817,644
Taxes payable	463,242
Other current liabilities	39,695
Due to related party	524,750
Total current liabilities	1,845,543

TOTAL LIABILITIES	1,847,134
NET LIABILITIES	$(76,148)

Increase in paid-in capital

According to the requirements by the PRC regulations for insurance agency companies, Jiangsu Law had to increase its paid-in capital from RMB 5,180,000 ($625,113) to RMB 10,000,000 ($1,355,150) by October 2011. After Henan Anhou acquired Jiangsu Law, Henan Anhou is committed to increase the paid-in capital of Jiangsu Law to the required amount. On January 18, 2011, Henan Anhou increased the paid-in capital to RMB 10,000,000 ($1,355,150).

Debt cancellation agreement

As of March 31, 2011, Henan Anhou owed Mr. Jin, a third party, RMB 3,370,000 ($512,914), and it owed Mr. Li who is also the shareholder of CUIS, RMB 2,840,250 ($432,286). On March 31, 2011, Mr. Jin and Mr. Li signed a debt transfer agreement, which transferred the amount Henan Anhou owed Mr. Jin to Mr. Li. Therefore, Henan Anhou no longer owes anything to Mr. Jin, but owed Mr. Li RMB 6,210,250 ($945,200) instead. Subsequent to the debt transfer agreement, Mr. Li and Henan Anhou signed a debt cancellation agreement on the same day, upon which Mr. Li gave up his right to claim for repayment of his lending to Henan Anhou. Therefore, Henan Anhou no longer owes anything to Mr. Li from then on. As Mr. Li is the principal shareholder of CUIS, accordingly, the debt forgiveness will be credited to additional paid in capital, and there will be no income statement affect of this transaction.

CHINA UNITED INSURANCE SERVICE, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEETS
JUNE 30, 2009
(UNAUDITED)

				Henan Anhou	Sichuan Kang Zhuang	Jiangsu Law	Pro Forma			Pro Forma
	CUIS	ZLI	WOFE	(1)	(2)	(3)	Adjustments		Note	Consolidated
	(historical)	(historical)	(historical)	(historical)	(historical)	(historical)

ASSETS

CURRENT ASSETS
Cash and equivalents	$-	$-	$-	$33,751	$17,597	$406,180	$			$457,528
Accounts receivable, net	-	-	-	375	2,891	-				3,266
Other current assets	-	-	-	23,581	34,120	626,310				684,011

TOTAL CURRENT ASSETS	-	-	-	57,707	54,608	1,032,490.00		-		1,144,805

NONCURRENT ASSETS
Restricted cash	-	-	-	58,439	-	-				58,439
Goodwill								88,496	A, C	88,496
Plant, property & equipment, net	-	-	-	14,589	19091	121,680				155,360

TOTAL NONCURRENT ASSETS	-	-	-	73,028	19,091	121,680		88,496		302,295

TOTAL ASSETS	$-	$-	$-	$130,735	$73,699	$1,154,170		$88,496		$1,447,100

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$-	$-	$-	$1,087	$-	$			$1,087
Accrued expenses and other payable	-	-	-	496,148	39,767	30,955		(492,345)	D	74,525
Taxes payable	-	-	-	49,705	2,535	491				52,731
Due to related party	-	-	-	642,130	369,643	899,511		(971,285)	D	939,999

TOTAL CURRENT LIABILITIES	-	-	-	1,187,983	413,032	930,957		(1,463,630)		1,068,342

TOTAL LIABILITIES	-	-	-	1,187,983	413,032	930,957		(1,463,630)		1,068,342

SHAREHOLDER'S EQUITY/(DEFICIT)
Common Stock(authorized 30,000,000shares, 20,000,000 issued, $0.00001 par value)	-	-	-					200	E	200
Subscritption receivable	-	-	-					(200)	E	(200)
Additional paid-in capital	-	-	-	252,746	811,168.00	625,113.00		(148,013)	B,D	1,541,014
Accumulated Other comprehensive income/(loss)	-	-	-	(64,232.00)	(21,634.00)	113,036.00		(91,402)	B	(64,232)
Accumulated deficit	-	-	-	(1,245,762)	(1,128,867)	(514,936)		1,791,541	B	(1,098,024)

TOTAL SHAREHOLDERS' EQUITY/(DEFICIT)	-	-	-	(1,057,248)	(339,333)	223,213		1,552,126		378,758

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$-	$-	$-	$130,735	$73,699	$1,154,170		$88,496		$1,447,100

(1)	Source: audited financial statements of Henan Law Anhou Insurance Agency Co., Ltd. as of June 30, 2009 as filed in this Form S-1 with SEC.
(2)	Source: audited financial statements of Sichuan Kang Zhuang Insurance Agency Co., Ltd. as of June 30, 2009 as filed in this Form S-1 with SEC.
(3)	Source: audited financial statements of Jiangsu Law Insurance Broker Co., Ltd. as of June 30, 2009 as filed in this Form S-1 with SEC.

See accompanying notes to pro forma consolidated financial statements

CHINA UNITED INSURANCE SERVICE, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
YEAR ENDED JUNE 30, 2009
(UNAUDITED)

				Henan Anhou	Sichuan Kang Zhuang	Jiangsu Law	Pro forma		Pro Forma
	CUIS	ZLI	WOFE	(1)	(2)	(3)	Adjustments	Note	Consolidated
	(historical)	(historical)	(historical)	(historical)	(historical)	(historical)

Net Revenue	$-	$-	$-	$1,301,347	$473,850	$65,811	$-		$1,841,008

Cost of Revenue	-	-	-	1,259,298	437,474	100,481	-		1,797,253

Gross Profit/(loss)	-	-	-	42,049	36,376	(34,670)	-		43,755

Operating expenses:
General and administrative	-	-	-	228,747	211,797	198,960	-		639,504

Total operating expenses	-	-	-	228,747	211,797	198,960	-		639,504

Loss from operations	-	-	-	(186,698)	(175,421)	(233,630)	-		(595,749)

Non-operating income (expenses):
Interest income	-	-	-	-	-	4,513	-		4,513
Other income	-	-	-	-	794	-	-		794
Gain on acquisition of subsidiaries		-	-	-	-	-	147,738	A	147,738
Bank service charge	-	-	-	(410)	-	-	-		(410)
Interest expenses	-	-	-	-	(134)	-	-		(134)
Other expenses	-	-	-	(14)	(3,750)	-	-		(3,764)

Total non-operating income (expenses)	-	-	-	(424)	(3,090)	4,513	147,738		148,737

Loss before income tax	-	-	-	(187,122)	(178,511)	(229,117)	147,738		(447,012)
									-
Income tax	-	-	-	36,193	2,447	1,526			40,166

Net loss	-	-	-	(223,315)	(180,958)	(230,643)	147,738		(487,178)

Other comprehensive item
Foreign currency translation	-	-	-	(3,387)	(1,485)	1,671	-		(3,201)

Comprehensive loss	$-	$-	$-	$(226,702)	$(182,443)	$(228,972)	$147,738		$(490,379)

(1)	Source: audited financial statements of Henan Law Anhou Insurance Agency Co., Ltd. for the year ended June 30, 2009 as filed in this Form S-1 with SEC.
(2)	Source: audited financial statements of Sichuan Kang Zhuang Insurance Agency Co., Ltd. for the year ended June 30, 2009 as filed in this Form S-1 with SEC.
(3)	Source: audited financial statements of Jiangsu Law Insurance Broker Co., Ltd. for the year ended June 30, 2009 as filed in this Form S-1 with SEC.

See accompanying notes to pro forma consolidated financial statements

CHINA UNITED INSURANCE SERVICE INC., AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2010
(UNAUDITED)

	CUIS			Henan Anhou	Sichuan Kang Zhuang	Jiangsu Law	Pro Forma			Pro Forma
	(1)	ZLI	WOFE	(2)	(3)	(4)	Adjustments		Note	Consolidated
	(historical)	(historical)	(historical)	(historical)	(historical)	(historical)

ASSETS

CURRENT ASSETS
Cash and equivalents	$-	$-	$-	$17,071	$25,266	$168,203	$			$210,540
Accounts receivable, net	-	-	-	14,388	1,533	24,234				40,155
Other current assets	-	-	-	29,694	37,099	-				66,793

TOTAL CURRENT ASSETS	-	-	-	61,153	63,898	192,437.00		-		317,488

NONCURRENT ASSETS
Restricted cash	-	-	-	58,749	-	-				58,749
Goodwill								87,015	A, C	87,015.00
Plant, property & equipment, net	-	-	-	16,055	17227	90,895				124,177

TOTAL NONCURRENT ASSETS	-	-	-	74,804	17,227	90,895		87,015		269,941

TOTAL ASSETS	$-	$-	$-	$135,957	$81,125	$283,332		$87,015		$587,429

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$-	$-	$-	$206	$-	$			$206
Accrued expenses and other payable	-	-	-	495,466	42,023	13,567		(494,962)	D	56,094
Taxes payable	-	-	-	254,497	44,112	3,505				302,114
Due to related party	583	-	-	689,606	475,311	2,034		(1,161,436)	D	6,098

TOTAL CURRENT LIABILITIES	583	-	-	1,439,569	561,652	19,106		(1,656,398)		364,512

TOTAL LIABILITIES	583	-	-	1,439,569	561,652	19,106		(1,656,398)		364,512

SHAREHOLDER'S EQUITY/(DEFICIT)
Common Stock(authorized 30,000,000shares, 20,000,000 issued, $0.00001 par value)	200	-	-							200
Subscription receivable	(200)	-	-							(200)
Additional paid-in capital	-	-	-	252,746	811,168.00	625,113.00		(97,920)	B, D	1,591,107
Accumulated Other comprehensive income/(loss)	-	-	-	(70,841.00)	(24,012.00)	114,384.00		(90,372.00)	B	(70,841)
Accumulated deficit	(583)	-	-	(1,485,517)	(1,267,683)	(475,271)		1,931,705	B	(1,297,349)

TOTAL SHAREHOLDERS' EQUITY/(DEFICIT)	(583)	-	-	(1,303,612)	(480,527)	264,226		1,743,413		222,917

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$-	$-	$-	$135,957	$81,125	$283,332		$87,015		$587,429

(1)	Source: unaudited financial statements of China United Insurance Service, Inc. as of June 30, 2010.
(2)	Source: audited financial statements of Henan Law Anhou Insurance Agency Co., Ltd. as of June 30, 2010 as filed in this Form S-1 with SEC.
(3)	Source: audited financial statements of Sichuan Kang Zhuang Insurance Agency Co., Ltd. as of June 30, 2010 as filed in this Form S-1 with SEC.
(4)	Source: audited financial statements of Jiangsu Law Insurance Broker Co., Ltd. as of June 30, 2010 as filed in this Form S-1 with SEC.

See accompanying notes to pro forma consolidated financial statements

CHINA UNITED INSURANCE SERVICE, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
YEAR ENDED JUNE 30, 2010
(UNAUDITED)

	CUIS	ZLI	WOFE	Henan Anhou	Sichuan Kang Zhuang	Jiangsu Law	Pro forma		Pro Forma
	(1)			(2)	(3)	(4)	Adjustments	Note	Consolidated
	(historical)	(historical)	(historical)	(historical)	(historical)	(historical)

Net Revenue	$-	$-	$-	$1,341,509	$525,709	$287,411	$-		$2,154,629

Cost of Revenue	-	-	-	1,061,732	452,157	101,648	-		1,615,537

Gross Profit	-	-	-	279,777	73,552	185,763	-		539,092

Operating expenses:
General and administrative	583	-	-	309,586	171,221	139,610	-		621,000

Total operating expenses	583	-	-	309,586	171,221	139,610	-		621,000

Profit /(loss) from operations	(583)	-	-	(29,809)	(97,669)	46,153	-		(81,908)

Non-operating income (expenses):
Interest income	-	-	-	-	-	697	-		697
Other income	-	-	-	1,799	327	-	-		2,126
Gain on acquisition of subsidiaries		-	-	-	-	-	188,751	A	188,751
Bank service charge	-	-	-	(201)	-	-	-		(201)
Interest expenses	-	-	-	-	(28)	-	-		(28)
Other expenses	-	-	-	(721)	(2,194)	-	-		(2,915)

Total non-operating income (expenses)	-	-	-	877	(1,895)	697	188,751		188,430

Profit /(loss) before income tax	(583)	-	-	(28,932)	(99,564)	46,850	188,751		106,522
									-
Income tax	-	-	-	210,823	39,252	7,185			257,260

Net profit /(loss)	(583)	-	-	(239,755)	(138,816)	39,665	188,751		(150,738)

Other comprehensive item
Foreign currency translation	-	-	-	(6,609)	(2,378)	1,348	-		(7,639)

Comprehensive profit/ (loss)	$(583)	$-	$-	$(246,364)	$(141,194)	$41,013	$188,751		$(158,377)

(1)	Source: unaudited financial statements of China United Insurance Service, Inc. for the year ended June 30, 2010.
(2)	Source: audited financial statements of Henan Law Anhou Insurance Agency Co., Ltd. for the year ended June 30, 2009 as filed in this Form S-1 with SEC.
(3)	Source: audited financial statements of Sichuan Kang Zhuang Insurance Agency Co., Ltd. for the year ended June 30, 2009 as filed in this Form S-1 with SEC.
(4)	Source: audited financial statements of Jiangsu Law Insurance Broker Co., Ltd. for the year ended June 30, 2009 as filed in this Form S-1 with SEC.

See accompanying notes to pro forma consolidated financial statements

CHINA UNITED INSURANCE SERVICE, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010 AND 2009

NOTE 1 – BASIS OF PRESENTATION

On September 6, 2010, Henan Law Anhou Insurance Agency Co., Ltd. (“Henan Anhou”) acquired the equity interest of Sichuan Kang Zhuang Insurance Agency Co., Ltd. (“Sichuan Kang Zhuang”), engaged in the insurance agency business.  The price for 100% of the outstanding stock of Sichuan Kang Zhuang was $78,318.

On September 28, 2010, Henan Anhou acquired the equity interest of Jiangsu Law Insurance Broker Co., Ltd. (“Jiangsu Law”), engaged in the insurance brokerage and agency business.  The price for 100% of the outstanding stock of Jiangsu Law was $75,475.

On January 17, 2011, a series of agreements was entered into amongst Zhengzhou Zhonglian Hengfu Business Consulting Limited Company (“the WOFE Company”), Henan Anhou and Henan Anhou’s equity holders, which provides the WOFE Company the ability to control Henan Anhou and its subsidiaries, which in turn provides China United Insurance Service, Inc. (“CUIS”) the ability to control Henan Anhou and its subsidiaries, since CUIS controls 100% of the WOFE Company’s equity through its 100% subsidiary, ZLI Holdings Limited (“ZLI”), and the WOFE Company is ZLI’s 1005 subsidiary.

As of August 31, 2010, Sichuan Kang Zhuang owed a shareholder, Chengdu Jingzhan Management Co. Ltd. (“Jingzhan’’), and a shareholder of Jingzhan, Lianzhuang Management Co., Ltd. (“Lianzhuang”), RMB 1,014,000 ($148,680) and RMB 2,175,443 ($318,980), respectively. On August 31, 2010, Jingzhan and Lianzhuang signed a debt cancellation agreement with Sichuan Kang Zhuang, upon which Jingzhan and Lianzhuang gave up their rights to claim for repayment of their lending to Sichuan Kang Zhuang. Therefore, Sichuan Kang Zhuang no longer owes anything to these two companies from then on. As Jingzhan was the principal shareholder of Sichuan Kang Zhuang and Lianzhuang was the principal shareholder of Jingzhan, accordingly, the debt forgiveness should be credited to additional paid in capital of Sichuan Kang Zhuang, which in turn would be credited to goodwill for consolidation, and there would be no income statement affect of this transaction.

As of March 31, 2011, Henan Anhou owed Mr. Jin Yongguang (“Mr. Jin”), a third party, RMB 3,370,000 ($512,914), and it owed Mr. Li Fuzhang (“Mr. Li”), the shareholder of CUIS, RMB 2,840,250 ($432,286). On the same day, Mr. Jin and Mr. Li signed a debt transfer agreement, upon which the amount that Henan Anhou owed to Mr. Jin as of March 31, 2010 was transferred to Mr. Li. Therefore, Henan Anhou no longer owes any amount to Mr. Jin, but owed Mr. Li RMB 6,210,250 ($945,200) instead. Subsequent to the debt transfer agreement, Mr. Li and Henan Anhou signed a debt cancellation agreement on the same day, upon which Mr. Li gave up his right to claim for repayment of his lending to Henan Anhou. Therefore, Henan Anhou no longer owes any amount to Mr. Li from then on.

The accompanying pro forma consolidated balance sheet presents the accounts of Henan Anhou, Sichuan Kang Zhuang, Jiangsu Law, CUIS, ZLI and the WOFE Company as if the acquisitions of Sichuan Kang Zhuang and Jiangsu Law by Henan Anhou occurred and the VIE agreements were signed on June 30, 2010 and 2009, respectively, for balance sheet purposes. The accompanying pro forma consolidated statements of income and comprehensive income present the accounts of Henan Anhou, Sichuan Kang Zhuang Jiangsu Law, CUIS, ZLI and the WOFE Company for the years ended June 30, 2010 and 2009 as if the acquisitions occurred and the VIE agreements were signed on July 1, 2010 and 2009, respectively. The fair values of the assets acquired and liabilities assumed at agreement dates are used for the purpose of purchase price allocation.  The excess of the purchase price over the fair value of the net assets acquired for Sichuan Kang Zhuang was recorded as goodwill, whereas the excess of the fair value of net assets acquired over the purchase price for Jiangsu Law was recorded as a gain on acquisition.

The following adjustments would be required if the acquisition of Sichuan Kang Zhuang and Jiangsu Law by Henan Anhou occurred and the VIE agreements were signed as indicated above:

A)
The excess of the purchase price over the fair value of the net assets acquired of $558,845 and $417,651 for Sichuan Kang Zhuang was recorded as goodwill as of June 30, 2010 and 2009, respectively; whereas the excess of the fair value of net assets acquired over the purchase price of $188,751 and $147,738 for Jiangsu Law was recorded as a gain on acquisition for the years ended June 30, 2010 and 2009, respectively.

B)	The Equity eliminations of Sichuan Kang Zhuang and Jiangsu Law reflect the acquisitions of 100% of these two entities by Henan Anhou.

C)
The debt forgiveness by Jingzhan and Lianzhuang to Sichuan Kang Zhuang. As of June 30, 2010 and 2009, Sichuan Kang Zhuang owed Jingzhan RMB 1,014,000 ($148,929) and RMB 814,000 ($118,922), respectively. As of June 30, 2010 and 2009, Sichuan Kang Zhuang owed Lianzhuang RMB 2,198,500 ($322,901) and RMB 1,439,000 ($210,233), respectively. Jingzhan was the principal shareholder of Sichuan Kang Zhuang and Lianzhuang was the principal shareholder of Jingzhan. Accordingly, the debt forgiveness should be credited to additional paid in capital of Sichuan Kang Zhuang, which in turn would be credited to goodwill for consolidation, and there would be no income statement affect of this transaction.

D)
The debt transfer from Mr. Jin to Mr. Li, and the debt forgiveness by Mr. Li to Henan Anhou. As of June 30, 2010 and 2009, Henan Anhou owed Mr. Jin RMB 3,370,000 ($494,920) and RMB 3,370,000 ($492,896), respectively. As of June 30, 2010 and 2009, Henan owed Mr. Li RMB 4,695,250 ($689,606) and RMB 4,395,250 ($642,130), respectively. Mr. Li is the principal shareholder of CUIS, accordingly, the debt forgiveness has been credited to additional paid in capital. The pro forma adjustment has been accounted for as if the transaction took place as of June 30, 2010 and 2009 for balance sheet purposes. There is no income statement affect of this transaction.

E)	The recapitalization that reflects the VIE agreements signed amongst the WOFE Company, Henan Anhou and Henan Anhou’s equity holders.

CHINA UNITED INSURANCE SERVICE, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009
(UNAUDITED)

				Henan Anhou	Sichuan Kang Zhuang	Jiangsu Law	Pro Forma			Pro Forma
	CUIS	ZLI	WOFE	(1)	(2)	(3)	Adjustments		Note	Consolidated
	(historical)	(historical)	(historical)	(historical)	(historical)	(historical)
ASSETS

CURRENT ASSETS
Cash and equivalents	$-	$-	$-	$10,108	$15,802	$351,363	$			$377,273
Accounts receivable, net	-	-	-	459	1,250	25,656				27,365
Other current assets	-	-	-	22,092	29,292	-				51,384

TOTAL CURRENT ASSETS	-	-	-	32,659	46,344	377,019		-		456,022

NONCURRENT ASSETS
Restricted cash	-	-	-	58,504	-	-				58,504
Goodwill								118,874	A, F	118,874
Plant, property & equipment, net	-	-	-	12,283	17693	117,902				147,878

TOTAL NONCURRENT ASSETS	-	-	-	70,787	17,693	117,902		118,874		325,256

TOTAL ASSETS	$-	$-	$-	$103,446	$64,037	$494,921		$118,874		$781,278

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$-	$-	$-	$1,088	$-	$			$1,088
Accrued expenses and other payable	-	-	-	493,709	53,581	183,302		(492,345)	C	238,247
Taxes payable	-	-	-	144,451	3,120	7,392				154,963
Due to related party	-	-	-	642,849	420,498	31,051		(1,016,543)	C, F	77,855

TOTAL CURRENT LIABILITIES	-	-	-	1,281,009	478,287	221,745		(1,508,888)		472,153

TOTAL LIABILITIES	-	-	-	1,281,009	478,287	221,745		(1,508,888)		472,153

SHAREHOLDER'S EQUITY/(DEFICIT)
Common Stock (authorized 30,000,000 shares, 20,000,000 issued, $0.00001 par value)	-	-	-					200	E	200
Subscription receivable	-	-	-					(200)	E	(200)
Additional paid-in capital	-	-	-	252,746	811,168.00	625,113		(147,294)	B,C	1,541,733
Accumulated Other comprehensive income/(loss)	-	-	-	(65,468)	(22,045)	113,305		(91,260)	B	(65,468)
Accumulated deficit	-	-	-	(1,364,841)	(1,203,373)	(465,242)		1,866,316	B	(1,167,140)

TOTAL SHAREHOLDERS' EQUITY/(DEFICIT)	-	-	-	(1,177,563)	(414,250)	273,176		1,627,762		309,125

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$-	$-	$-	$103,446	$64,037	$494,921		$118,874		$781,278

(1)	Source: unaudited financial statements of Henan Law Anhou Insurance Agency Co., Ltd. as of December 31, 2009 as filed in this Form S-1 with SEC.
(2)	Source: unaudited financial statements of Sichuan Kang Zhuang Insurance Agency Co., Ltd. as of December 31, 2009 as filed in this Form S-1 with SEC.
(3)	Source: unaudited financial statements of Jiangsu Law Insurance Broker Co., Ltd. as of December 31, 2009 as filed in this Form S-1 with SEC.

See accompanying notes to pro forma consolidated financial statements

CHINA UNITED INSURANCE SERVICE, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
SIX MONTHS ENDED DECEMBER 31, 2009
(UNAUDITED)

	CUIS	ZLI	WOFE	Henan Anhou	Sichuan Kang Zhuang	Jiangsu Law	Pro forma		Pro Forma
	(1)	(2)	(3)	(4)	(5)	(6)	Adjustments	Note	Consolidated
	(historical)	(historical)	(historical)	(historical)	(historical)	(historical)

Net Revenue	$-	$-	$-	$648,302	$191,321	$154,815	$-		$994,438

Cost of Revenue	-	-	-	524,801	181,422	37,635	-		743,858

Gross Profit	-	-	-	123,501	9,899	117,180	-		250,580

Operating expenses:
General and administrative	583	-	-	139,046	83,633	64,067	-		287,329

Total operating expenses	583	-	-	139,046	83,633	64,067	-		287,329

Income from operations	(583)	-	-	(15,545)	(73,734)	53,113	-		(36,749)

Non-operating income (expenses):
Interest income	-	-	-	40	24	451	-		515
Other income	-	-	-	715		-	-		715
Gain on acquisition of subsidiaries		-	-	-	-	-	197,701	A	197,701
Bank service charge	-	-	-	(103)	-	-	-		(103)
Interest expenses	-	-	-	-		-	-		-
Other expenses	-	-	-	(720)	(731)	-	-		(1,451)

Total non-operating expenses	-	-	-	(68)	(707)	451	197,701		197,377

Income before income tax	(583)	-	-	(15,613)	(74,441)	53,564	197,701		160,628
									-
Income tax	-	-	-	103,466	65	3,870			107,401

Net income	(583)	-	-	(119,079)	(74,506)	49,694	197,701		53,227

Other comprehensive item
Foreign currency translation	-	-	-	(1,236)	(411)	269	-		(1,378)

Comprehensive Income	$(583)	$-	$-	$(120,315)	$(74,917)	$49,963	$197,701		$51,849

(1)	Source: unaudited financial statements of Henan Law Anhou Insurance Agency Co., Ltd. for the six months ended December 31, 2009 as filed in this Form S-1 with SEC.
(2)	Source: unaudited financial statements of Sichuan Kang Zhuang Insurance Agency Co., Ltd. for the six months ended December 31, 2009 as filed in this Form S-1 with SEC.
(3)	Source: unaudited financial statements of Jiangsu Law Insurance Broker Co., Ltd. for the six months ended December 31, 2009 as filed in this Form S-1 with SEC.

See accompanying notes to pro forma consolidated financial statements

CHINA UNITED INSURANCE SERVICE, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010
(UNAUDITED)

	CUIS	ZLI	WOFE	Henan Anhou	Sichuan Kang Zhuang	Jiangsu Law	Pro Forma			Pro Forma
	(1)	(2)	(3)	(4)	(5)	(6)	Adjustments		Note	Consolidated
	(historical)	(historical)	(historical)	(historical)	(historical)	(historical)

ASSETS

CURRENT ASSETS
Cash and equivalents	$-	$376	$60,171	$871,626	$27,741	$371,682	$			$1,331,596
Accounts receivable, net	-	-	-	13,077	-	85,685				98,762
Advance to Sichuan				15,124	-	-		(15,124.00)	D	-
Other current assets	-	-	-	17,137	39,056	-				56,193

TOTAL CURRENT ASSETS	-	376	60,171	916,964	66,797	457,367.00		(15,124.00)		1,486,551

NONCURRENT ASSETS
Restricted cash	-	-	-	60,496	-	-				60,496
Goodwill								160,885	A	160,885
Long-term investment	60,000	60,090		158,896	-	-		(120,090)		158,896
Plant, property & equipment, net	-	-	-	25,713	14460	65,671				105,844

TOTAL NONCURRENT ASSETS	60,000	60,090	-	245,105	14,460	65,671		40,795		486,121

TOTAL ASSETS	$60,000	$60,466	$60,171	$1,162,069	$81,257	$523,038		$25,671		$1,972,672

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$-	$-	$-	$212	$-	$			$212
Accrued expenses and other payable	-	-	1,966	648,522	43,247	72,441		(512,914)	C	353,262
Taxes payable	-	-	2	398,938	44,745	16,674				460,359
Advance from Anhou				-	15,124	-		(15,124)	D	-
Due to related party	583	1,875	-	429,559	60,496	32,236		(432,286)	C	92,463

TOTAL CURRENT LIABILITIES	583	1,875	1,968	1,477,019	163,824	221,351		(960,324)		906,296

TOTAL LIABILITIES	583	1,875	1,968	1,477,019	163,824	221,351		(960,324)		906,296

SHAREHOLDER'S EQUITY/(DEFICIT)
Common Stock(authorized 30,000,000shares, 20,000,000 issued, $0.00001 par value)	200	-	-							200
Additional paid-in capital	59,800	60,000	60,090	1,428,186	1,278,900	625,113		(925,110)	B,C	2,586,979
Accumulated Other comprehensive income/(loss)	-	3	21	(78,185)	(24,837)	122,737		(97,900)	B	(78,161)
Accumulated deficit	(583)	(1,412)	(1,908)	(1,664,951)	(1,336,630)	(446,163)		2,009,005	B	(1,442,642)

TOTAL SHAREHOLDERS' EQUITY/(DEFICIT)	59,417	58,591	58,203	(314,950)	(82,567)	301,687		985,995		1,066,376

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$60,000	$60,466	$60,171	$1,162,069	$81,257	$523,038		$25,671		$1,972,672

(1)	Source: unaudited financial statements of China United Insurance Service, Inc. as of December 31, 2010.
(2)	Source: unaudited financial statements of ZLI Holdings Limited as of December 31, 2010.
(3)	Source: unaudited financial statements of Zhengzhou Zhonglian Hengfu Business Consulting Limited Company as of December 31, 2010.
(4)	Source: unaudited financial statements of Henan Law Anhou Insurance Agency Co., Ltd. as of December 31, 2010 as filed in this Form S-1 with SEC.
(5)	Source: unaudited financial statements of Sichuan Kang Zhuang Insurance Agency Co., Ltd. as of December 31, 2010 as filed in this Form S-1 with SEC.
(6)	Source: unaudited financial statements of Jiangsu Law Insurance Broker Co., Ltd. as of December 31, 2010 as filed in this Form S-1 with SEC.

See accompanying notes to pro forma consolidated financial statements

CHINA UNITED INSURANCE SERVICE, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
SIX MONTHS ENDED DECEMBER 31, 2010
(UNAUDITED)

	CUIS	ZLI	WOFE	Henan Anhou	Sichuan Kang Zhuang	Jiangsu Law	Pro forma		Pro Forma
	(1)	(2)	(3)	(4)	(5)	(6)	Adjustments	Note	Consolidated
	(historical)	(historical)	(historical)	(historical)	(historical)	(historical)

Net Revenue	$-	$-	$-	$854,555	$232,087	$358,276	$-		$1,444,918

Cost of Revenue	-	-	-	703,343	214,318	23,291	-		940,952

Gross Profit	-	-	-	151,212	17,769	334,985	-		503,966

Operating expenses:
General and administrative	583	1,198	1,904	199,219	86,805	294,812	-		584,521

Total operating expenses	583	1,198	1,904	199,219	86,805	294,812	-		584,521

Income from operations	(583)	(1,198)	(1,904)	(48,007)	(69,036)	40,173	-		(80,555)

Non-operating income (expenses)
Interest income	-	-	3	1,371	-	23	-		1,397
Other income	-	-	-	-	419	-	-		419
Gain on acquisition of subsidiaries		-	-	-	-	-	226,212	A	226,212
Bank service charge	-	(214)	-	(489)	(271)	-	-		(974)
Interest expenses	-	-	-	-	-	-	-		-
Other expenses	-	-	(7)	-	-	(358)	-		(365)

Total non-operating expenses	-	(214)	(4)	882	148	(335)	226,212		226,689

Income before income tax	(583)	(1,412)	(1,908)	(47,125)	(68,888)	39,838	226,212		146,134
									-
Income tax	-	-		132,309	59	10,730			143,098

Net income	(583)	(1,412)	1,908)	(179,434)	(68,947)	29,108	226,212		3,036

Other comprehensive item Foreign currency translation	-	3	21	(7,344)	(825)	8,353	-		208

Comprehensive Income	$(583)	$(1,409)	$(1,887)	$(186,778)	$(69,772)	$37,461	$226,212		$3,244

(1)	Source: unaudited financial statements of China United Insurance Service, Inc. for the six months ended December 31, 2010.
(2)	Source: unaudited financial statements of ZLI Holdings Limited for the six months ended December 31, 2010.
(3)	Source: unaudited financial statements of Zhengzhou Zhonglian Hengfu Business Consulting Limited Company for the six months ended December 31, 2010.
(4)	Source: unaudited financial statements of Henan Law Anhou Insurance Agency Co., Ltd. for the six months ended December 31, 2010 as filed in this Form S-1 with SEC.
(5)	Source: unaudited financial statements of Sichuan Kang Zhuang Insurance Agency Co., Ltd. for the six months ended December 31, 2010 as filed in this Form S-1 with SEC.
(6)	Source: unaudited financial statements of Jiangsu Law Insurance Broker Co., Ltd. for the six months ended December 31, 2010 as filed in this Form S-1 with SEC.

See accompanying notes to pro forma consolidated financial statements

CHINA UNITED INSURANCE SERVICE, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1 – BASIS OF PRESENTATION

On September 6, 2010, Henan Law Anhou Insurance Agency Co., Ltd. (“Henan Anhou”) acquired the equity interest of Sichuan Kang Zhuang Insurance Agency Co., Ltd. (“Sichuan Kang Zhuang”), engaged in the insurance agency business.  The price for 100% of the outstanding stock of Sichuan Kang Zhuang was $78,318.

On September 28, 2010, Henan Anhou acquired the equity interest of Jiangsu Law Insurance Broker Co., Ltd. (“Jiangsu Law”), engaged in the insurance brokerage and agency business.  The price for 100% of the outstanding stock of Jiangsu Law was $75,475.

On January 17, 2011, a series of agreements was entered into amongst Zhengzhou Zhonglian Hengfu Business Consulting Limited Company (“the WOFE Company”), Henan Anhou and Henan Anhou’s equity holders, which provides the WOFE Company the ability to control Henan Anhou and its subsidiaries, which in turn provides China United Insurance Service, Inc. (“CUIS”) the ability to control Henan Anhou and its subsidiaries, , since CUIS controls 100% of the WOFE Company’s equity through its 100% subsidiary, ZLI Holdings Limited (“ZLI”), and the WOFE Company is ZLI’s 100% subsidiary.

As of August 31, 2010, Sichuan Kang Zhuang owed a shareholder, Chengdu Jingzhan Management Co. Ltd. (“Jingzhan’’), and a shareholder of Jingzhan, Lianzhuang Management Co., Ltd. (“Lianzhuang”), RMB 1,014,000 ($148,680) and RMB 2,175,443 ($318,980), respectively. On August 31, 2010, Jingzhan and Lianzhuang signed a debt cancellation agreement with Sichuan Kang Zhuang, upon which Jingzhan and Lianzhuang gave up their rights to claim for repayment of their lending to Sichuan Kang Zhuang. Therefore, Sichuan Kang Zhuang no longer owes anything to these two companies from then on. As Jingzhan was the principal shareholder of Sichuan Kang Zhuang and Lianzhuang was the principal shareholder of Jingzhan, accordingly, the debt forgiveness should be credited to additional paid in capital of Sichuan Kang Zhuang, which in turn would be credited to goodwill for consolidation, and there would be no income statement affect of this transaction.

As of March 31, 2011, Henan Anhou owed Mr. Jin Yongguang (“Mr. Jin”), a third party, RMB 3,370,000 ($512,914), and it owed Mr. Li Fuzhang (“Mr. Li”), the shareholder of CUIS, RMB 2,840,250 ($432,286). On the same day, Mr. Jin and Mr. Li signed a debt transfer agreement, upon which the amount that Henan Anhou owed to Mr. Jin as of March 31, 2010 was transferred to Mr. Li. Therefore, Henan Anhou no longer owes any amount to Mr. Jin, but owed Mr. Li RMB 6,210,250 ($945,200) instead. Subsequent to the debt transfer agreement, Mr. Li and Henan Anhou signed a debt cancellation agreement on the same day, upon which Mr. Li gave up his right to claim for repayment of his lending to Henan Anhou. Therefore, Henan Anhou no longer owes any amount to Mr. Li from then on.

The accompanying pro forma consolidated balance sheet presents the accounts of Henan Anhou, Sichuan Kang Zhuang, Jiangsu Law, CUIS, ZLI and the WOFE Company as if the acquisitions of Sichuan Kang Zhuang and Jiangsu Law by Henan Anhou occurred and the VIE agreements were signed on December 31, 2010 and 2009, respectively, for balance sheet purposes. The accompanying pro forma consolidated statements of income and comprehensive income present the accounts of Henan Anhou, Sichuan Kang Zhuang, Jiangsu Law, CUIS, ZLI and the WOFE Company for the six months ended December 31, 2010 and 2009 as if the acquisitions occurred and the VIE agreements were signed on July 1, 2010 and 2009, respectively. The fair values of the assets acquired and liabilities assumed at agreement dates are used for the purpose of purchase price allocation.  The excess of the purchase price over the fair value of the net assets acquired for Sichuan Kang Zhuang was recorded as goodwill, whereas the excess of the fair value of net assets acquired over the purchase price for Jiangsu Law was recorded as a gain on acquisition.

The following adjustments would be required if the acquisition of Sichuan Kang Zhuang and Jiangsu Law by Henan Anhou occurred and the VIE agreements were signed as indicated above:

A)
The excess of the purchase price over the fair value of the net assets acquired of $492,568 and $160,885 for Sichuan Kang Zhuang was recorded as goodwill as of December 31, 2010 and 2009, respectively; whereas the excess of the fair value of net assets acquired over the purchase price of $197,701 and $226,212 for Jiangsu Law was recorded as a gain on acquisition for the six months ended December 31, 2010 and 2009, respectively.

B)	The Equity eliminations of Sichuan Kang Zhuang and Jiangsu Law reflect the acquisitions of 100% of these two entities by Henan Anhou.

C)
The debt transfer from Mr. Jin to Mr. Li, and the debt forgiveness by Mr. Li to Henan Anhou. As of December 31, 2010 and 2009, Henan Anhou owed Mr. Jin RMB 3,370,000 ($512,914) and RMB 3,370,000 ($492,345), respectively. As of December 31, 2010 and 2009, Henan owed Mr. Li RMB 2,840,250 ($432,286) and RMB 4,395,250 ($642,849), respectively. Mr. Li is the principal shareholder of CUIS, accordingly, the debt forgiveness has been credited to additional paid in capital. The pro forma adjustment has been accounted for as if the transaction took place as of December 31, 2010 and 2009 for balance sheet purposes. There is no income statement affect of this transaction.

D)	The elimination of inter-company transactions between Henan Anhou and Sichuan Kang Zhuang as of December 31, 2009.

E)	The recapitalization that reflects the VIE agreements signed amongst the WOFE Company, Henan Anhou and Henan Anhou’s equity holders.

F)
The debt forgiveness by Jingzhan and Lianzhuang to Sichuan Kang Zhuang. As of December 31, 2009, Sichuan Kang Zhuang owed Jingzhan and Lianzhuang RMB 814,000 ($119,056) and RMB 1,741,000 ($254,638), respectively. Jingzhan was the principal shareholder of Sichuan Kang Zhuang and Lianzhuang was the principal shareholder of Jingzhan. Accordingly, the debt forgiveness should be credited to additional paid in capital of Sichuan Kang Zhuang, which in turn would be credited to goodwill for consolidation, and there would be no income statement affect of this transaction.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$1.75
Legal Fees and Expenses	100,000
Accounting Fees and Expenses	100,000
Printing	5,000
Miscellaneous Expenses	5,000
Total	$210,002

Item 14.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our company’s certificate of incorporation includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors. To the extent Section 102(b)(7) is interpreted, or the Delaware General Corporation Law is amended, to allow similar protections for officers of a corporation, such provisions of our company’s certificate of incorporation shall also extend to those persons.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws, and certificate of incorporation of our company provide that:

•
The Company shall indemnify its directors and officers for serving our company in those capacities or for serving other business enterprises at our company’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Company may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•
The Company is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•
The Company will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by our company’s board of directors.

•
The rights conferred in the bylaws are not exclusive, and our company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Company may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

These indemnification provisions may be sufficiently broad to permit indemnification of our company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.  The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

On February 8, 2011, we issued a total of 20,000,000 shares of our common stock, $.00001 par value per share, to 44 non U.S. persons in consideration for their previous investment of $300,000 to the capital account of the CU Hong Kong’s wholly owned subsidiary CU Wofe.  The issuance was made pursuant to an exemption from registration contained in Regulation S under the Securities Act of 1933, as amended.

On February 8, 2011, we issued a total of 100,503 shares of common stock to the Crone Law Group in consideration for legal services.  The issuance of our shares to the Crone Law Group was made in reliance on the exemption from registration in Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation
3.2	Bylaws
5.1	Opinion of The Crone Law Group
10.1	Stock Purchase Agreement, dated January 17, 2011
10.2	Exclusive Business Cooperation Agreement, dated January 17, 2011
10.3	Share Pledge Agreement, dated January 17, 2011 - Zhu Shuqin
10.4	Share Pledge Agreement, dated January 17, 2011 – Wei Qun
10.5	Share Pledge Agreement, dated January 17, 2011 – Fang Qunlei
10.6	Share Pledge Agreement, dated January 17, 2011 – Chen Yanxia
10.7	Power of Attorney, dated January 17, 2011 – Zhu Shuqin
10.8	Power of Attorney, dated January 17, 2011 – Wei Qun
10.9	Power of Attorney, dated January 17, 2011 – Fang Qunlei
10.10	Power of Attorney, dated January 17, 2011 – Chen Yanxia
10.11	Exclusive Option Agreement, dated January 17, 2011 – Zhu Shuqin
10.12	Exclusive Option Agreement, dated January 17, 2011 – Wei Qun

10.13	Exclusive Option Agreement, dated January 17, 2011 – Fang Qunlei
10.14	Exclusive Option Agreement, dated January 17, 2011 – Chen Yanxia
10.15	Sichuan Kang Zhuang Share Transfer Agreement, between Henan Law and Allianz China Life Insurance Company Limited, dated September 6, 2010
10.16	Sichuan Kang Zhuang Share Transfer Agreement, between Henan Law and Chengdu Jingzhan Enterprise Management & Consulting Company Limited, dated September 6, 2010
10.17	Sichuan Kang Zhuang Share Transfer Agreement, between Henan Law and Li Dan, dated September 6, 2010
10.18	Sichuan Kang Zhuang Share Transfer Agreement, between Henan Law and Yan Fang, dated September 6, 2010
10.19	Jiangsu Law Share Transfer Agreement, between Henan Law and Liu Jianxin, dated September 28, 2010
10.20	Jiangsu Law Share Transfer Agreement, between Henan Law and Zhu Xudong, dated September 28, 2010
10.21	Jiangsu Law Share Transfer Agreement, between Henan Law and Zhu Xumin, dated September 28, 2010
10.22	Translation of Insurance Agency Contract with Taiping Life Insurance Co., Ltd,, dated November 5, 2003.
10.23	Translation of Legal Representative Agreement with Li Fu Chang, dated January 1, 2010..
10.24	Translation of Employment Agreement with Lo Chung Mei, dated January 1, 2010.
10.25	Translation of Employment Agreement with Chiang Te Yun, dated December 30, 2009.
10.26	Translation of Employment Agreement with Hsu Wen Yuan, dated November 12, 2009.
10.27	Translation of Employment Agreement with Tsai Shiu Fang, dated May 1, 2008.
10.28	Translation of Employment Agreement with Hsieh Tung Chi, dated December 30, 2009.
10.29	Translation of Tenancy Contract, Building 4K, dated January 10, 2011.
10.30	Translation of Tenancy Contract, Building 4F, dated January 10, 2011.
21	Subsidiaries of the registrant
23.1.1	Consent of Goldman Kurland Mohidin, LLP
23.1.2	Consent of Goldman Kurland Mohidin, LLP
23.1.3	Consent of Goldman Kurland Mohidin, LLP
23.2	Consent of The Crone Law Group (contained in Exhibit 5.1)
24	Powers of Attorney (included on the signature page)

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such a first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jinshui District, Zhengzhou, Henan, People’s Republic of China, on the 12th day of May, 2011.

China United Insurance Service, Inc.

By:	/s/ Lo Chung Mei
Lo Chung Mei, Chief Executive Officer
Principal Executive Officer

By:	/s/ Tsai Shiu Fang
Tsai Shiu Fang, Chief Financial Officer
Principal Accounting Officer

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Lo Chung Mei as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lo Chung Mei	Chief Executive Officer (Principal Executive	May 12, 2011
Lo Chung Mei	Officer)

/s/ Tsai Shiu Fang	Chief Financial Officer (Principal Financial and	May 12, 2011
Tsai Shiu Fang	Accounting Officer)

/s/ Mao Yi Hsiao	Director	May 12 , 2011
Mao Yi Hsiao

/s/ Li Fu Chang	Director	May 12 , 2011
Li Fu Chang

/s/ Li Chwan Hau	Director	May 12 , 2011
Li Chwan Hau

/s/ Hsu Tzu En	Director	May 12 , 2011
Hsu Tzu En